UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MARINUS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 4, 2024

To our Stockholders:

You are cordially invited to attend our 2024 Annual Meeting of Stockholders on Wednesday, May 22, 2024, at 9:30 a.m. (Eastern Daylight Time) (the “Annual Meeting”), which will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/MRNS2024.

If you attend the Annual Meeting, you will be able to vote and submit questions during the Annual Meeting by using the control number we provide to you in the Notice of Internet Availability of Proxy Materials (the “Notice”), which describes the availability of these proxy materials over the Internet. We will commence mailing the Notice to our stockholders on or about April 4, 2024, which will contain instructions on how to access our 2024 Proxy Statement and 2023 Annual Report and how to vote. Internet distribution of our proxy materials expedites receipt by stockholders, lowers the cost of the Annual Meeting, and conserves natural resources. Stockholders who receive the Notice will not receive a printed copy of the proxy materials in the mail; however, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice.

Please refer to the Proxy Statement for detailed information on each of the proposals and the Annual Meeting. Your vote is important, and we strongly urge all stockholders to vote their shares. For most items, including the election of directors, your shares will not be voted unless you provide voting instructions via the Internet or by returning a proxy card or voting instruction card. We encourage you to vote promptly, even if you plan to virtually attend the Annual Meeting.

Best regards,

/s/ Scott Braunstein
Scott Braunstein, M.D.
President, Chief Executive Officer and Chair of the Board of Directors

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2024

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Marinus Pharmaceuticals, Inc. (the “Company”, “we”, “us” and “our”) will be held solely by means of live audio webcast online at www.virtualshareholdermeeting.com/MRNS2024 on Wednesday, May 22, 2024, at 9:30 a.m. (Eastern Daylight Time), to consider and vote on the following matters described in the accompanying Proxy Statement:

1.	To elect three Class I directors to our Board of Directors (our “Board”), each to serve until our 2027 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified (“Proposal 1”).
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal 2”).
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (“Proposal 3”).
4.	To approve the Marinus Pharmaceuticals, Inc. 2024 Equity Incentive Plan (“Proposal 4”).
5.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

Our Board has fixed April 1, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Our Board unanimously recommends that you vote “FOR ALL” for Proposal 1 and “FOR” for Proposals 2, 3 and 4.

By hosting the Annual Meeting online, we are able to effectively communicate with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for both us and our stockholders. The Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Whether or not you expect to attend, you are respectfully requested by our Board to promptly either sign, date and return the proxy card (if you requested a paper copy) or vote via the Internet by following the instructions provided on the Notice.

By Order of the Board of Directors,

/s/ Martha E. Manning
Martha E. Manning, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Radnor, Pennsylvania

April 4, 2024

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 22, 2024:

Copies of our Proxy Materials, consisting of the Notice of Annual Meeting of Stockholders, the Proxy Statement
and Accompanying Form of Proxy Card, and our 2023 Annual Report on Form 10-K are available at
www.proxyvote.com.

YOUR VOTE IS IMPORTANT

If your shares are held in a brokerage account or by another nominee record holder, please be sure to mark your voting choices on the voting instruction card that accompanies this Proxy Statement. If you fail to specify your voting instructions for several of the proposals, your shares will not be voted on such proposals due to rules applicable to broker voting, and we may incur additional costs to solicit votes.

Marinus Pharmaceuticals, Inc.

5 Radnor Corporate Center, Suite 500

100 Matsonford Road

Radnor, PA 19087

PROXY STATEMENT

2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 22, 2024:

We are making this Proxy Statement, the accompanying form of proxy card, and our 2023 Annual Report on Form 10-K (the “Annual Report”) available electronically via the Internet at www.proxyvote.com and our website, www.marinuspharma.com. If you wish to receive a paper or e-mail copy of these documents, please request one by following the instructions contained in the Notice of Internet Availability of Proxy Materials (the “Notice”). There is no charge for requesting a copy.

The Notice will be mailed to our stockholders on or before April 4, 2024, in connection with the solicitation of proxies on behalf of our Board for use at our 2024 Annual Meeting of Stockholders, to be held on Wednesday, May 22, 2024, at 9:30 a.m. (Eastern Daylight Time), virtually at www.virtualshareholdermeeting.com/MRNS2024, and at any adjournment or postponement thereof (the “Annual Meeting”). Whether or not you plan to attend the Annual Meeting, please follow the instructions on the Notice so that your shares may be voted at the Annual Meeting. You may vote your shares by mail, by telephone, or through the Internet by following the instructions set forth on the Notice. If you attend the Annual Meeting, you may revoke your previously submitted proxy and vote virtually during the Annual Meeting.

FREQUENTLY ASKED QUESTIONS

The following questions and answers present important information pertaining to the Annual Meeting:

Q: Who can attend the Annual Meeting, and how do I attend?

A: All stockholders are invited to attend the Annual Meeting.

The Annual Meeting will be held on Wednesday, May 22, 2024, at 9:30 a.m. (Eastern Daylight Time). The Annual Meeting is a virtual only meeting and can be accessed by visiting www.virtualshareholdermeeting.com/MRNS2024 on May 22, 2024, using the 16-digit control number included in the Notice. We recommend that you allow ample time for the online check-in procedures to ensure you are logged in when the meeting starts. Online check-in will begin at 9:20 a.m. (Eastern Daylight Time).

Q: Who is entitled to vote at the Annual Meeting, and how many shares can they vote?

A: Only stockholders of record as of the close of business on April 1, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 54,931,042 shares of our common stock outstanding.

Each stockholder entitled to vote at the Annual Meeting may cast one vote for each share of common stock owned by such stockholder that has voting power upon each matter considered at the Annual Meeting. Our stockholders do not have the right to cumulate their votes in the election of directors.

Q: How can I see who is entitled to vote at the Annual Meeting?

A: During the ten days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please contact Martha E. Manning, Esq., our Senior Vice President, General Counsel and Corporate Secretary, at (484) 801-4670 to make arrangements to inspect the list.

Q: How do I vote my shares?

A: The answer depends on whether you are a stockholder of record or a beneficial owner.

If you are a stockholder of record, which means that you owned your shares of our common stock directly (that is, you held shares that show your name as the registered stockholder) on the Record Date, your proxy is being solicited directly by us, and you can vote at the Annual Meeting or by proxy whether or not you attend the Annual Meeting virtually.

If you wish to vote over the Internet, go to www.proxyvote.com and log in using your unique control number that was included in the Notice. Internet voting is available 24 hours a day.

If you wish to vote by mail, please request a paper copy of the materials, which will include a proxy card. Please promptly complete, sign and return your proxy card by following the instructions on the proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

If you sign your proxy card but do not indicate how you wish to vote, the proxies (the individuals named on your proxy card) will vote your shares “FOR ALL” of the three Class I director nominees, “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm, “FOR” the advisory vote on executive compensation and “FOR” the approval of the Marinus Pharmaceuticals, Inc. 2024 Equity Incentive Plan (the “2024 Equity Incentive Plan”), and, if any other matter is properly presented at the Annual Meeting, your proxy will vote your shares using his or her discretion. Unsigned proxy cards will not be counted.

If you wish to vote at the meeting, go to www.virtualshareholdermeeting.com/MRNS2024 and enter your unique control number that was included in the Notice. Once properly admitted to the Annual Meeting, you will be able to vote your shares by following the instructions that will be available on the Annual Meeting website.

In each case, other than voting at the Annual Meeting, the vote must be submitted no later than 48 hours (excluding Saturdays, Sundays and holidays) prior to the time of the Annual Meeting, or adjournment thereof. The Chair of the Annual Meeting may waive the proxy cut-off without notice. If the proxy is not dated, it will be deemed to be submitted seven calendar days after the date on which it was mailed to you.

If you are a beneficial owner, which means that you owned your shares of common stock indirectly (that is, you held your shares in “street name” in a brokerage account or by another nominee holder) on the Record Date, a Notice or voting instruction card has been provided to you by your broker, bank or other nominee describing how to vote your shares.

If you receive a voting instruction card, you can vote by completing and returning the voting instruction card. Please be sure to mark your voting choices on your voting instruction card before you return it. You may also be able to vote by telephone, on the Internet or at the Annual Meeting, depending upon your voting instructions. Please refer to the instructions provided with your voting instruction card for information about voting in these ways. See also “What is the effect if I fail to give voting instructions to my broker, bank or other nominee?” below.

If you wish to vote at the meeting, go to www.virtualshareholdermeeting.com/MRNS2024 and enter your unique control number that was included in the Notice or voting instruction card. Once properly admitted to the Annual Meeting, you will be able to vote your shares by following the instructions that will be available on the Annual Meeting website. If you did not receive a control number with the Notice or voting instruction card, you may not vote your shares at the Annual Meeting unless you obtain a valid “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. Please contact your broker, bank or other nominee at least five days before the Annual Meeting and obtain a legal proxy to be able to participate in or vote at the Annual Meeting.

Q: Why is the Annual Meeting online, and will I still have the same participation rights as I would have at an in-person stockholder meeting?

A: By hosting the Annual Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall efficiency and safety for us and our stockholders. The virtual Annual Meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. If you plan to attend the Annual Meeting virtually, you will need your unique control number provided to you with the Notice.

In addition to voting online during the Annual Meeting or changing a vote you may have submitted previously by following the methods described herein, stockholders who attend the Annual Meeting and log in using their control number will have an opportunity to submit questions online during a portion of the Annual Meeting. Instructions for submitting a question during the Annual Meeting will be provided on the Annual Meeting website. We will endeavor to answer as many submitted questions as time permits; however, we reserve the right to exclude questions regarding topics that are not pertinent to meeting matters or company business or are inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Annual Meeting but cannot be answered during the Annual Meeting due to time constraints will be answered and posted on our Investor Relations website, ir.marinuspharma.com, as soon as practicable after the Annual Meeting.

Q: What does it mean to vote by proxy?

A: A proxy is a person you appoint to vote on your behalf. Unless you vote live during the Annual Meeting, by voting using any of the other methods discussed above, you will be appointing as your proxies Scott Braunstein, M.D., our Chair and Chief Executive Officer, and Martha E. Manning, Esq., our Senior Vice President, General Counsel and Corporate Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Annual Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Q: Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

Q: What should I do if I need technical support during the Annual Meeting?

A: The Annual Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong Internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Annual Meeting.

If you experience any technical difficulties accessing the Annual Meeting or during the Annual Meeting, please call the toll-free number that will be available on our virtual stockholder login site (at www.virtualshareholdermeeting.com/MRNS2024) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 10 minutes prior to the start of the Annual Meeting, and the technicians will be available through the conclusion of the Annual Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Annual Meeting, will be available on the Annual Meeting website.

Q: What is the effect if I fail to give voting instructions to my broker, bank or other nominee?

A: If you are a beneficial owner of shares of our common stock and your voting instruction card or Notice does not indicate that you may vote your shares directly, you must provide your broker, bank or other nominee with instructions on how to vote your shares for Proposals 1, 3 and 4 for your shares to be counted. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.”

Brokers, banks or other nominees will have this discretionary authority with respect to “routine” matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal 2); however, they will not have this discretionary authority with respect to “non-routine” matters, including the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 3) and the approval of the 2024 Equity Incentive Plan (Proposal 4).

In the event of a broker non-vote, such beneficial owners’ shares of common stock will be included in determining whether a quorum is present, but otherwise will not be counted. Thus, a broker non-vote will make a quorum more readily obtainable, but a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a plurality of the votes cast, and a broker non-vote will not otherwise affect the outcome of a vote on a proposal that requires a majority of the shares present by remote communication or by proxy and entitled to vote. See “What am I being asked to vote on, and what vote is required to approve each proposal?” below.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares if you do not have the option to vote your shares directly.

Q: Can I change my vote or revoke my proxy?

A: Yes, you may revoke your proxy at any time before the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy by: (1) submitting a new vote on the Internet or by telephone or submitting another properly completed proxy card with a later date than your original card, but no later than (x) 11:59 pm on May 20, 2024 if you are submitting by mail and (y) 11:59 pm on May 21, 2024 if you are submitting by telephone or Internet; or (2) attending and voting at the Annual Meeting (note that simply attending the Annual Meeting will not, by itself, revoke your proxy). We will count your vote in accordance with the last instructions we receive from you prior to the closing of the polls, whether your instructions are received by mail, Internet or at the Annual Meeting. If you hold your shares through a broker, bank or other nominee and wish to change your vote, you must follow the procedures required by your broker, bank or other nominee.

Q: What is the quorum requirement, and what happens if a quorum is not present at the Annual Meeting?

A: The holders of one-third of the 54,931,042 shares of common stock outstanding as of the Record Date, either present by remote communication or represented by proxy, constitutes a quorum. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes and abstentions will be counted as present for the purpose of establishing a quorum.

If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the Annual Meeting will be adjourned until a quorum is obtained. If an adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: What am I being asked to vote on, and what vote is required to approve each proposal?

A: We are holding the Annual Meeting for the following purposes, which are described in more detail below in this Proxy Statement:

1.	Proposal 1 - Election of Class I directors: To elect three Class I directors to our Board, each to serve until our 2027 Annual Meeting of Stockholders or until such person’s successor is duly elected and qualified (“Proposal 1”). Votes may be cast: FOR ALL nominees, WITHHOLD ALL nominees or FOR ALL EXCEPT those nominees noted by you on the appropriate portion of your proxy or voting instruction card. A plurality of the votes of the holders of the shares of our common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors is required for the election of the director nominees to our Board as Class I directors. This means that the three director nominees with the most votes will be elected. You may choose to vote or withhold your vote for one or more of such nominees. Withholding a vote from a director nominee will not be voted with respect to the director nominee indicated and will have no impact on the election of directors, although it will be counted for the purposes of determining whether there is a quorum. Broker non-votes will have no effect on the outcome of Proposal 1.
2.	Proposal 2 - Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for 2024: To ratify the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024 (“Proposal 2”). Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 2. Abstentions with respect to Proposal 2 will have the effect of votes “AGAINST” Proposal 2. There will be no broker non-votes with respect to Proposal 2.
3.	Proposal 3 - Advisory vote on executive compensation: To approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (“Proposal 3”). Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve Proposal 3. Abstentions with respect to Proposal 3 will have the effect of votes “AGAINST” Proposal 3. Broker non-votes will have no effect on the outcome of Proposal 3. Although this is an advisory vote, our Board will consider the results of this proposal when considering future decisions related to such proposal.
4.	Proposal 4 – Approval of the 2024 Equity Incentive Plan: To approve the adoption of the 2024 Equity Incentive Plan. Votes may be cast: FOR, AGAINST or ABSTAIN. The affirmative vote of the holders of the majority of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. Abstentions with respect to this proposal will have the effect of votes “AGAINST” this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Management knows of no business that will be presented at the Annual Meeting other than Proposals 1 through 4 above. If any other matter properly comes before the Annual Meeting and any adjournment or postponement thereof, the persons named as proxies in the proxy card intend to vote your shares (which confer discretionary authority to vote on such matters) in accordance with their judgment on the matter. Your proxy holder will have the authority to appoint a substitute to act as proxy.

Q: How does the Board recommend that I vote on each of the proposals?

A: Our Board unanimously recommends that stockholders vote “FOR ALL” for Proposal 1 and “FOR” Proposals 2, 3 and 4.

Q: Who will count the votes, and is my vote confidential?

A: Martha E. Manning, Esq., our Senior Vice President, General Counsel and Corporate Secretary will count the votes cast at the Annual Meeting and will serve as the inspector of election. Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

Q: How will proxies be solicited and who will pay the cost of the proxy solicitation?

A: The solicitation of proxies will be done by our directors, officers and other employees by mail, personally or by telephone, and such individuals will receive no special compensation for doing so. In addition, we have retained Alliance Advisors to aid in the solicitation of proxies for the Annual Meeting. We will pay Alliance Advisors fees of approximately $14,000 plus expense reimbursement for its services. We will bear all costs of the solicitation, including the printing, handling and mailing of the Annual Meeting materials. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Proxy Materials to our stockholders, if any.

Q: Where can I find the voting results?

A: Final voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the “SEC”) on EDGAR at https://www.sec.gov within four business days of the Annual Meeting.

Q: Who is the independent registered public accounting firm, and will it be represented at the Annual Meeting?

A: EY served as our independent registered public accounting firm for the fiscal year ended December 31, 2023, and audited our consolidated financial statements for such fiscal year. We expect that one or more representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting. EY has been appointed by the audit committee of our Board (the “Audit Committee”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Q: Why are we being asked to ratify the appointment of Ernst & Young LLP?

A: Although stockholder approval of the Audit Committee’s appointment of EY as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of EY, but will not be required to take any action.

Our Environmental Sustainability and Social Responsibility Efforts

At Marinus, we are committed to acting as responsible corporate citizens in all aspects of our business in a manner that promotes the sustainability of the world in which we work and live. We believe in integrating environmental, social, and governance considerations into our business strategy and we evaluate, on an ongoing basis, whether our resources are being managed in a manner consistent with enhancing stockholder value, including through taking into account ethical considerations and corporate social responsibility. We value diversity, equity and inclusion in our employees and our Board, as we believe it makes our organization stronger.

As a company commercializing and developing medications for patients with rare seizure disorders, we are aware that there are situations in which patients will not be eligible for our clinical trials and for whom there are limited options for alternative therapies. As part of our commitment to patients, we have developed a Compassionate Use Program that complies with applicable laws and regulations to provide patients with access to our investigational therapies under appropriate circumstances. Our Compassionate Use Policy is posted on our website under “Science & Pipeline – Medical Affairs – Managed Access Programs.”

With patients at the forefront of our mission, we have also made it a priority to collaborate with and support patient advocacy organizations to increase disease awareness and education, promote earlier diagnosis, and advance new therapies. We utilized global patient advocacy organizations’ research and clinical networks to improve cross functional thinking, early insights and an integrated understanding of clinical, scientific, and patient needs to help us design our programs. We are committed to patient advocacy and work with many different patient advocacy organizations for patients with epilepsy and seizure disorders. We are also committed to supporting community endeavors that promote and improve the understanding of these rare diseases.

As we continue to grow, we are focused on reaching out to and listening to our employees. Over the past 12 months, we have further expanded the number of employees and have continued our approach to employee engagement to accommodate a hybrid work environment, enabling both virtual and in-person interactions, which we believe will help to reduce our impact on the environment in which we live and work. During the past year, as in prior years, we have elicited feedback from our employee population on the topics of employee engagement and diversity, equity, inclusion, and belonging, supported an employee-led Culture Committee, conducted Employee Focus Groups, and hosted Diversity, Equity and Inclusion initiatives.

Our guiding principles are Commitment, Innovation and Community, and it is these principles that are at the center of our corporate culture. In the last year, our employees donated their time and talents in support of several local Philadelphia non-profit and needs-based organizations, showing our strong commitment to the community in which we live and work. Through our community engagement group, Marinus Heart At Work, we strive to come together frequently throughout the year to give back to the community, whether through monetary donations or giving back through our time.

Marinus became a corporate partner with Life Science Cares in the Summer of 2022.  Life Science Cares is a collective effort of the life sciences industry to reduce the impact of poverty on our neighbors.  With over 375,000 Philadelphia residents living below the poverty line, Life Science Cares Philadelphia is committed to uniting the life sciences community and providing human and financial resources to organizations that support survival, education, and sustainability.

We believe we should be stewards of responsibility to make decisions and align with suppliers and vendors who are committed to the identification and mitigation of potential ecological and socials risks. We seek to engage with vendors that promote ethical behavior, corporate responsibility and environmental sustainability.

CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Our Board of Directors believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. Complete copies of our corporate governance guidelines, committee charters and Code of Business Conduct and Ethics described below are available on the Investors section of our website at www.marinuspharma.com. Alternatively, you can request a copy of any of these documents by writing to: Investor Relations, Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Rd., Radnor, PA 19087. Note that the inclusion of our website address in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Governance Best Practices - Corporate Governance Guidelines

Our Board has adopted written Corporate Governance Principles to provide the Board and its Committees with operating principles designed to enhance the effectiveness of the Board and its Committees, to maintain high standards of Board and Committee governance, and to clarify the responsibilities of management in supporting the Board’s activities. The Corporate Governance Principles set forth a framework for our governance practices, including composition of the Board and its Committees, functions and responsibilities of the Board and its Committees, director nominee selection, Board membership criteria, director compensation, Board education, meeting responsibilities, access to information and employees, executive sessions of independent directors, and Board oversight of the succession planning process for the Company’s Chief Executive Officer and certain other senior management positions.

Corporate Governance Strengths

Strong independent oversight		Board qualifications and accountability		Board oversight of strategy and risk management
◾	8 out of 9 directors are independent	◾	Diverse Board in terms of tenure, gender, race/ethnicity, experience and skills	◾	Risk oversight by the full Board and Committees
◾	Independent Lead Director and independent Board Committee Members	◾	Annual Board and Committee self-evaluation	◾	Offsite Board strategy sessions
◾	Regular Executive sessions of independent directors	◾	No poison pill anti-takeover defenses	◾	Comprehensive risk strategy inclusive of cybersecurity programs

Ethics and Integrity - Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our Board has adopted a Code of Business Conduct and Ethics applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics outlines the principles, policies and laws that govern our activities and establishes guidelines for conduct in the workplace. Every employee, officer and director is expected to be familiar with the Code of Business Conduct and Ethics and adhere to the principles and procedures set forth in the Code of Business Conduct and Ethics that apply to them. Our Audit Committee is responsible for overseeing the Code of Business Conduct and Ethics and our Board must approve any waivers of the Code of Business Conduct and Ethics for employees, officers or directors. We expect that any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from our website, www.marinuspharma.com, or by contacting our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087.

Anti-Hedging and Anti-Pledging Policy

We have an insider trading policy that is applicable to all of our directors, officers and employees that prohibits the hedging and pledging of our securities. The policy prohibits those individuals and their designees from engaging in any speculative transactions involving our securities, including the following activities: short sales of our securities; purchases or sales of puts, calls or other derivative securities based on our securities; purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. As such, our employees (including officers) and directors, and their designees, are prohibited from purchasing other financial instruments, and otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities (i) granted to the employee or director by us as part of the compensation of the employee or director or (ii) held, directly or indirectly, by the employee or director. Our full insider trading policy is on our website, www.marinuspharma.com.

Board of Directors

Nominees for Class I Directors for a Term Expiring in 2027

Elan Ezickson

Age: 60 Director Since: December 2019 Committees: Audit Committee (Member); Nominating and Governance Committee (Chair)

Mr. Ezickson has served on our Board since December 2019. Mr. Ezickson brings extensive biopharmaceutical operational, strategic and capital formation expertise to our Board. From August 2020 to March 2021, Mr. Ezickson served as the Founding CEO and member of the Board of Sporos Bioventures (Sporos), a private biotechnology company dedicated to developing a pipeline of innovative therapeutics in the fields of oncology and immunology. Prior to Sporos, he served as the Chief Operating Officer and head of corporate development at Scholar Rock Holding Corporation (Nasdaq: SRRK) (Scholar Rock), a clinical stage biotechnology company focused on novel oncology and rare disease treatments, from August 2014 until his retirement from Scholar Rock in December 2018. At Scholar Rock, Mr. Ezickson directed corporate development, operations and strategy, and played a significant role in corporate finance, leading the company’s initial public offering. Prior to joining Scholar Rock, Mr. Ezickson served as Executive Vice President and Chief Operating Officer of AVEO Pharmaceuticals, Inc. (Nasdaq: AVEO) (AVEO). Prior to AVEO, Mr. Ezickson was at Biogen Inc. (Nasdaq: BIIB) in roles that included President of Biogen Canada, Program Executive and Associate General Counsel. Mr. Ezickson currently serves on the board of directors of Carmine Therapeutics, a private biotechnology company pioneering a new class of gene therapies. Mr. Ezickson served on the board of directors of Ziopharm Oncology Inc. (Nasdaq: ZIOP), a clinical stage biotechnology company, from September 2018 to December 2020. Mr. Ezickson holds a Bachelor of Arts degree in political science from Yale University and a Juris Doctorate from the Columbia University School of Law.

Skills and Qualifications

Our Board believes Mr. Ezickson’s extensive biopharmaceutical experience in operations, commercial, corporate development, strategy and capital formation qualifies him to serve on our Board.

Charles Austin

Age: 68 Director Since: July 2020 Committees: Science and Technology Committee (Chair); Nominating and Governance Committee (Member)

Mr. Austin has served on our Board since July 2020. Mr. Austin has more than 25 years of experience in the life sciences sector. He was with Johnson & Johnson for 26 years and retired in March 2014. During his tenure at Johnson & Johnson, he held numerous roles in supply chain operations, research and development, and engineering. Most recently, Mr. Austin served as Corporate Vice President, Global Supply Chain at Johnson & Johnson, where he was a member of the Johnson & Johnson Management Committee and was responsible for all manufacturing, logistics, quality, compliance, direct procurement, environmental, health and safety, and engineering and real estate for the corporation. He served as Company Group Chair of Ethicon Surgical Care, a Johnson & Johnson Company, where he helped combine four separate operating units and re-engineer a global commercial model. Mr. Austin currently serves on two private company boards in the medical and consumer spaces and is a principal in JKA Consulting, a San Diego-based firm focused on the medical space. Mr. Austin obtained a Bachelor of Science in Engineering from the United States Military Academy, West Point, New York, and served in the United States Army for over nine years.

Skills and Qualifications

Our Board believes Mr. Austin’s extensive experience in the life sciences industry, including in commercial, research, pharmaceutical operations, manufacturing, supply chain, logistics, quality and compliance qualifies him to serve on our Board.

1
Marvin H. Johnson, Jr.

Age: 61 Director Since: April 2023 Committees: Compensation Committee (Chair); Commercial Committee (Member)

Mr. Johnson has served on our Board since April 2023. Mr. Johnson’s professional experience included over 34 years at Merck & Co., predominantly in the area of commercial operations, that spanned a diverse and increasing set of responsibilities. Mr. Johnson held Senior Sales and Marketing leadership positions across multiple therapeutic categories including Diabetes, Acute Care, Neurology, Respiratory, Cardiovascular, Pain Management and Sleep Disorders. His experiences have included leading large-scale regional, national and global sales and marketing organizations worth over $3 billion in revenue, and he has extensive experience launching products in the U.S and abroad. Mr. Johnson was most recently Chief Learning Officer at Merck from 2016 until his retirement in October 2018. Mr. Johnson currently serves on the Board of Trevena, Inc. (Nasdaq: TRVN) which he joined in March 2021. Mr. Johnson is also the Chair on the Board of Trustees for Tabor Children’s Services, Inc., a nonprofit child welfare agency where he has served as a board member since 2014. Mr. Johnson also serves on the Pennsylvania State University Abington Campus Advisory Board. Since December 2018, Mr. Johnson has also served on the strategic advisory board for GP Strategies Corporation, a global workforce transformation learning solutions provider.

Skills and Qualifications

Our Board believes Mr. Johnson’s extensive experience in the life sciences industry, including commercial operations, marketing, national and global sales organizations, product launches, and pharmaceutical operations qualifies him to serve on our Board.

Class III Incumbent Directors with a Term Expiring in 2026

Tim M. Mayleben

Age: 63 Director Since: December 2008 Lead Independent Director Since: November 2022 Committees: Compensation Committee (Member); Audit Committee (Member)

Mr. Mayleben has served on our Board since December 2008 and as our Lead Independent Director since November 2022. He previously served as our Lead Independent Director from June 2017 to February 2019. Mr. Mayleben currently serves as president of a private biopharma company. Previously, Mr. Mayleben served as interim President and Chief Executive Officer of Landos Biopharma, Inc. (Landos) (Nasdaq: LABP), a clinical-stage biopharmaceutical company, from November 2021 until June 2022. From December 2012 until May 2021, Mr. Mayleben served as President, Chief Executive Officer and a director of Esperion Therapeutics, Inc. (Nasdaq: ESPR), a pharmaceutical company focused on the development and commercialization of therapies for the treatment of elevated levels of LDL-cholesterol. Mr. Mayleben has more than two decades of executive leadership experience in the life sciences industry, including as former President, Chief Executive Officer and a director of Vericel Corporation (formerly Aastrom Biosciences, Inc.) (Nasdaq: VCEL), former President, Chief Operating Officer and a director of Virtual Radiologics, Inc. (formerly NightHawk Radiology Holdings, Inc.) and former Chief Operating Officer and Chief Financial Officer of the original Esperion Therapeutics, Inc. until its acquisition by Pfizer, Inc. (NYSE: PFE) in 2004. Mr. Mayleben currently serves on the board of Landos and on the business advisory board for Phlow Corporation. His previous experience includes serving on the boards of Kaleo, LOXO Oncology, NightHawk, and a number of private biopharma companies. Mr. Mayleben earned an M.B.A. with distinction, from the J.L. Kellogg Graduate School of Management at Northwestern University, and a B.B.A. from the University of Michigan, Ross School of Business.

Skills and Qualifications

Our Board believes Mr. Mayleben’s experience in the life sciences industry, including his prior experience serving as an executive and director of public companies in the pharmaceutical and biotechnology industries and his qualifications as a financial expert, qualifies him to serve on our Board.

Saraswathy V. Nochur, Ph.D.

Age: 63 Director Since: March 2021 Committees: Science and Technology Committee (Member); Nominating and Governance Committee (Member)

Dr. Nochur has served on our Board since March 2021. She joined Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY) as Vice President and Head of Regulatory Affairs in 2006 and rose to Chief Regulatory Officer in March 2018, a role she held until December 2020, while also a member of the Management Board of Alnylam. Since January 2021, she has served as Chief Diversity, Equity and Inclusion Officer for Alnylam. Prior to joining Alnylam, Dr. Nochur was employed by the Medicines Company in regulatory affairs where she rose to the position of Vice President of Regulatory Affairs. Dr. Nochur sat on the board of Decibel Therapeutics Inc. (Nasdaq: DBTX), a gene therapy company focused on hearing loss and balance disorders from December 2021 until its acquisition by Regeneron Pharmaceuticals which was completed in September 2023. She has served as host and a member of the board of Hospitality Homes, a non-profit organization that provides free or low-cost short-term housing in volunteer host homes or apartments for families and friends of patients seeking specialty care at Boston-area healthcare organizations. Dr. Nochur is also a member of the board of Biomedical Science Careers Program, a non-profit organization that promotes careers in science for students from under-represented communities. She received her B.S.in Microbiology and Chemistry and M.S. in Microbiology from the University of Bombay, India and her Ph.D. in Biochemical Engineering at the Massachusetts Institute of Technology, Cambridge, MA.

Skills and Qualifications

Our Board believes Dr. Nochur’s experience in the life sciences industry, including her extensive experience in drug development and the regulatory approval process, qualifies her to serve on our Board.

Christine Silverstein

Age: 41 Director Since: January 2023 Committees: Audit Committee (Chair)

Ms. Silverstein has served on our Board since January 2023. Since February 2024, Ms. Silverstein has served as Chief Financial Officer of Artios Pharma, a private precision oncology company. From May 2021 to January 2024, Ms. Silverstein served as Chief Financial Officer of Excision Biotherapeutics, Inc., a clinical-stage biotechnology company developing CRISPR-based therapies. From July 2020 to January 2021, Ms. Silverstein served as Chief Financial Officer of Emendo Biotherapeutics Inc., a gene-editing company that was acquired in December 2020 by AnGes, Inc. Since March 2020, Ms. Silverstein has served as a member of the board of directors for Abeona Therapeutics Inc. (Nasdaq: ABEO) (“Abeona”), a clinical-stage biopharmaceutical company developing cell and gene therapies for rare pediatric diseases. Ms. Silverstein previously operated in various senior executive corporate finance roles within Abeona, including Chief Financial Officer from January 2019 to March 2020, Senior Vice President, Finance & Strategy from May 2018 to December 2018 and Vice President, Finance & Investor Relations from April 2016 to May 2018. Prior to joining Abeona in 2016, from 2014 to 2016, she served as Head of Investor Relations at Relmada Therapeutics, Inc. (Nasdaq: RLMD), a late-stage biotechnology company addressing diseases of the central nervous system. Ms. Silverstein previously served in senior executive roles within a biotechnology venture fund and various capital markets advisory firms. Ms. Silverstein began her career in financial services as an investment advisor at Royal Alliance Associates before moving to the biotechnology industry. She is a member of CHIEF, Deloitte’s Chief Financial Officer Program, Women in Bio and the National Investor Relations Institute. Ms. Silverstein holds a Bachelor of Science from the Peter Tobin College of Business at St. John’s University and earned various accreditations from the Financial Industry Regulatory Authority (FINRA).

Skills and Qualifications

Our Board believes Ms. Silverstein’s experience in the biotechnology industry, including her career in the finance sector working with U.S. public companies and capital markets, as well as her experience with financial strategies and transactions, audit, compliance and crisis management as well as her qualifications as a financial expert qualifies her to serve on our Board.

Class II Incumbent Directors with a Term Expiring in 2025

Scott Braunstein, M.D.

Age: 60 Director Since: September 2018 Committees: None

Dr. Braunstein was appointed Chair of our Board in November 2022 in addition to continuing as our Chief Executive Officer. He has served on our Board since September 2018. He was appointed Executive Chair of our Board in February 2019 and was appointed President and Chief Executive Officer in August 2019, at which time he remained on our Board but no longer as Executive Chair. Dr. Braunstein brings over 20 years of knowledge and experience from diverse biotechnology and pharmaceutical industry vantage points. He has served as an operating partner at Aisling Capital since 2015. From 2015 to 2018, he served as Senior Vice President, Strategy and Chief Operating Officer at Pacira Pharmaceuticals, Inc. (Nasdaq: PCRX), a specialty pharmaceutical company focused on the acute care setting. Prior to Pacira, he served as a healthcare portfolio manager at Everpoint Asset Management from 2014 to 2015 and spent 12 years with J.P. Morgan Asset Management as a healthcare analyst and managing director in the U.S. Equity team, and as portfolio manager of the JP Morgan Global Healthcare Fund responsible for managing investments in pharmaceuticals, biotechnology, and medical devices. Dr. Braunstein is currently on the board of directors of Caribou Biosciences, Inc. (Nasdaq: CRBU) and Trevena Inc. (Nasdaq: TRVN). Dr. Braunstein previously served on the boards of directors of Esperion Therapeutics, Inc. (Nasdaq: ESPR) (June 2015 to April 2020), Ziopharm Oncology Inc. (Nasdaq: ZIOP) (September 2018 to November 2020), Protara Therapeutics, Inc. (f/k/a ArTara Therapeutics, Inc.) (Nasdaq: TARA) (May 2018 to July 2020) and Constellation Pharmaceuticals, Inc. (formerly Nasdaq: CNST) (February 2018 to July 2021). Dr. Braunstein began his career as a practicing physician at the Summit Medical Group and as an assistant clinical professor at Albert Einstein College of Medicine and Columbia University Medical Center. He earned his medical degree from the Albert Einstein College of Medicine and his undergraduate degree at Cornell University.

Skills and Qualifications

Our Board believes Dr. Braunstein’s extensive experience in the pharmaceutical industry and healthcare portfolio management, as well as his role as our president and chief executive officer and his knowledge of the company, qualifies him to serve on our Board.

Seth H.Z. Fischer

Age: 67 Director Since: September 2016 Committees: Compensation Committee (Member) Audit Committee (Member); Commercial Committee (Member)

Mr. Fischer has served on our Board since September 2016. Mr. Fischer currently serves as a member of the board of directors of Agile Therapeutics Inc. (Nasdaq: AGRX), Milestone Pharmaceuticals, Inc. (Nasdaq: MIST), and Esperion Therapeutics, Inc. (Nasdaq: ESPR). Mr. Fischer previously served on the board of directors of BioSig Technologies Inc. (Nasdaq: BSGM) (May 2013 to May 2019); and Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI) ( April 2020 through July 2023). Mr. Fischer previously served as the Chief Executive Officer and as a Director of Vivus, Inc. (formerly Nasdaq: VVUS), a biopharmaceutical company commercializing and developing therapies to address unmet needs in obesity, diabetes, sleep apnea and sexual health (September 2013 to December 2017). Prior to Vivus, Mr. Fischer served in various positions of increasing responsibility with Johnson & Johnson from 1983 until his retirement in 2012. Most recently, Mr. Fischer served as Company Group Chair, Johnson & Johnson and Worldwide Franchise Chair, Cordis Corporation from 2008 to 2012, and as Company Group Chair, North America Pharmaceuticals from 2004 to 2007, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004. His operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraine and products in the analgesic, anti-infective, cardiovascular, neurologic, psychiatric and women’s health areas. He earned a Bachelor of General Studies from Ohio University and served as a captain in the U.S. Air Force.

Skills and Qualifications:

Our Board believes Mr. Fischer’s experience in pharmaceutical operations and commercialization in a wide range of therapeutics, including in epilepsy and migraines, qualifies him to serve on our Board.

Sarah B. Noonberg, M.D., Ph.D.

Age: 56 Director Since: May 2023 Committees: Science & Technology Committee (Member)

Sarah B. Noonberg, M.D., Ph.D., has served on our Board since May 2023. She currently serves as the Chief Medical Officer of Metagenomi, a next generation gene editing biotechnology company. Previously, from September 2020 to September 2022, Dr. Noonberg was the Chief Medical Officer of Maze Therapeutics, a human-genetics driven research and development company, and from May 2018 to May 2019, Dr. Noonberg served as the Chief Medical Officer of Nohla Therapeutics Inc., a developer of universal, off-the-shelf cell therapies for patients with hematological malignancies and other critical diseases. Prior to joining Nohla Therapeutics, she served as the Chief Medical Officer of Prothena Corporation plc, a biotechnology company, from May 2017 to May 2018. Dr. Noonberg previously served as Group Vice President and Head of Global Clinical Development at BioMarin Pharmaceuticals Inc., a biotechnology company from August 2015 to March 2017. From May 2007 to August 2015, she held several positions at Medivation, Inc., a biopharmaceutical company, culminating in the position of Senior Vice President of Early Development. She is currently on the board of directors of Neurogene (Nasdaq: NGNE) which she joined in December 2023 and previously served on the board of directors of Protagonist Therapeutics (Nasdaq: PTGX) from December 2017 to May 2023 and Neoleukin Therapeutics (Nasdaq: NLTX) from August 2019 to December 2023. Dr. Noonberg received her M.D. at the University of California, San Francisco, her Ph.D. in Bioengineering at the University of California, Berkeley, and her bachelor's degree in Engineering at Dartmouth College. She received board certification in internal medicine and completed her residence at Johns Hopkins Hospital.

Skills and Qualifications:

Our Board believes Dr. Noonberg’s diverse background in translational science, clinical development, medical affairs, and corporate governance qualifies her to serve on our Board.

PROPOSAL 1: ELECTION OF CLASS I DIRECTORS

Our Board currently consists of nine members, as established by the majority vote of our Board. Under our Certificate of Incorporation and Bylaws, our Board is divided into three classes, with each class having as nearly as possible an equal number of directors. The term of one class expires, with their successors being subsequently elected to a three-year term, at each annual meeting of stockholders. Our Board is comprised of three Class I directors, whose term expires on the election and qualification of successor directors at the Annual Meeting. Our Board has nominated Charles Austin, Elan Ezickson, and Marvin H. Johnson, Jr. for election as Class I directors at the Annual Meeting. If elected and upon the adjournment of our Annual Meeting, our Board will be composed of three Class I directors, each such Class I director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2027 or until his earlier death, removal or resignation; three Class II directors, each such Class II director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2025 or until his or her earlier death, removal or resignation; and three Class III directors, each such Class III director’s term expires on the election and qualification of a successor director at the annual meeting of stockholders held in calendar year 2026 or until his or her earlier death, removal or resignation.

Listed above are the names and biographical information of Charles Austin, Elan Ezickson, and Marvin H. Johnson, Jr., the three nominees for Class I director, as well as the current Class II and Class III directors. The nominees are currently directors and have consented to be named and have agreed to serve, if elected. The persons designated as proxies in the proxy card intend to vote “FOR ALL” with respect to such nominees unless a contrary instruction is indicated on the proxy card. If for any reason any nominee should become unavailable for election, the persons designated as proxies in the proxy card may vote the proxy for the election of another person nominated as a substitute by our Board, if any person is so nominated.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR ALL” with respect to the election of Charles Austin, Elan Ezickson, and Marvin H. Johnson, Jr. to our Board as Class I directors.

Expertise of Our Board of Directors

Expertise of Our Board of Directors

100.00%
90.00%
80.00%
70.00%
60.00%
50.00%
40.00%
30.00%
20.00%
10.00%
0.00%
9
8
3
2
5
5
9
3
4
5
4
2
6
1
Biotechnology/Pharmaceutical Industry
Business Development/Corporate Development
Clinical Development
Medical Expertise
Financial Expertise, Risk Management
Financing/Capital Markets
Public Company Board Experience
Regulatory
Scientific R&D/Product Development
Commercialization/Marketing and Sales
Commercialization Hospital Products
Supply Chain/Manufacturing
Talent Development/Culture/Diversity
Cybersecurity/IT
Responses

Board Tenure

Board Tenure

Board Diversity Matrix (As of April 4, 2024)

Total Number of Directors	9
				Did Not
				Disclose
	Female	Male	Non-Binary	Gender
Part I: Gender Identity
Directors	3	5	—	1
Part II: Demographic Background
African American or Black	—	1	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	0
Did Not Disclose Demographic Background	1

Board and Committees

Director Independence

Our Board has determined: (i) that all of our directors, except Scott Braunstein, M.D., are independent within the meaning of Section 5605(a)(2) of the Nasdaq Stock Market LLC (“Nasdaq”) listing rules (the “Nasdaq Stock Market Rules”); (ii) that Tim M. Mayleben, Seth H. Z. Fischer, Elan Ezickson and Christine Silverstein meet the additional test for independence for audit committee members imposed by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 5605(c)(2)(A) of the Nasdaq Stock Market Rules; and (iii) that Marvin H. Johnson, Jr., Tim M. Mayleben, and Seth H.Z. Fischer meet the additional test for independence for compensation committee members imposed by Section 5605(d)(2) of the Nasdaq Stock Market Rules. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and any previous consulting arrangements we had with any of our directors.

No Family Relationships

There are no family relationships between any of our executive officers, directors or director nominees.

Board Meetings and Annual Meeting Attendance

During the year ended December 31, 2023, our Board held a total of 6 meetings. Each of our directors attended at least 75% of the aggregate number of meetings of our Board and meetings of any committee of which he or she was a member, which were held during the time in which he or she was a director or a committee member, as applicable.

Directors are strongly encouraged, but not required, to attend the Annual Meeting. Seven of our then-current directors attended our 2023 Annual Meeting of Stockholders.

Board Leadership Structure

Our Board believes that it is important to retain the flexibility to combine or separate the responsibilities of the offices of Chair of the Board and the Chief Executive Officer, as from time to time it may be in our best interests to either combine or separate the roles. In November 2022, our independent directors met to discuss combining the role of Chair of the Board and the Chief Executive Officer and following that discussion, our Board appointed our Chief Executive Officer, Scott Braunstein, M.D., as Chair of the Board. All other Board members are independent. At the same time, our Board appointed Tim Mayleben as Lead Independent Director. Our Board has determined that selecting the Chief Executive Officer to serve as Chair of the Board is the most effective leadership model for the Company at this time. Having one individual serve in both roles provides for clear leadership, accountability, and alignment on corporate strategy. Given the importance of the Company’s late-stage clinical programs to its strategy, our Board believes that Dr. Braunstein is best positioned with in-depth knowledge to provide our Board with the information and leadership needed for strategic planning for the Company. Our Board believes that appointing a Lead Independent Director strengthens our Board governance through:

●	Serving as the principal liaison between the Chair of the Board and the independent directors;
●	Presiding at all meetings of our Board at which the Chair of the Board is not in attendance, including the executive sessions of independent directors;
●	Having the authority to call meetings of the independent directors;
●	Being available, when appropriate, for consultation and direct communication with stockholders; and

●	Approving Board meeting frequency and timing, as well as all information, including meeting agendas, sent to our Board.

Our Board meets regularly in executive sessions of the directors without any director who is not independent. Our Lead Independent Director leads these sessions of independent directors.

Board Role in Risk Oversight

The full Board as a whole oversees our risk management systems and processes. Each standing Committee has been delegated oversight of certain categories of risk and provides the Board with regular reports regarding the Committees activities. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including prioritization, action plans and mitigation measures. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its Committees and discuss strategic plans and objectives, business results, financial condition, compensation programs, strategic transactions, and other matters in the context of various categories of risk. Our senior executives provide these reports to the Board and/or its committees.

Board and Committee Oversight of Risk Management

Full Board

The Board as a whole oversees our risk management systems and processes. Each of the standing Committees has been delegated oversight of certain categories of risk and provides the Board with regular reports regarding such Committee’s activities.

Audit Committee	Nominating & Governance Committee	Compensation Committee	Science and Technology Committee	Commercial Committee

Responsible for overseeing our financial controls and risk, certain legal and compliance matters, and the Company’s program for identifying, evaluating and controlling significant risks, including information technology and security and cybersecurity risk exposure.

	Responsible for overseeing risks related to the Board and its Committee composition, including diversity, succession, corporate governance policies and practices.	Responsible for overseeing risks associated with compensation programs and related plans, including appropriate corporate performance measures and goals regarding executive officer compensation.	Responsible for overseeing certain risks related to our research and development strategy.

The purpose of the Commercial Committee is to assist our Board in the oversight of the Company’s overall investment in and strategic direction with respect to the Company’s product commercialization efforts.

Board Committees

Our Board has a standing audit committee (the “Audit Committee”), compensation committee (the “Compensation Committee”), nominating and governance committee (the “Nominating Committee”), and in 2021 the Board established a science and technology committee (the “Science and Technology Committee”). In March 2024, the Board established a commercial committee (the “Commercial Committee”) of the Board. Each of our committees has a charter which can be found on our website, www.marinuspharma.com. The current members of each of our committees, the number of meetings and the roles and responsibilities for each of our committees is shown below.

Board and Committee Composition Chart

Audit	Nominating and Governance	Compensation	Science and Technology	Commercial
Scott Braunstein, M.D. ✦					
Tim M. Mayleben ★ ☆	Member		Member		
Charles Austin ☆		Member		Chair	
Elan Ezickson ☆	Member	Chair			
Seth H.Z. Fischer ☆	Member		Member		Member
Marvin H. Johnson, Jr. ☆			Chair		Member
Saraswathy V. Nochur Ph.D. ☆		Member		Member	
Sarah B. Noonberg, M.D., Ph.D. ☆				Member	
Christine Silverstein ☆	Chair				

★ Lead Independent Director ☆ Independent Director ✦ Board Chair Member: Committee Member Chair: Committee Chair

Audit Committee

Current members:

Christine Silverstein (Chair)

Elan Ezickson

Seth H.Z. Fischer

Tim M. Mayleben

Number of meetings held in 2023: 4

The Board has determined that each member of the Audit Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations), and is financially literate and able to read and understand fundamental financial statements.

In addition, at least one member of our Audit Committee must be qualified as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K, and have financial sophistication in accordance with the Nasdaq Stock Market Rules. Our Board has determined that Tim M. Mayleben and Christine Silverstein both qualify as audit committee financial experts.

Role and Responsibilities

The primary purpose of our Audit Committee is to assist our Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our financial statements and internal control over financial reporting, as applicable, our compliance with legal and regulatory requirements, our programs for identifying, evaluating and controlling significant risks including matters relating to privacy and cybersecurity, and our compliance with SEC rules and regulations and Nasdaq listing standards.

The Audit Committee performs, among others, the following functions:

•
selecting and hiring the independent registered public accounting firm to conduct the annual audit of our financial statements and internal control over financial reporting, as applicable, and monitoring its independence and performance;
•
reviewing and approving the planned scope of the annual audit and the results of the annual audit;
•
pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm;
•
reviewing the significant applicable accounting and reporting principles to understand their impact on our financial statements;
•
reviewing our internal financial, operating and accounting controls with management, our independent registered public accounting firm and our internal audit provider;
•
reviewing with management and our independent registered public accounting firm, as appropriate, our financial reports, earnings announcements and our compliance with legal and regulatory requirements;
•
reviewing potential conflicts of interest under and violations of our Code of Business Conduct and Ethics;
•
establishing procedures for the treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and confidential submissions by our employees of concerns regarding questionable accounting or auditing matters;
•
reviewing and approving related-party transactions;
•
overseeing the Company’s program for identifying, evaluating, and controlling significant risks;
•
reviewing and overseeing the Company’s privacy, information technology and security and cybersecurity risk exposure; and
•
reviewing and evaluating, at least annually, our Audit Committee’s charter.

Nominating & Governance Committee

Current members:

Elan Ezickson (Chair)

Charles Austin

Saraswathy (Sara) V. Nochur, Ph.D.

Number of meetings held in 2023: 6

The Board has determined that each member of the Nominating & Governance Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The primary purpose of our Nominating Committee is to assist our Board in identifying nominees for election to our Board, consistent with the qualifications and criteria approved by our Board, and to promote the implementation of sound corporate governance principles and practices.

The functions of our Nominating Committee include, among other things:

•
assisting our Board in identifying, reviewing and evaluating candidates to serve on our Board consistent with the qualifications and criteria approved by our Board;
•
overseeing, as appropriate, a set of corporate governance principles, and reviewing and recommending to our Board any changes to such principles;
•
reviewing, assessing and otherwise making recommendations to our Board regarding the adequacy of our Certificate of Incorporation, By-laws and any other policies relating to our corporate governance, as appropriate;
•
developing and recommending to our Board an annual self-evaluation process for our Board and overseeing the annual self-evaluation process;
•
monitoring, reviewing and evaluating any change of circumstances or actual or potential conflict of interest relating to any director and advising our Board as to our findings;
•
assessing our Board’s composition on an annual basis, including the size, diversity, age, skills and experience of our Board’s members;
•
advising our Board on candidates for the position of chief executive officer and other executive offices;
•
reviewing succession plans periodically; and
•
reviewing and evaluating, at least annually, our Nominating Committee’s charter.

Compensation Committee

Current members:

Marvin H. Johnson, Jr. (Chair)

Seth H. Z. Fischer

Tim M. Mayleben

Number of meetings held in 2023: 4

The Board has determined that each member of the Compensation Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The primary purpose of our Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our executive officers are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests. In carrying out these responsibilities, our Compensation Committee reviews all components of executive officer compensation for consistency with its compensation philosophy, as in effect from time to time. The functions of our Compensation Committee include, among other things:

•
 reviewing, approving and implementing competitive compensation policies to attract and retain key personnel;
•
reviewing, formulating policy for, and determining, or recommending to the Board, the compensation of our executive officers;
•
reviewing and recommending to our Board the compensation of our directors;
•
administering our equity incentive plans and granting equity awards to our employees and directors under these plans;
•
if required from time to time, reviewing with management our disclosures under the “Executive and Director Compensation” section of our proxy statements and recommending to the full Board its inclusion in our periodic reports to be filed with the SEC;
•
if required from time to time, preparing the report of the Compensation Committee to be included in our annual proxy statement;
•
engaging independent compensation consultants or other advisors it deems appropriate to assist with its duties;
•
reviewing the results of the stockholder advisory votes on executive compensation and, if appropriate, considering these results in connection with the determination of executive compensation and incentive-compensation and equity-based plans;
•
reviewing and recommending to the Board the frequency of Say-on-Pay Votes; and
•
reviewing and evaluating, at least annually, our Compensation Committee’s charter.

Science and Technology Committee

Current members:

Charles Austin (Chair)

Saraswathy (Sara) Nochur, Ph.D.

Sarah B. Noonberg, M.D., Ph.D.

Number of meetings held in 2023: 3

The Board has determined that each member of the Science and Technology Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The purpose of the Science and Technology Committee is to assist our Board in the oversight of the Company’s research and development activities and to advise the Board with respect to strategic and tactical scientific issues. The Science and Technology Committee shall undertake those specific duties and responsibilities set forth below and such other duties as the Board shall from time to time prescribe.

The Science and Technology Committee:

•
reviews the overall scientific and research and development strategy of the Company;
•
reviews the Company’s research and development programs;
•
reviews the Company’s pipeline;
•
reviews, evaluates and advises the Board and management regarding the long-term strategic goals and objectives of the Company’s research and development programs;
•
reviews cognate external scientific research, discoveries and commercial developments, as appropriate; and
•
reviews and evaluates, from time to time, our Science and Technology Committee’s charter.

Commercial Committee

Current members:

Seth H. Z. Fischer

Marvin H. Johnson, Jr.

New committee as of March 2024

The Board has determined that each member of the Commercial Committee is independent (as defined in the relevant Nasdaq and SEC rules and regulations).

Role and Responsibilities

The purpose of the Commercial Committee is to assist our Board in the oversight of the Company’s overall investment in and strategic direction with respect to the Company’s product commercialization efforts. The Commercial Committee also undertakes those specific duties and responsibilities set forth below and such other duties as the Board shall from time to time prescribe.

The Commercial Committee:

•
reviews the overall commercial strategy of the Company as put forward by the management team and provides input and reports to the Board regarding such reviews to help facilitate the Board’s oversight of commercial strategy and goals;
•
reviews the competitive landscape and provides input to help assess the impact of the competitive landscape on the Company’s commercialization plans;
•
helps to assess the competitive landscape impact on the Company’s commercialization plans;
•
reviews and considers management’s prioritization decisions regarding the allocation, deployment, utilization of and investment in the Company’s products and go-to-market capabilities;
•
participates in management commercial strategy meetings as requested by the CEO and senior commercial management and provides input regarding opportunities for further product development and enhancement; prioritization, allocation, deployment, utilization, and investment in the Company’s products and overall commercialization strategies; and
•
reviews and evaluates, at least annually, our Commercial Committee’s charter.

Additional Information on our Board Committees

Audit Committee

Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee. Our Audit Committee receives regular reports on risks facing the Company at each meeting, including on cybersecurity.

For information on audit fees, see “Proposal 3: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2024.”

Cybersecurity

We maintain a robust cybersecurity program which includes several safeguards to address cybersecurity risks as well as a cybersecurity incident response program and team.

The controls and processes employed to assess, identify and manage material risks from cybersecurity threats are implemented and overseen by our Chief Financial and Operating Officer. Our Head of IT is responsible for the day-to-day management of the cybersecurity program and provides regular briefings for our senior management team on cybersecurity matters, including threats, events, and program enhancements. While the Board of Directors has overall responsibility for risk oversight, our Audit Committee oversees cybersecurity risk matters and reports up to the full Board of Directors. The Audit Committee is responsible for reviewing, discussing with management, and overseeing the Company’s data privacy, information technology and security and cybersecurity risk exposures.

For additional information, see “Item 1C – Cybersecurity” and “Item 1A—Risk Factors” in our Form 10-K Annual Report filed with the SEC on March 5, 2024.

Compensation Committee

The agenda for each meeting of our Compensation Committee is usually developed by the Chair of our Compensation Committee in consultation with our Chief Executive Officer. Our Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in our Compensation Committee meetings. No executive officer may participate in, or be present during, any deliberations or determinations of our Compensation Committee regarding the compensation for such executive officer.

Pursuant to our 2014 Equity Incentive Plan, as amended (the “2014 Plan”), our Board and Compensation Committee may, to the extent permitted by applicable law, delegate to one or more of our executive officers the power to grant stock options or other stock awards pursuant to such equity-based plan to employees who are not our directors or executive officers, pursuant to the terms set forth in the 2014 Plan. Our Compensation Committee may also form and delegate authority to one or more subcommittees composed solely of one or more members of the Compensation Committee as it deems appropriate from time to time under the circumstances, pursuant to the terms set forth in the Compensation Committee’s charter

Nominating Committee

Our Nominating Committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. Our corporate governance guidelines require that any search firm retained to assist the Nominating Committee in seeking candidates for our Board be instructed to strive to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise.

Our Nominating Committee identifies candidates through a variety of means, including recommendations from members of our Board and suggestions from our management, including our Chief Executive Officer and search firms. In addition, our Nominating Committee considers candidates recommended by third parties, including stockholders and search firms. Our Nominating Committee gives the same consideration to candidates recommended by stockholders as those candidates recommended by search firms, members of our Board and management. In November 2022, we engaged LifeSci Search, a search firm specializing in executive placement and board and advisory appointments, to assist in our efforts to recruit new members for our Board. Sarah Noonberg, M.D., Ph.D., was introduced to Dr. Braunstein and he introduced her to LifeSci Search as a potential candidate for our Board. Following an extensive interview process with the Nominating Committee members, the full Board and senior management, Dr. Noonberg was appointed to the Board on May 16, 2023. Marvin H. Johnson, Jr., a nominee for election at the Annual Meeting, was introduced to our Board from our Chair and Chief Executive Officer, Dr. Braunstein. Following an extensive interview process with the Nominating Committee, the full Board and senior management, Mr. Johnson was appointed to the Board on April 17, 2023.

Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing composition of our Board. However, at a minimum, our corporate governance guidelines provide that each nominee exhibit high standards of integrity, commitment and independence of thought and judgment. Our Board as a whole should contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of our operations and interests. Each nominee should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, management and all relevant persons. Each nominee should be able to regularly attend and participate in meetings of our Board and its committees on which he or she serves, should have the interest and ability to understand the sometimes-conflicting interests of our various constituencies, which include stockholders, employees, governmental units and the general public, and to act in the best interests of all stockholders. Further, each nominee should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

Stockholder Nominations

A stockholder wishing to nominate a person for election to our Board at any annual meeting at which our Board has determined that one or more directors will be elected must submit a written notice of his, her or its nomination of a candidate to the attention of our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087, providing:

●	the name, age, business address and residence address of such nominee;
●	the principal occupation or employment of such nominee;
●	the class and number of shares of each class of our capital stock that are owned of record and beneficially by such nominee;
●	the date or dates on which such shares were acquired and the investment intent of such acquisition;
●	a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board;
●	such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected);

●	all information with respect to the stockholder that would be required to be set forth in a stockholder’s notice pursuant to our By-laws if such person were a stockholder or beneficial owner, on whose behalf the nomination was made, submitting a notice providing for the nomination of a person or persons for election as a director or directors in accordance with our By-laws; and
●	such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Pursuant to our Bylaws, the submission must be received by our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date definitive proxy materials were first sent or given to stockholders with respect to the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this paragraph, in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder Communications with our Board

Stockholders who wish to communicate directly with our Board, or with a particular director, may send a letter addressed to our Secretary at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder Board Communication” or “Stockholder Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of our Board or just certain specified individual directors. Our Secretary will make copies of all such letters and circulate them to the director(s) addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is “confidential.” Our Secretary will handle routine inquiries and requests for information. If our Secretary determines the communication is made for a valid purpose and is relevant to us and our business, our Secretary will forward such communication to the director(s) specified on the envelope, or if none, to our Chair of our Board. At each regular meeting of our Board, our Secretary will present a summary of all stockholder communications received since the previous meeting that were not forwarded and will make those communications available to the directors upon request.

AUDIT COMMITTEE REPORT

The Audit Committee of our Board assists our Board in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm, EY, is responsible for performing an independent audit of our financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), and to issue a report thereon.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2023, with management. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has discussed with EY its independence.

Based on the review and discussions referenced above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Audit Committee:
Christine Silverstein, Chair
Elan Ezickson Seth H.Z. Fischer Tim M. Mayleben

The foregoing report of the Audit Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of the Record Date (except where otherwise noted) by:

●	each of our named executive officers (as that term is defined in the “Executive and Director Compensation” section of this Proxy Statement);
●	each of our directors and director nominees;
●	all current directors and executive officers as a group; and
●	each stockholder known by us to own beneficially more than 5% of our common stock.

Percentage ownership in the following table is based on 54,931,042 shares of our common stock outstanding as of the Record Date. We have determined beneficial ownership in the table in accordance with the rules of the SEC. In computing the number of shares beneficially owned by any person or group of persons and the percentage ownership of that person or group, shares of our common stock underlying options and restricted stock units held by such person or group of persons that are currently exercisable or will become exercisable or will vest by May 31, 2024, are deemed to be beneficially owned by such person and outstanding for the calculation of such person’s percentage ownership. However, we have not deemed these shares to be outstanding for computing the percentage ownership of any other person. To our knowledge, except as set forth in the footnotes following the table, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by such stockholder.

	Number of Shares	Percentage of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned
5% or greater stockholders:
Suvretta Capital Management, LLC (1)	5,463,641	9.95%
540 Madison Ave., 7th Floor
New York, NY 10022
Blackrock, Inc. (2)	4,599,278	8.37%
50 Hudson Yards
New York, NY 10001
Eventide Asset Management, LLC (3)	4,529,997	8.25%
One International Place, Suite 4210
Boston, MA 02110
Franklin Resources, Inc. (4)	3,833,955	6.98%
One Franklin Parkway
San Mateo, CA 94403-1906
Prudential Financial, Inc. (5)(8)	3,309,991	6.03%
751 Broad Street
Newark, New Jersey 07102-3777
Cormorant Global Healthcare Master Fund, LP (7)	3,250,000	5.92%
200 Clarendon Street, 52nd Floor
Boston, MA 02116
Avoro Capital Advisors LLC (6)	3,150,000	5.73%
110 Greene St., Suite 800
New York, NY 10012
Jennison Associates LLC (8)	2,959,161	5.39%
466 Lexington Avenue
New York, NY 10017

Directors, Director Nominees and Named Executive Officers:

Scott Braunstein, M.D. (9)	1,412,823	2.51%
Joseph Hulihan, M.D. (10)	448,753	*
Steven Pfanstiel (11)	307,153	*
Timothy M. Mayleben (12)	119,642	*
Seth H.Z. Fischer (13)	107,043	*
Elan Ezickson (14)	82,642	*
Charles Austin (15)	82,319	*
Saraswathy V. Nochur, Ph.D. (16)	74,892	*
Christine Silverstein (17)	23,766	*
Marvin H. Johnson, Jr. (18)	21,066	*
Sarah Noonberg, M.D., Ph.D. (19)	20,166	*
All directors and current officers as a group (13 persons) (20)	3,158,769	5.46%

*	Denotes less than one percent of class.
(1)	Reference is made to Amendment No. 3 to the Schedule 13G filed with the SEC by Suvretta Capital Management, LLC, Averill Master Fund, Ltd., and Aaron Cowen on February 13, 2024. Aaron Cowen has beneficial ownership by virtue of his role as a control person of Suvretta Capital Management, LLC. Averill Master Fund, Ltd. directly holds 4,718,316 shares, which may be deemed to be indirectly beneficially owned by Suvretta Capital Management, LLC and Aaron Cowen. Included in the aggregate shares above is our Common Stock that may be acquired upon the exercise of pre-funded warrants with no expiration date with an exercise price of $0.001 per share of Common Stock, that are only exercisable to the extent that after giving effect to such exercise the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 9.99% of the outstanding Common Stock. The principal business address for Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, New York 10022. The principal business address for Averill Master Fund, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. The principal business address for Aaron Cowen is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, New York 10022.

(2)	Reference is made to the Schedule 13G filed with the SEC by Blackrock, Inc. on January 25, 2024.

(3)	Reference is made to Amendment No. 1 to the Schedule 13G filed with the SEC by Eventide Asset Management, LLC, Finny Kuruvilla, M.D., Ph. D., and Robin C. John on February 14, 2024. As of December 31, 2023, Eventide Asset Management, LLC, was the beneficial owner of 4,529,997 shares of our Common Stock by virtue of being the investment adviser to the Eventide Healthcare & Life Sciences Fund which is a registered investment company (the “Fund”). As of December 31, 2023, the Fund held 4,529,997 shares of our Common Stock. Each of Kuruvilla and John were reported as having shared voting and disposition power over the shares held by Eventide Asset Management LLC.

(4)	Reference is made to Schedule 13G filed with the SEC by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Advisers, Inc. on February 6, 2024. The securities reported are beneficially owned by one or more open or closed end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary” and, collectively, the “Investment Management Subsidiaries”) of Franklin Resources Inc. (“FRI”). When an investment management contract (including a sub advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement, unless otherwise noted in the Schedule 13G. As a result, for purposes of Rule 13d-3 under the Securities Act of 1933, the

Investment Management Subsidiaries listed in the Schedule 13G may be deemed to be the beneficial owners of the securities reported in the Schedule 13G. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding common stock of FRI and are the principal stockholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Securities Act of 1933, the beneficial owners of securities held by persons and entities for whom or for which FRI subsidiaries provide investment management services. Shares of common stock of FRI are held in a revocable trust for which Charles B. Johnson is trustee, as well as shares held in a 401(k) Plan, shares held in an individual retirement account, and shares held by three private charitable foundations for which he is a trustee with shared voting and investment power. Shares of common stock of FRI are held in a revocable trust for which Rupert H. Johnson, Jr. is trustee, as well as shares held in a 401(k) Plan, shares held in an individual retirement account, shares held by his spouse, and shares held by a private charitable foundation for which he is a trustee.

(5)	Reference is made to the Schedule 13G filed with the SEC by Prudential Financial, Inc. on February 13, 2024. Prudential Financial, Inc. is the parent holding company and the indirect parent of the following subsidiaries, which are the beneficial owners of the number and percentage of securities which are the subject to the Schedule 13G filing as set forth next to their names: The Prudential Insurance Company of America (0 shares of our Common Stock (0.00%); Jennison Associates LLC (total owned shares of Jennison Associates LLC are included in total owned shares of Prudent Financial, Inc. above); PGIM, Inc. (340,000 shares of our Common Stock (<1%); PGIM Quantitative Solutions LLC (10,830 shares of our Common Stock (<1%); PRUCO Securities, LLC (0 shares of our Common Stock (0.00%). Through its parent/subsidiary relationship, Prudential Financial, Inc. may be deemed the beneficial owner of these securities and may have direct or indirect voting and/or investment discretion over these shares.

(6)	Reference is made to Amendment No. 4 to Schedule 13G filed with the SEC by Avoro Capital Advisors LLC (“Avoro Capital”) and Behzad Aghazadeh on February 14, 2024. Avoro Capital Advisors provides investment advisory and management services and has acquired our securities solely for investment purposes on behalf of Avoro Life Sciences Fund LLC, a Delaware limited liability company. Dr. Aghazadeh serves as the portfolio manager and controlling person of Avoro Capital.

(7)	Reference is made to Amendment No. 1 to the Schedule 13G filed with the SEC by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”), Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LP, and Bihua Chen on February 14, 2024. Shares reported for Cormorant Asset Management, LP represent shares which are beneficially owned by the Master Fund. Cormorant Global Healthcare GP, LLC serves as the general partner of the Master Fund. Cormorant Asset Management, LP serves as the investment manager to the Master Fund. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and the general partner of Cormorant Asset Management, LP.

(8)	Reference is made to the Schedule 13G filed with the SEC by Jennison Associates LLC (“Jennison”) on February 8, 2024. Jennison furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients (the “Managed Portfolios”). As a result of its role as investment adviser of the Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of our Common Stock held by such Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to our Common Stock held by the Managed Portfolios. Jennison does not file jointly with Prudential, as such, shares of our Common Stock reported on Jennison's 13G may be included in the shares reported on the 13G filed by Prudential.

(9)	Includes options to purchase 1,305,499 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(10)	Includes options to purchase 436,345 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(11)	Includes options to purchase 294,433 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(12)	Includes options to purchase 102,167 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(13)	Includes options to purchase 101,017 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(14)	Includes options to purchase 77,042 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(15)	Includes options to purchase 77,042 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(16)	Includes options to purchase 68,542 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(17)	Includes options to purchase 21,367 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024.

(18)	Includes options to purchase 18,667 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024 and 2,399 restricted stock units vesting within 60 days of April 1, 2024.

(19)	Includes options to purchase 17,767 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024 and 2,399 restricted stock units vesting within 60 days of April 1, 2024.

(20)	Includes options to purchase 2,954,352 shares of common stock currently exercisable or exercisable within 60 days of April 1, 2024 and 4,798 restricted stock units vesting within 60 days of April 1, 2024.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

Our Audit Committee has appointed Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. We are submitting our appointment of EY as our independent registered public accounting firm for ratification by our stockholders at the Annual Meeting. EY was our principal independent registered public accounting firm for the fiscal year ended December 31, 2023. We expect that one or more representatives of EY will be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions at the end of the Annual Meeting.

Our Audit Committee has the sole authority and responsibility to select, appoint, evaluate and, where appropriate, discharge and replace EY as our independent registered public accounting firm, and the appointment of our independent registered public accounting firm is not required to be submitted to a vote of the stockholders for ratification. Notwithstanding the outcome of the vote by our stockholders, our Audit Committee is not bound to retain the independent registered public accounting firm or to replace the independent registered public accounting firm, where, in either case, after considering the outcome of the vote, our Audit Committee determines its decision regarding the independent registered public accounting firm to be in our best interests.

Recommendation of our Board

Our Board unanimously recommends that stockholders vote “FOR” the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed for professional services rendered by EY during the years ended December 31, 2023, and 2022:

Fee Category:	2023	2022
Audit Fees (1)	$669,500	$500,000
Audit-Related Fees (2)	—	96,335
Tax Fees (3)	—	—
All Other Fees (4)	—	—
Total Fees	$669,500	$596,335

(1)	Audit Fees: Consists of fees billed for professional services rendered in connection with quarterly reviews and the audit of our financial statements as of and for the years ended December 31, 2023 and 2022. Fees for the years ended December 31, 2023 and 2022 included fees billed for services rendered in connection with the issuance of consents, comfort letters and review of documents filed with the SEC and also included fees billed for professional services rendered in connection with the audit of our Irish subsidiary for the years ended December 31, 2022 and December 31, 2021. Fees for the year ended December 31, 2023 also included fees billed for services rendered in connection with an audit of our 401(k) retirement plan.
(2)	Audit-Related Fees: Consists of fees billed for professional services rendered in connection with accounting consultations on matters addressed during the audit for the year ended December 31, 2022. For the year ended December 31, 2023, there were no audit-related fees billed.
(3)	Tax Fees: There were no fees billed in 2023 or 2022 for any services other than those reported above.
(4)	All Other Fees: There were no fees billed in 2023 or 2022 for any services other than those reported above.

All of the above services were pre-approved by our Audit Committee.

In accordance with the Sarbanes-Oxley Act of 2002, as amended, our Audit Committee’s policy is to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. On an ongoing basis, management defines and communicates specific projects and categories of service for which the advance approval of our Audit Committee is requested. Our Audit Committee reviews these requests and advises management if our Audit Committee approves the engagement of our independent registered public accounting firm for such services. Our Audit Committee has also delegated authority to the Chair of our Audit Committee, and if the Chair of our Audit Committee is unavailable, to any other Audit Committee member, to pre-approve permitted services. Any such pre-approval must be reported to our Audit Committee at its next meeting.

PROPOSAL 3: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on our Board, our Compensation Committee, or us. Nevertheless, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to read the “Summary Compensation Table” and other related compensation tables and narrative disclosures in the “Executive and Director Compensation” section of this Proxy Statement, which describe the 2023 compensation of our named executive officers.

We are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative disclosures that accompany the compensation tables.

Section 14A of the Exchange Act also requires that stockholders have the opportunity, at least once every six years, to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two, or three years. At our 2020 Annual Meeting of Stockholders, our stockholders indicated their preference for an advisory vote on the compensation of our named executive officers to be held annually, which annual frequency was also the recommendation of our Board. Our Board subsequently determined that we will hold an advisory vote on the compensation of our named executive officers on an annual basis until the next required vote on the frequency of such advisory votes, or until our Board otherwise determines that a different frequency for such votes is in the best interests of our stockholders.

Recommendation of our Board

Our Board unanimously recommends that our stockholders vote “FOR” the approval of, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement at the Annual Meeting.

EXECUTIVE OFFICERS

The following are biographical summaries of our executive officers and their ages:

Name	Age	Position(s)
Scott Braunstein, M.D.	60	Chair, President, Chief Executive Officer and Director
Steven Pfanstiel	51	Chief Operating Officer, Chief Financial Officer & Treasurer
Joseph Hulihan, M.D.	68	Chief Medical Officer
Martha E. Manning, Esq.	69	Senior Vice President, General Counsel & Corporate Secretary
Christina Shafer	48	Chief Commercial Officer

Scott Braunstein, M.D. has served as our President and Chief Executive Officer since August 2019. Additionally, Dr. Braunstein was appointed Chair of our Board on November 13, 2022. Please refer to the “Board of Directors” section in this Proxy Statement above for Dr. Braunstein’s biographical information.

Steven Pfanstiel, MBA, CMA has served as our Chief Financial Officer since April 2021, and as our Chief Operating Officer since January 2023. Mr. Pfanstiel was appointed Chief Operating Officer on January 26, 2023, in addition to retaining his role as Chief Financial Officer. Mr. Pfanstiel previously served as Vice President, Finance, of LifeScan, Inc. (LifeScan), a diagnostic systems manufacturer with products focusing on the diabetes market, from January 2020 to March 2021, where he was responsible for supporting LifeScan’s global commercial and development organizations, as well as its financial planning analysis function and treasury. Before LifeScan, Mr. Pfanstiel served as Senior Director of FP&A at OptiNose, Inc. (OptiNose), a publicly traded specialty pharmaceutical company focused on creating and bringing to market innovative products for patients with diseases treated by ear, nose, and throat and allergy specialists, from February 2018 to January 2020. During his time at OptiNose, Mr. Pfanstiel served as finance leader for the supply chain, R&D and clinical organizations and was responsible for the broader strategic finance analysis across the organization. From July 2016 to February 2018, Mr. Pfanstiel served as Senior Director supporting Global Strategic Marketing for the DePuy Synthes Companies, a franchise of orthopedic and neurosurgery companies owned by Johnson & Johnson, where he provided financial leadership to the Global Orthopedics franchise and served as a member of the Orthopedics Global Management Board. From November 2013 to July 2016, Mr. Pfanstiel service as Senior Director supporting North America Commercial, Worldwide Financial Reporting, Strategic Marketing and R&D, for Animas Corporation and LifeScan, members of the Johnson & Johnson Family of Diabetes Companies, where he led the finance team transformation and implementation of a new business strategy with the diabetes leadership team. Earlier in his career, Mr. Pfanstiel held various finance positions for Johnson & Johnson, Janssen R&D and Ethicon Endo-Surgery. Mr. Pfanstiel received his B.A. in Physics from Wabash College, his M.S. in Environmental Systems Engineering from Clemson University and his MBA from Indiana University, Kelley School of Business.

Joseph Hulihan, M.D. has served as our Chief Medical Officer since October 2019. Dr. Hulihan brings close to 30 years of experience in clinical drug development, medical affairs and research in numerous conditions in neurology and psychiatry including epilepsy, ADHD, schizophrenia and mood disorders. He is a board-certified neurologist and clinical neurophysiologist. He was principal at Paradigm Neuroscience from 2015 until September 2019, where he provided consulting services including clinical and strategic support for neurotherapeutics in all phases of development. Prior to that, Dr. Hulihan spent 15 years at Johnson & Johnson in roles of increasing responsibility with a primary focus on neurology and psychiatry. Most recently he served as Global Medical Affairs Leader, Neuroscience (mood disorders) at Janssen Global Services, LLC. Other roles included Vice President, CNS Medical Affairs at Janssen and Director, CNS Research, Clinical Affairs at Ortho-McNeil Pharmaceutical. Dr. Hulihan has served as a principal investigator, member of the clinical development team, group supervisor, and study physician on more than 25 late-stage CNS focused clinical trials and authored more than 70 published papers. He received his medical degree from Drexel University School of Medicine, with Honors in Neurology.

Martha E. Manning, Esq. has served as our Vice President, General Counsel and Corporate Secretary since June 2020. In January 2023, she was named Senior Vice President. Ms. Manning has spent over 30 years in the life sciences sector, providing legal advice for development stage and commercial biopharmaceutical companies. Ms. Manning was Executive Vice President, General Counsel and Secretary for Achillion Pharmaceuticals, Inc.

(Achillion) from February 2016 through April 2020. Achillion was acquired by Alexion Pharmaceuticals, Inc. in January 2020. Prior to Achillion, Ms. Manning was General Counsel for ICeutica Inc., a private biopharmaceutical corporation from February 2013 to February 2016. Prior to that she was Chief Legal Officer for OraPharma, Inc. from May 2011 to October 2012. OraPharma, Inc. was acquired by Valeant Pharmaceuticals International, Inc. in June 2012. She also served as Vice President and General Counsel for Sandoz, Inc. (Novartis) from 2008 to 2011. She began her legal career as an associate at the law firm of Morgan Lewis & Bockius. Ms. Manning earned her Juris Doctor degree from the University of Pennsylvania Law School and her Bachelor of Business Administration from the University of Massachusetts. She is a member of the Pennsylvania Bar.

Christina Shafer has served as our Chief Commercial Officer since November 2020. Ms. Shafer previously served as Business Director of Neurology Sales, of Alexion Pharmaceuticals, Inc., a global biopharmaceutical company focused on developing life-changing therapies for people living with rare disorders, from January 2018 to November 2020, where she was responsible for supporting the development and execution of the newest therapeutic franchise of neurology and implementation of two rare disease launches. Before Alexion, Ms. Shafer served as Executive Director of Sales at Pacira Pharmaceuticals, a leading provider of non-opioid pain management and regenerative health solutions dedicated to advancing and improving patient outcomes, from January 2014 to October 2017. During her time at Pacira, Ms. Shafer served as commercial leader responsible for the implementation, build, and execution of the US Sales Forecast and operational budget while having broader strategic development and launch leadership across the organization. From January 2010 to December 2013, Ms. Shafer served as Senior Director of Sales for Sanofi Biosurgery, formerly Genzyme Biosurgery, a division of Sanofi/Genzyme Corporation engaged in the development and marketing of biotherapeutics and biomaterial products worldwide, where she provided sales leadership and execution of the US hospital sales franchise. Early in her career, Ms. Shafer held various leadership and direct sales positions at I-Flow Corporation and Karl Storz Endoscopy. Ms. Shafer received her B.S. in Biology from The University of Maryland, College Park with Post Baccalaureate work in Pharmacology and Immunology.

EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the fiscal years ended December 31, 2023 and 2022.

					Nonequity	All Other
			Option	Stock	Incentive Plan	Compensation
Name and Principal Position	Year	Salary ($) (3)	Awards ($) (4)	Awards ($) (5)	Compensation ($) (6)	($) (7)	Total ($)
Scott Braunstein, M.D.	2023	650,000	1,728,000	475,200	351,000	9,900	3,214,100
President, Chief Executive Officer and Director (1)	2022	591,000	1,669,828	542,878	319,140	9,150	3,131,996
Steven Pfanstiel	2023	470,000	607,608	167,092	190,350	9,900	1,444,950
Chief Operating Officer, Chief Financial Officer and Treasurer (2)	2022	420,000	644,188	209,434	151,200	9,150	1,433,972
Joseph Hulihan, M.D.	2023	482,040	554,006	152,349	173,534	9,900	1,371,829
Chief Medical Officer	2022	463,500	667,542	217,027	166,860	9,150	1,524,079

(1)	Dr. Braunstein was appointed Chair of our Board on November 13, 2022. He retains his positions as President and Chief Executive Officer.
(2)	Mr. Pfanstiel was appointed Chief Financial Officer and Treasurer on April 12, 2021. Additionally, on January 26, 2023, Mr. Pfanstiel was appointed Chief Operating Officer.
(3)	Represents the base salary earned by the named executive officer during 2023 and 2022, as applicable.
(4)	The amounts in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The assumptions made in valuing the awards reported in this column are described in the notes to our audited consolidated financial statements (Note 7 – “Stockholders’ Equity”) included in our Annual Report.
(5)	The amounts in this column represent the aggregate grant date fair value of restricted stock units computed using the closing market price of our common stock on the date of the grant in accordance with FASB ASC Topic 718.
(6)	The amounts in this column represent performance bonus awards. The 2022 bonus awards were paid in 2023. The 2023 bonus awards were paid in 2024.
(7)	The amounts in this column represent matching contributions pursuant to the named executive officer’s participation in our 401(k) retirement plan.

Role of Say-on-Pay Vote

Addressing the 2023 Say on Pay Vote

Our annual Say-on-Pay vote is one of our opportunities to receive feedback from our stockholders regarding our executive compensation program. The Compensation Committee takes the results of this vote seriously. At the 2023 Annual Meeting, our stockholders voted to approve the Say-on-Pay proposal with a 58% vote in favor. While this vote was sufficient to approve the Say-on-Pay it was significantly lower than the 99% vote in favor received in 2022.

Following the 2023 results, we actively sought feedback from stockholders to better understand what motivated the lower vote and whether there were any specific concerns related to our executive compensation program.

2023 Stockholder Engagement

In the fall of 2023, at the direction of the Compensation Committee, we contacted the top 25 of our institutional stockholders, representing 87.70% of our outstanding shares as of September 30, 2023. We spoke with each of the stockholders that expressed interest in speaking with us, resulting in meetings with stockholders who collectively own 12.05% of our outstanding shares as well as written feedback from one stockholder representing 1.91% of our outstanding shares. In addition, stockholders representing 30.03% of our outstanding shares declined our request and indicated a meeting with us was not necessary.

The outreach team consisted of the Chair of the Compensation Committee who is also our Lead Independent Director, our Senior Vice President and General Counsel, and members of our investor relations team. In addition to soliciting feedback from our stockholders on our executive compensation program, we also took the opportunity to receive any feedback they wanted to provide on our governance, board composition and ESG program. We shared the feedback we received with the Compensation Committee and our Board.

Over the course of the stockholder meetings and in the written feedback, we received valuable input relative to concerns that led to the lower Say-on-Pay vote result in 2023, including the lack of performance-based equity, as well as suggestions for potential compensation program adjustments to consider moving forward. During these meetings, we discussed our current equity compensation program that utilizes time-based stock options and RSUs. In such discussions, we explained our rationale for our current equity compensation program being driven by the market dynamics of similarly situated companies in the life sciences sector and the need to remain competitive on compensation matters in a challenging employment market. We also explained that at this stage in our Company’s development, we have a small commercial product and two major phase 3 clinical programs which can lead to significant stock volatility.

In these meetings, our stockholders indicated they better understood our rationale and did not express a continuing concern with our current equity compensation program understanding the limited resources that we as a small company have to incentivize executives and employees at this early stage of our development. Stockholders did express a desire for us to move to performance awards for some percentage of long-term equity compensation at the appropriate time in the future. The Compensation Committee heard the feedback from stockholders. The Compensation Committee will continue to monitor the competitive market for equity compensation practices and at the appropriate time intends to introduce performance-based awards in our equity compensation program. The timing will be based on a number of factors, including what the majority practice is among our peer companies for the use of performance awards and where we are in our development as a company in the move from being most heavily weighted in clinical development to becoming most heavily weighted on our commercial business. In its annual compensation review cycle, the Compensation Committee reviews with its independent compensation consultant the pay practices of similarly situated companies and found that in 2024 among our peer companies, performance awards continue to be a minority practice. Our Compensation Committee takes this stockholder feedback seriously and will continue to review competitive compensation practices in our industry in assessing when and how best to incorporate performance awards into our equity compensation practices.

We also heard feedback from stockholders that they would like to see the Company adopt both a clawback policy and stock ownership guidelines. The Company has since adopted a clawback policy which is available as an exhibit to our Form 10-K for the fiscal year ended December 31, 2023. For more information on the clawback policy, please see the section entitled “Clawback Policy.” Stock ownership guidelines remain a minority practice among similarly situated peers and at this time the Company has determined not to implement stock ownership guidelines. However, the Compensation Committee and the Board will continue to assess stock ownership guidelines in the future as the Company continues to mature.

We heard positive feedback from our stockholders on the skills and diversity of our Board composition. We received positive feedback on our Board skills matrix along with feedback that we should consider a matrix by skill by director. We researched what peer companies do in regard to a skills matrix and found that the skills by named director disclosure was something much more common in large established commercial companies in our industry. We discussed this specific stockholder feedback with the full Board and the Board determined to leave the skills matrix as previously presented, given our Company’s size, stage of development and the focus on the full set of skills of the Board as a whole.

This stockholder feedback, along with input from the Compensation Committee’s independent compensation consulting firm, informed the Compensation Committee’s discussions and review of our overall approach to compensation and the design of our 2024 executive compensation program.

Business Overview Executive Summary

We are a commercial-stage pharmaceutical company, having received FDA approval and launched our first product, ZTALMY® (ganaxolone) oral suspension CV in mid-2022. We are continuing to develop ganaxolone for a number of other seizure-related diseases and conditions in intravenous and oral dose formulations intended to maximize the therapeutic reach to adult and pediatric patient populations in both acute and chronic care settings. We currently have three phase 3 clinical trials ongoing with ganaxolone, one in Tuberous Sclerosis Complex (TSC) and two in Refractory Status Epilepticus (RSE).

2023 and Early 2024 Business Highlights

We have continued to grow and made substantial progress in our commercial business and in our pipeline. During 2023 and early 2024, we:

✓	Achieved full year 2023 net product revenue for ZTALMY (ganaxolone) oral suspension (CV) of greater than $19 million;
✓	Received FDA orphan drug designation for Ganaxolone in the treatment of Lennox-Gastaut Syndrome;
✓	Appointed three new Board members, Marvin H. Johnson Jr., Sarah Noonberg, M.D., Ph.D., and Christine Silverstein, enhancing the expertise and experience of our Board;
✓	Strengthened our intellectual property portfolio with a new method of use patent for ganaxolone in TSC, and a new dosing treatment patent in status epilepticus
✓	Expanded our international commercialization footprint with a distribution agreement for the middle east and north Africa region;
✓	Achieved European Commission approval of ZTALMY for the Adjunctive Treatment of Epileptic Seizures Associated with CDKL5 Deficiency Disorder;
✓	Initiated a global access program for ZTALMY in geographies where the product is not commercially available and as supported by local regulatory requirements; and
✓	Continued to advance enrollment on our Phase 3 clinical trial in TSC (TrustTSC Trial) and our Phase 3 RAISE trial in RSE.

Compensation Governance Highlights

We are committed to having strong governance standards with respect to our executive compensation programs, procedures, and practices. Our key governance practices include the following:

What We Do	What We Do Not Do
✓ Maintain an industry- and size-appropriate peer group for benchmarking compensation	✗ No tax gross ups
✓ Provide a majority of compensation in long-term incentives with vesting schedules over 3 to 4 years	✗ No hedging or pledging of Company stock
✓ Provide a competitive mix of fixed (e.g., base salary) and variable (e.g., bonus) compensation	✗ No option repricing or option backdating
✓ Consult with an independent compensation advisor who provides competitive market-based information and advice to our Compensation Committee	✗ No excessive perquisites
✓ Provide only double trigger change in control severance arrangements	✗ No guaranteed salary increases or bonuses
✓ Maintain maximum annual bonus compensation payout which was 130% of target in 2023
✓ Conduct an annual review of executive compensation levels and pay practices
✓ Adopted an incentive compensation recovery policy (clawback policy)

How We Determine Executive Compensation

We have a “pay-for-performance” executive compensation philosophy, which forms the basis for our executive compensation decisions. Our business depends on our ability to hire and retain executives with the talent to grow our business in a competitive environment. We compete for talent in the biopharmaceutical arena and to be successful in recruiting and retaining talent, we need to provide a competitive compensation program. The primary objectives of our executive compensation program in 2023 were to:

Attract	the best possible executive talent comprised of diverse individuals who we feel will greatly contribute to our mission and goals of commitment, innovation and community;
Retain	those that exhibit our core values and drive progress in our organization;
Reward	employees for contributions toward our achievements of measurable corporate and individual performance objectives; and
Align	executive incentives with the creation of long-term value for our stockholders.

Compensation Committee Compensation Process

Our Compensation Committee has the authority to make determinations, or to make recommendations to our Board, regarding the compensation of our executive officers. The Committee annually retains an independent executive compensation consultant to assist the Committee in making informed decisions on executive officer compensation. The Compensation Committee retains the sole authority to direct, terminate or engage independent compensation consultants.

Role of Management

Our Chief Executive Officer provides recommendations to our Compensation Committee with respect to executive officer compensation, other than his own compensation. Our Chief Executive Officer may not be present during voting or deliberations on his compensation. Our Compensation Committee takes into consideration our Chief Executive Officer’s input in granting annual bonuses or equity awards and setting compensation levels with respect to executive officers other than himself. In addition to the recommendations of our Chief Executive Officer, other members of our executive team make recommendations to the Compensation Committee regarding the design of our executive officer compensation programs generally and the specific performance goals to be used in our annual cash bonus program. Management also reviews and makes recommendations with respect to our annual equity incentive program.

Role of Compensation Consultant

Since the summer of 2021, our Compensation Committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer assists in peer group development, prepares and presents data-based assessments of compensation programs for our executive officers, our other employees, and our Board, and provides general market guidance and input on all compensation related matters to our Compensation Committee in fulfillment of its duties, including:

●	trends and emerging topics with respect to executive officer compensation;
●	peer group selection for executive officer compensation benchmarking;
●	compensation practices of our peer group;
●	compensation programs for executives, our Board, and our employees generally; and
●	equity plan utilization and related metrics.

The Committee Selects a Peer Group

With the assistance of its independent compensation consultant, our Compensation Committee selects our compensation peer group based on the factors set forth below.

Defining Our Peer Group and Market Data

The first step in the compensation review process is the review and analysis of an appropriate peer group. In the fall of 2022, Pearl Meyer recommended, and the Compensation Committee approved a peer group of publicly traded companies to serve as the primary frame of reference for benchmarking competitive pay levels and evaluating market compensation practices. Peer group companies were those which were defined by the following criteria:

●	industry sector (biotechnology, pharmaceuticals);
●	similar stage of product development to include a mix of commercial and late stage clinical (Phase 3) companies;
●	market capitalizations ranging from $50 million to $1.0 billion; and
●	company size (number of employees 50-500; operating expense $50 million to $500 million).

Our peer group, which was used by our Compensation Committee to set target compensation opportunities for 2023, including salaries, bonus percentages and equity awards, consisted of the following companies:

Albireo Pharma, Inc. Alector, Inc. Arcturus Therapeutics Holdings Inc. Cara Therapeutics, Inc. Chimerix, Inc. Chinook Therapeutics, Inc. Clene Inc. Clovis Oncology, Inc.	CymaBay Therapeutics, Inc. Fulcrum Therapeutics, Inc. Gelesis Holdings, Inc. Immunic, Inc. Mirum Pharmaceuticals, Inc. OptiNose, Inc. Oyster Point Pharma, Inc. Phathom Pharmaceuticals, Inc.	Rhythm Pharmaceuticals, Inc. Rigel Pharmaceuticals, Inc. Spectrum Pharmaceuticals, Inc.

In September 2023, Pearl Meyer recommended updates to the peer group for 2024 pay determinations using the criteria below to position us at or near the median on market capitalization and size parameters. Following discussion with Pearl Meyer, the Compensation Committee approved a revised peer group of publicly traded companies defined by the following criteria:

●	industry sector (biotechnology, pharmaceuticals);
●	similar stage of product development to include a mix of commercial and late stage clinical companies;
●	market capitalizations ranging from $50 million to $1.5 billion; and
●	company size (number of employees 50-500; operating expense $50 million to $500 million).

The changes in the 2024 peer group as compared with the 2023 peer group were primarily the result of the removal of six companies due to market capitalization, mergers and acquisitions, bankruptcy or restructuring. The 2024 peer group added three commercial companies and one phase 3 company. The additions were selected based on therapeutic focus and/or market capitalization and size.

Our peer group, which was used by our Compensation Committee to target compensation opportunities for 2024, including salaries, bonus percentages and equity awards, consisted of the following companies:

Agios Pharmaceuticals, Inc. Alector, Inc. Arcturus Therapeutics Holdings Inc. Biohaven Ltd. Cara Therapeutics, Inc. Chimerix, Inc. Clene Inc.	CymaBay Therapeutics, Inc. Fulcrum Therapeutics, Inc. Immunic, Inc. ManKind Corporation Mirum Pharmaceuticals, Inc. OptiNose, Inc. Phathom Pharmaceuticals, Inc.	Rhythm Pharmaceuticals, Inc. Rigel Pharmaceuticals, Inc. Xeris Biopharma Holdings, Inc.

Our Compensation Committee used publicly available compensation data from the updated peer group, as well as data from Radford’s Global Compensation Database (through our purchase of and participation in the survey) to inform its decisions for 2024 compensation.

Elements of Executive Compensation

The elements of our compensation program are set forth in the table below.

Element	Purpose

Base salary	Provide competitive, fixed compensation to attract and retain top talent
Target bonus	Provide short-term performance-contingent compensation to motivate and reward individuals for attaining rigorous corporate performance and/or individual goals related to key business objectives
Equity incentives	Provide long-term variable incentive compensation to promote performance, support retention, and create stockholder alignment
Benefits	Provide competitive benefits packages to attract and retain top talent

2023 Base Salaries

Base salaries for our named executive officers are established based on the scope of their responsibilities and their prior relevant background, training and experience, taking into account competitive market compensation in the compensation data we review for similar positions and the overall market demand for such executives. In setting base salaries, our Compensation Committee generally targets the 50th percentile of the salaries for executives in similar positions and with similar responsibilities within our peer group and in the companies of similar size to us represented in the compensation data our Compensation Committee reviews, with the ability to deviate as appropriate to reflect individual factors such as experience, performance, and scope of role. Our Compensation Committee reviews the most current salary information disclosed by our peer group companies, and ages the data forward, as appropriate, in setting pay for the year ahead.

For 2023 based on the market data and individual performance, the Compensation Committee recommended to our Board, and our Board approved, the 2023 base salaries of our named executive officers, including our Chief Executive Officer. For 2024, the Compensation Committee approved the 2024 base salaries for our named executive officers, and the Board approved the base salary for our Chief Executive Officer.

Executive Officer	2023 Base Salary		2024 Base Salary	% Increase from 2023
Dr. Scott Braunstein	$650,000		$685,000	5.4%
Mr. Steven Pfanstiel	$470,000	(1)	$498,200	6.0%
Dr. Joseph Hulihan	$482,040		$500,117	3.8%

(1)	Mr. Pfanstiel was appointed Chief Operating Officer in January 2023, in addition to continuing to serve as Chief Financial Officer.

Non-Equity Incentive Plan Compensation – Annual Bonuses

Each of our named executive officers is eligible to receive an annual performance bonus based on the achievement of corporate objectives, as determined by our Board. Each named executive officer has a target bonus expressed as a percentage of his base salary. The target bonus amounts for 2023 and 2024 for Dr. Braunstein, Mr. Pfanstiel and Dr. Hulihan are set forth in the chart below.

Executive Officer	Target Bonus for 2023	Target Bonus for 2024
Dr. Scott Braunstein	60%	60%
Mr. Steven Pfanstiel	45%	45%
Dr. Joseph Hulihan	40%	40%

2023 Corporate Goals

In the beginning of 2023, our Compensation Committee recommended, and our Board approved the 2023 Corporate Goals for our annual bonus program, and the weighting assigned to each of the goal categories. In January 2024, upon recommendation by the Compensation Committee and approval by our Board, it was determined that the achievement factor of the corporate goals was 90% based on full and partial achievements, as shown in the table below. Our executive officers’ annual bonuses for 2023 were determined by this achievement factor.

Our 2023 Corporate Goals represented our key 2023 business objectives, which were critical to our near- and long-term success. The 2023 Corporate Goals were in the categories below and were weighted according to their importance to us. The goals included 30% upside potential for achievement of stretch goals in the event we achieved equal to or greater than 80% of the base corporate targets. The maximum bonus pool for 2023 was set at 130%.

2023 Corporate Goals / Achievement Factor
ZTALMY® Launch	Target Weighting	Percent Achievement
● Achieve U.S. revenue target	25%	25%
Ganaxolone IV
● RAISE and RAISE II enrollment milestones ● CMC NDA registration batches new IV ganaxolone manufactured and on stability	25%	22%
TSC
● Enrollment milestone	20%	8%
Pipeline and other ZTALMY (Including EU)
● Second generation drug candidate development goal ● Scientific manuscript publication goal ● European approval ZTALMY	15%	12%
Finance/Corporate
● Financing and cash balance targets ● Compliance targets to support commercial launch ● Human resources organizational goals ● Quality system goals	15%	13%
Corporate Stretch Goals
● Upside US revenue target ● Upside RAISE enrollment target ● Manufacture NDA registration batches for second IV ganaxolone presentation ● Upside TSC enrollment target ● Second generation ganaxolone targets ● Business Development target ● Financing targets	Up to 30%	10%
	Up to 130%	90%

For 2023, each of our named executive officers was eligible for an annual performance bonus based on: 1) the target bonus level for each named executive officer; and 2) the achievement of corporate objectives, which was assessed by our Board at 90%.

Based on the above, the Compensation Committee awarded 2023 bonuses, paid in cash during the first quarter of 2024, to our named executive officers as follows:

		Target	Corporate	Bonus
		Bonus (% of	Goal	Amount
Executive Officer	Salary	Base Salary)	Achievement	Paid
Dr. Scott Braunstein	$650,000	60%	90%	$351,000
Mr. Steve Pfanstiel	$470,000	45%	90%	$190,350
Dr. Joseph Hulihan	$482,040	40%	90%	$173,534

Option Awards and Restricted Stock Units (RSUs) Granted In 2023

In January 2023, our Compensation Committee and our Board approved grants of stock option awards and RSUs to our named executive officers, as set forth in the table below. The use of stock option awards and RSUs as a portion of annual equity awards is designed to retain employees in an increasingly competitive market, and the receipt of such awards by our named executive officers strongly links the interests of our named executive officers with those of our shareholders.

In determining| equity awards in 2023, our Compensation Committee and our Board targeted the midpoint of the 50th and 75th percentile of equity awards for executives in similar positions and with similar responsibilities within our peer group and in the companies of similar size to us represented in the compensation data our Compensation Committee and our Board reviews, with the ability to deviate as appropriate to reflect individual factors such as experience, performance, and scope of role. Our Compensation Committee determined that targeting equity awards at this percentile, in general, for 2023 was appropriate to provide an even greater emphasis on performance-driven compensation that provides alignment with our stockholders. Each RSU represents the right to receive one share of our common stock. All 2023 RSUs vest in three equal annual installments, with the first installment vesting on February 15, 2024, the second installment vesting on February 15, 2025, and the third installment vesting on February 15, 2026. All grants of 2023 stock options have an exercise price of $5.94 per share (the closing market price per share on January 26, 2023, the date of grant) and vest in 36 equal monthly installments, with the first installment vesting on February 26, 2023.

		Number
		of	Stock
		Restricted	Options –
		Stock	Number of
	Grant	Units	Shares	Exercise	Expiration
Executive Officer	Date	Granted	Granted	Price	Date
	1/26/2023	—	360,000	$5.94	1/26/2033
Dr. Scott Braunstein	1/26/2023	80,000	—	—	—
	1/26/2023	—	126,585	$5.94	1/26/2033
Mr. Steven Pfanstiel	1/26/2023	28,130	—	—	—
	1/26/2023	—	115,418	$5.94	1/26/2033
Dr. Joseph Hulihan	1/26/2023	25,648	—	—	—

Option Awards and Restricted Stock Units Granted In 2024

In January 2024, our Compensation Committee and our Board approved grants of stock option awards and RSUs to our named executive officers, as set forth in the table below. In determining equity awards in 2024, our Compensation Committee and our Board targeted the approximately 50th percentile for executives in similar positions and with similar responsibilities within our peer group and in the companies of similar size to us represented in the compensation data our Compensation Committee and our Board reviews, with the ability to deviate as appropriate to reflect individual factors such as experience, performance, and scope of role. All 2024 RSUs vest in three equal annual installments, with the first installment vesting on February 15, 2025, the second installment vesting on February 15, 2026, and the third installment vesting on February 15, 2027. All grants of 2024 stock options have an exercise price of $9.74 per share (the closing market price per share on January 18, 2024, the date of grant) and vest in 36 equal monthly installments, with the first installment vesting on February 15, 2024.

		Number
		of	Stock
		Restricted	Options –
		Stock	Number of
	Grant	Units	Shares	Exercise	Expiration
Executive Officer	Date	Granted	Granted	Price	Date
Dr. Scott Braunstein	1/18/2024	—	335,650	$9.74	1/18/2034
	1/18/2024	74,600	—	—	—
Mr. Steven Pfanstiel	1/18/2024	—	114,600	$9.74	1/18/2034
	1/18/2024	25,465	—	—	—
Dr. Joseph Hulihan	1/18/2024	—	98,250	$9.74	1/18/2034
	1/18/2024	21,835	—	—	—

Clawback Policy

In October 2023, our Board adopted an Incentive Compensation Recovery Policy (the “Clawback Policy”) to provide for recovery of certain incentive compensation in the event of an Accounting Restatement (as defined in the policy). The Clawback Policy meets the requirements of the SEC and the Nasdaq listing standards which implement the SEC’s Rule 10D-1. Under the Clawback Policy, in the event we are required to prepare an Accounting Restatement, except as otherwise provided in the Clawback Policy, we are required to recover the excess incentive compensation received by any of the Covered Executives (as defined in the Clawback Policy). The excess incentive compensation is the amount that exceeds what would have been received if the determination of the incentive compensation had been based on the restated amounts in the accounting restatement. The Clawback Policy applies to all compensation whether it is cash or equity compensation that is awarded to executives on achievement of financial reporting measures. The Clawback Policy is available as exhibit 97 to our Form 10-K for the fiscal year ended December 31, 2023.

Benefits Programs and Perquisites

Our named executive officers are eligible to participate in all our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, on the same basis as our other employees. We pay the premiums for term life insurance and disability insurance for all our employees, including our named executive officers. We do not maintain any defined benefit pension or non-qualified deferred compensation plan.

All of our full-time employees in the United States, including our named executive officers are eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended. The plan allows employees to make contributions up to a specified percentage of their compensation, subject to the maximum amounts allowed under law. Since January 1, 2021, the Company makes a safe harbor nonelective contribution for each participating employee for the amount equal to 3% of eligible compensation. We have the ability to make discretionary profit-sharing contributions under the Plan. In 2023, we did not make any discretionary contributions.

Employment Agreements

We have entered into employment agreements with all of our named executive officers. The following is a summary of the material terms of each employment and consulting agreement we have with each of our named executive officers, as applicable.

Scott Braunstein, M.D.

On August 6, 2019, we entered into an amended and restated employment agreement with Scott Braunstein, M.D. The principal terms of Dr. Braunstein’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Dr. Braunstein’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $650,000 per year (increased to $685,000 for 2024);
●	annual performance bonus in an amount up to 50.0% (increased to 60% in 2023) of base salary based on the achievement of certain performance goals established by our Board or the Compensation Committee; and
●	an initial grant of stock options exercisable for the purchase of 1,000,000 (250,000 post stock-split in 2020) shares of our common stock, which vests in 48 substantially equal monthly installments. These options expire on August 6, 2029.

Upon a termination of Dr. Braunstein’s employment by us without cause or a resignation by Dr. Braunstein for good reason, Dr. Braunstein is eligible to receive a continuation of his base salary for twelve months, with an accelerated payment of any balance upon a change in control as defined in his employment agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Braunstein is also eligible to receive payment of a pro-rated target bonus for the year of his termination and payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of twelve months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. Dr. Braunstein is also eligible to receive severance under our Severance Plan, as described below under the heading “Change in Control Severance Plan,” to the extent such severance is more favorable than the severance provided under his employment agreement, but he is not eligible to receive severance payments or benefits under both the Severance Plan and his employment agreement.

Termination for “cause” under Dr. Braunstein’s employment agreement generally means termination of Dr. Braunstein by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) his intentional failure to perform any lawful duties assigned to him by our Board after receiving at least ten business days of advance written notice and the opportunity to cure to the satisfaction of our Board of an equivalent time period; (vi) his gross negligence or other misconduct that is materially injurious to us, monetarily or otherwise, including but not limited to any act or omission by him of fraud, theft, dishonesty, embezzlement, falsification of records or moral turpitude; (vii) his willful violation of the Bylaws, Code of Business Conduct and Ethics or other Company policy that is materially detrimental to our best interest, after receiving at least ten business days of advance written notice and a reasonable opportunity to cure of an equivalent time period; (viii) any continued or repeated absence from the Company, unless the absence is approved or excused by our Board or the result of his illness, disability or incapacity; or (ix) misappropriation of any of our funds or property, theft, embezzlement or fraud.

Termination for “good reason” under Dr. Braunstein’s employment agreement generally means termination by Dr. Braunstein for (i) a reassignment of Dr. Braunstein to a location outside the greater Philadelphia area; (ii) any material failure by us to comply with any material term of his employment agreement; (iii) the demotion of Dr. Braunstein to a lesser position or a substantial diminution of Dr. Braunstein’s authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Dr. Braunstein is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Braunstein’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of employment with respect to Dr. Braunstein.

Steven Pfanstiel

In March 2021, we entered into an employment agreement with Steven Pfanstiel, in connection with his appointment as our Chief Financial Officer and Treasurer, effective as of April 12, 2021. In January 2023, in connection with Mr. Pfanstiel’s appointment as Chief Operating Officer, his annual base salary and target annual bonus were increased as noted below. The principal terms of Mr. Pfanstiel’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Mr. Pfanstiel’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $470,000 per year (increased to $498,200 in 2024);
●	annual performance bonus in an amount up to 40% (increased to 45% in 2023) of base salary based on the achievement of certain performance goals established by our Board or our Compensation Committee; and
●	stock options and awards as described below under the heading “Outstanding Equity Awards at Fiscal Year-End.”

The adjustment to the bonus target from 40% to 45% was a result of the promotion in 2023 from Chief Financial Officer to Chief Operating Officer while Mr. Pfanstiel maintains his position as Chief Financial Officer.

In April 2021, we entered into an amendment to Mr. Pfanstiel’s employment agreement to provide for a sign-on bonus to Mr. Pfanstiel in the amount of $140,000 to be paid to him 30 days after his start date, less applicable taxes and withholding.

Upon a termination of Mr. Pfanstiel’s employment by us without cause or a resignation by Mr. Pfanstiel for good reason, Mr. Pfanstiel is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Mr. Pfanstiel is also eligible to receive payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. In addition, if the termination of employment occurs three months before or twelve months after a change in control, Mr. Pfanstiel is eligible to receive an amount equal to his target bonus for one year plus the pro-rated target bonus for the year in which such termination occurs, payable in a single lump sum payment. Mr. Pfanstiel is also eligible to receive severance under our Severance Plan, as described below under the heading “Change in Control Severance Plan,” to the extent such severance is more favorable than the severance provided under his employment agreement, but he is not eligible to receive severance payments or benefits under both the Severance Plan and his employment agreement.

Termination for “cause” under Mr. Pfanstiel’s employment agreement generally means termination of Mr. Pfanstiel by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of his employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Mr. Pfanstiel’s employment agreement generally means termination by Mr. Pfanstiel for (i) reassignment of Mr. Pfanstiel outside the Greater Philadelphia area; (ii) any material failure by us to comply with any material term of his employment agreement; (iii) the demotion of Mr. Pfanstiel to a lesser position or a substantial diminution of Mr. Pfanstiel’s authority, duties or responsibilities or (iv) a material diminution of his base salary and benefits, except under certain limited circumstances.

Mr. Pfanstiel is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Mr. Pfanstiel’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect during his employment and for 12 months after his termination of employment.

Joseph Hulihan, M.D.

On October 25, 2019, we entered into an employment agreement with Dr. Hulihan. The principal terms of Dr. Hulihan’s employment agreement are as set forth below and, subject to the terms of his employment agreement, Dr. Hulihan’s base salary and bonus are subject to adjustment from time to time by our Board:

●	base salary of $482,040 per year (increased to $500,117 for 2024);
●	annual performance bonus in an amount up to 35% (increased to 40% in 2020) of base salary based on the achievement of certain performance goals established by our Board or our Compensation Committee; and
●	stock options and awards as part of our equity incentive programs.

Upon a termination of Dr. Hulihan’s employment by us without cause or a resignation by Dr. Hulihan for good reason, Dr. Hulihan is eligible to receive a continuation of his base salary for nine months, with an accelerated payment of any balance upon a change in control as defined in the agreement, subject to his execution and delivery of a general release of claims. If such termination occurs within three months before or within twelve months after a change in control the severance payable increases to an amount equal to his base salary for a period of eighteen months payable in a lump sum. Upon such termination, Dr. Hulihan is also eligible to receive payment or reimbursement of his medical insurance premiums at the same level as was in effect on the termination date for a period of nine months, which period increases to eighteen months if the termination of employment occurs three months before or twelve months after a change in control. In addition, if the termination of employment occurs three months before or twelve months after a change in control, Mr. Hulihan is eligible to receive an amount equal to his target bonus for one year plus the pro-rated target bonus for the year in which such termination occurs, payable in a single lump sum payment. All stock options and restricted stock awards granted to Dr. Hulihan that vest over time will, if his employment is terminated by us without cause or he resigns for good reason, in each case upon or during the twelve-month period that immediately follows a change in control, become fully vested upon the termination of his employment to the extent permitted by the terms of the applicable plan and his execution and delivery of a general release of claims. Dr. Hulihan is also eligible to receive severance under our Severance Plan, as described below under the heading “Change in Control Severance Plan,” to the extent such severance is more favorable than the severance provided under his employment agreement, but he is not eligible to receive severance payments or benefits under both the Severance Plan and his employment agreement.

Termination for “cause” under Dr. Hulihan’s employment agreement generally means termination of Dr. Hulihan by us for: (i) his misuse of alcoholic beverages, controlled substances or other narcotics, which misuse has had or is reasonably likely to have a material adverse effect on our business or financial affairs or our reputation; (ii) failure to cooperate with us in any investigation or formal proceeding; (iii) the commission of, or a plea of guilty or nolo contendere with respect to, or conviction for, a felony (or any lesser included offense or crime in exchange for withdrawal of a felony indictment or charged crime that might result in a penalty of incarceration), a crime involving moral turpitude or any other offense that results in or could result in any prison sentence; (iv) adjudication as an incompetent; (v) a breach of any material term of his employment agreement; (vi) violation in any material respect of any of our rules, regulations or policies; (vii) gross insubordination; (viii) engaging in any conduct, action or behavior that, in the reasonable opinion of our Board, has had a material adverse effect on our reputation; (ix) any continued or repeated absence; or (x) misappropriation of any funds or property.

Termination for “good reason” under Dr. Hulihan’s employment agreement generally means termination by Dr. Hulihan for (i) any material failure by us to comply with any material term of his employment agreement; (ii) the demotion of Dr. Hulihan to a lesser position or a substantial diminution of Dr. Hulihan’s authority, duties or responsibilities or (iii) a material diminution of his base salary and benefits, except under certain limited circumstances.

Dr. Hulihan is entitled to participate in all of our group welfare plans, subject to the terms and conditions applicable to such plans as approved from time to time by our Board. Dr. Hulihan’s employment agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for six months after the termination of this employment (with respect to central nervous system disorders and pediatric epilepsies) and 12 months (with respect to status epilepticus and any other “competitive business,” as defined in his employment agreement).

Change in Control Severance Plan

In November 2016, our Compensation Committee adopted the Marinus Pharmaceuticals, Inc. Change in Control Severance Plan (the “Severance Plan”) covering our employees. The purpose of the Severance Plan is to formalize, and maintain consistency in, our approach to change in control benefits provided to our employees.

The Plan provides for certain payments and benefits to a covered employee (i.e., any employee regularly scheduled to work at least 30 hours per week) whose employment with us ceases either during the two-year period following a “change in control” (as defined in the Severance Plan) of the Company or during the 90-day period immediately preceding the change in control due to (i) a termination without “cause” or (ii) a resignation for “good reason” (each as defined in the Severance Plan). In such circumstances, our Chief Executive Officer would receive: (i) a lump-sum payment equal to 24 months of his or her base salary, (ii) a lump-sum payment equal to his or her prorated bonus target plus the annual target bonus multiplied by 1.25 and (iii) a lump-sum payment equal to the aggregate dollar amount that we otherwise would have contributed toward his or her group health insurance coverage for 24 months. Named officers (i.e., the Chief Financial Officer, Chief Medical Officer and General Counsel) and vice presidents of the Company would receive: (i) a lump-sum payment equal to 18 months of the covered employee’s base salary, (ii) a lump-sum payment equal to the covered employee’s prorated bonus target plus the annual target bonus and (iii) a lump-sum payment equal to the aggregate dollar amount that we otherwise would have contributed toward the named officer or vice president’s group health insurance coverage for 18 months. In addition, subject to certain limited exceptions, all unvested equity and equity-based awards for each covered employee whose employment with us ceases during the two-year period following a “change in control” due to a termination without “cause” or a resignation for “good reason” shall become fully vested immediately prior to such cessation of service. A covered employee’s receipt of severance payments and benefits under the Severance Plan is subject to his or her execution and delivery of a general release of claims.

For the avoidance of doubt, in the event that a covered employee is party to an alternative arrangement which provides one or more of the types of payments and benefits provided under the Severance Plan, upon a termination of employment giving rise to such payments or benefits, the covered employee will be entitled to the payment or benefit pursuant to either the Severance Plan or the alternative arrangement, whichever provides the more favorable payment or benefit to the covered employee, as determined on a per-payment or per-benefit basis, as applicable. A covered employee will not be entitled to a payment or benefit under both the Severance Plan and an alternative arrangement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding all equity awards outstanding as of December 31, 2023 for each of our named executive officers.

	Stock Awards					Option Awards
					Equity Incentive					Equity Incentive
				Equity Incentive	Plan Awards:	Number of		Number of		Plan Awards:
	Number of		Market Value of	Plan Awards:	Market or Payout	securities		securities		Number of
	Shares or Units of		Shares or Units of	Number of Unearned	Value of Unearned	underlying		underlying		securities
	Stock that		Stock that	Shares, Units or	Shares, Units or	unexercised		unexercised		underlying
	Have not		Have not	Other Rights that	Other Rights that	options		options		unexercised	Option	Option
	Vested		Vested	Have not	Have not	(#)		(#)		unearned	Exercise	Expiration
Name	(#)		($)	Vested (#)	Vested ($)	exercisable		unexercisable		options (#)	Price ($)	Date
Scott Braunstein, M.D.	28,601	(1)	310,893	—	—
	9,653	(2)	104,928	—	—
	80,000	(3)	869,600	—	—
						7,500		—		—	31.76	9/18/2028
						15,917		—		—	15.84	2/26/2029
						250,000	(7)	—		—	4.28	8/6/2029
						450,000		—		—	8.28	1/8/2030
						290,000		—		—	12.60	1/15/2031
						117,986		75,064	(4)	—	10.40	2/4/2032
						110,000		250,000	(5)	—	5.94	1/26/2033
Steven Pfanstiel	11,034	(1)	119,940	—	—
	3,724	(2)	40,480	—	—
	28,130	(3)	305,773	—	—
						146,680		73,320	(6)	—	13.99	4/12/2031
						45,518		28,957	(4)	—	10.40	2/4/2032
						38,687		87,898	(5)	—	5.94	1/26/2033
Joseph Hulihan, M.D.	11,434	(1)	124,288	—	—
	3,859	(2)	41,947	—	—
	25,648	(3)	278,794	—	—
						100,000		—		—	4.56	11/7/2029
						101,250		—		—	8.28	1/8/2030
						115,000		—		—	12.60	1/15/2031
						47,168		30,007	(4)	—	10.40	2/4/2032
						35,266		80,152	(5)	—	5.94	1/26/2033

(1)	The shares underlying these restricted stock units vest in three equal installments, on August 4, 2023, August 4, 2024 and August 4, 2025, subject to continued service to us through each vesting date. The market value of these restricted stock units included above was calculated using the closing price per share of our common stock at December 31, 2023.
(2)	The shares underlying these restricted stock units vest in two equal installments, on August 4, 2023 and August 4, 2024, subject to continued service to us through each vesting date. The market value of these restricted stock units included above was calculated using the closing price per share of our common stock at December 31, 2023.

(3)	The shares underlying these restricted stock units vest in three equal installments, on February 15, 2024, February 15, 2025 and February 15, 2026, subject to continued service to us through each vesting date. The market value of these restricted stock units included above was calculated using the closing price per share of our common stock at December 31, 2023.
(4)	The shares underlying this option vest monthly over 36 months beginning March 4, 2022 subject to continued service to us through each vesting date.
(5)	The shares underlying this option vest monthly over 36 months beginning February 26, 2023, subject to continued service to us through each vesting date.
(6)	25% of the total shares underlying this option vested on April 12, 2022. The remaining shares vest 1/36th monthly over 36 months beginning April 30, 2022, subject to continued service to us through each vesting date.
(7)	In March 2024, Scott Braunstein exercised the option to purchase 50,000 shares from the August 6, 2019 stock option grant.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between the SEC-defined Compensation Actually Paid (“CAP”) to our NEOs and certain of our financial performance metrics during the fiscal years listed below.

The table below presents information on the CAP to our Chief Executive Officer and the average CAP to our other NEOs in comparison to certain performance metrics for the years ended December 31, 2023, 2022 and 2021. The SEC-defined CAP data set forth in the table below does not reflect amounts actually paid, earned or received by our NEOs, and the metrics are not those that the Compensation Committee uses when setting executive compensation. See the “How We Determine Executive Compensation” section of this proxy filing for a description of the compensation-setting process for our executive officers. Per SEC rules, CAP is calculated by adjusting the Summary Compensation Table (“SCT”) “Total” values for the applicable year as described in the footnotes to the table.

					Value of initial
	Summary	Compensation	Average Summary	Average	fixed $100
	Compensation Table	Actually Paid to	Compensation Table	Compensation	investment based
	Total for Scott	Scott Braunstein	Total for Non-CEO	Actually Paid to Non-	on total shareholder	Net Loss
Year	Braunstein (1)(2) ($)	(1)(2)(4) ($)	NEOs (3) ($)	CEO NEOs (1)(2)(3)(4) ($)	return (TSR) ($)	(in millions) ($)
2023	$ 3,214,100	$ 6,104,837	$ 1,408,390	$ 2,603,293	$ 89.10	$(141.4)
2022	$ 3,131,996	$ (689,703)	$ 1,479,026	$ (175,649)	$ 32.62	$(19.8)
2021	$ 3,992,329	$ 3,434,434	$ 2,531,585	$ 2,128,561	$ 97.38	$(98.8)

(1)	Deductions from, and additions to, total compensation in the SCT by year to calculate CAP include:

	2023		2022		2021
		Average Non-		Average Non-		Average Non-
	Scott Braunstein	CEO NEOs	Scott Braunstein	CEO NEOs	Scott Braunstein	CEO NEOs
Total Compensation from Summary Compensation Table	$3,214,100	$1,408,390	$3,131,996	$1,479,026	$3,992,329	$2,531,585
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	$(2,203,200)	$(740,528)	$(2,212,706)	$(869,096)	$(3,123,300)	$(1,943,675)
Year-end fair value of unvested awards granted in the current year	3,162,484	1,062,920	620,077	243,550	1,773,034	1,384,957
Year-over-year difference of year-end fair values for unvested awards granted in prior years	630,210	391,504	(944,543)	(677,811)	(282,148)	(42,909)
Fair values at vest date for awards granted and vested in current year	698,244	234,715	244,811	96,158	995,360	197,379
Difference in fair values between prior year-end fair values and vest-date fair values for awards granted in prior years	602,999	246,292	(1,529,338)	(447,476)	79,159	1,224
Total Adjustments for Equity Awards	$2,890,737	$1,194,903	$(3,821,699)	$(1,654,675)	$(557,895)	$(403,024)
Compensation Actually Paid	$6,104,837	$2,603,293	$(689,703)	$(175,649)	$3,434,434	$2,128,561

(2)	The following summarizes the valuation assumptions used for stock option awards included as part of CAP:
a.	Expected life of each stock option is based on the "simplified method" using an average of the remaining vest and remaining term, as of the vest/FYE date.
b.	Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.
c.	Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.
d.	Historical volatility is based on daily price history for each expected life (years) prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
e.	Represents annual dividend yield on each vest/FYE date.
f.	The following table illustrates the valuation assumptions as of the vesting date for awards that vested in each of 2023, 2022 and 2021:

For Stock Options Vested in
	2023	2022	2021
Expected volatility	73.22% - 110.82%	92.45% - 114.72%	109.13% - 125.89%
Expected dividend yield	—	—	—
Expected term, in years	3.0 - 5.0 years	3.3 - 5.0 years	3.5 - 5.0 years
Risk-free interest rate	3.29% - 4.90%	0.97% - 4.48%	0.19% - 1.26%

g.	No full-value awards vested in 2022 or 2021.

(3)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for Steven Pfanstiel and Joseph Hulihan in 2023, 2022 and 2021.

(4)	The amounts for the Compensation Actually Paid to Scott Braunstein for 2021 and 2022 and the amounts for Average Compensation Actually Paid to Non-CEO NEOs for 2021 and 2022 have been updated from last year’s disclosures to reflect the correction of certain errors in the valuation assumptions utilized in the prior disclosure.

The following graphs illustrate the relationship during 2021-2023 of the CAP for our CEO and the average CAP for our other NEOs as calculated pursuant to SEC rules to (i) our total shareholder return (“TSR”) and (ii) our net income (loss) (each as set forth in the table above). Note that we do not utilize TSR or net income (loss) in our executive compensation program; however, we do utilize several other performance measures to align executive compensation with the Company’s performance. See the “How We Determine Executive Compensation” section of this proxy filing for a description of the compensation-setting process for our executive officers, including a description of the performance-based cash bonus component of our compensation program, which is designed to provide appropriate incentives to our executives to achieve defined annual corporate goals and to reward our executives for individual achievement towards these goals.

Compensation of Directors

During the fiscal year ended December 31, 2023, we paid cash compensation to our non-employee directors. All of our non-employee directors also received awards under the 2014 Plan. The following table sets forth information concerning compensation for services rendered by our non-employee directors for the fiscal year ended December 31, 2023:

	Fees earned or			Expiration of		Total
	paid in	Option		Option	Stock	compensation
Name	cash ($) (1)	Awards ($) (2)		Awards	Awards ($) (3)	($)
Charles Austin (4)	60,000	76,140	(4)	1/26/2033	21,384	157,524
Elan Ezickson (5)	65,000	76,140	(5)	1/26/2033	21,384	162,524
Seth H.Z. Fischer (6)	62,500	76,140	(6)	1/26/2033	21,384	160,024
Marvin H. Johnson, Jr. (7)	37,188	209,952	(7)	4/17/2033	57,672	304,812
Tim M. Mayleben (8)	105,000	76,140	(8)	1/26/2033	21,384	202,524
Saraswathy V. Nochur, Ph.D. (9)	57,219	76,140	(9)	1/26/2033	21,384	154,743
Sarah B. Noonberg, M.D., Ph.D. (10)	31,341	222,588	(10)	5/16/2033	61,272	315,201
Christine Silverstein (11)	51,250	155,196	(11)	1/26/2033	42,768	249,214

(1)	This column reports the aggregate dollar amount of all director fees earned or paid in cash with respect to services performed by the director during the year ended December 31, 2023.
(2)	This column represents the aggregate grant date fair value of options to purchase shares of common stock granted to each director in 2023, computed in accordance with FASB ASC Topic 718.
(3)	This column represents the aggregate grant date fair value of restricted stock units granted to each director in 2023, computed in accordance with FASB ASC Topic 718.

(4)	As of December 31, 2023, this director held (i) options to purchase 70,075 shares of common stock and (ii) 3,600 restricted stock units.
(5)	As of December 31, 2023, this director held (i) options to purchase 70,075 shares of common stock and (ii) 3,600 restricted stock units.
(6)	As of December 31, 2023, this director held (i) options to purchase 94,050 shares of common stock and (ii) 3,600 restricted stock units.
(7)	This director was appointed in April 2023. As of December 31, 2023, this director held (i) options to purchase 32,400 shares of common stock and (ii) 7,200 restricted stock units.
(8)	As of December 31, 2023, this director held (i) options to purchase 95,200 shares of common stock and (ii) 3,600 restricted stock units.
(9)	As of December 31, 2023, this director held (i) options to purchase 61,575 shares of common stock (ii) 3,600 restricted stock units.
(10)	This director was appointed in May 2023. As of December 31, 2023, this director held (i) options to purchase 32,400 shares of common stock and (ii) 7,200 restricted stock units.
(11)	This director was appointed in January 2023. As of December 31, 2023, this director held options to purchase 32,400 shares of common stock and (ii) 7,200 restricted stock units.

Non-Employee Director Compensation in 2023

As part of our annual review of director compensation, our Compensation Committee reviewed data provided by Pearl Meyer and determined that the 2023 cash compensation should remain consistent with the cash compensation for non-employee directors in 2022. Additionally, the Board approved cash compensation for the role of Lead Independent Director which was set at an annual cash retainer of $25,000 in addition to the annual retainer for all non-employee directors. The Board approved an increase in the equity compensation for non-employee directors as follows:

●	for the new members of our Board, an initial equity grant of options to purchase 32,400 shares of our common stock vesting monthly in thirty-six equal installments over three years and a restricted stock unit grant for 7,200 shares of common stock vesting annually in three equal installments; and
●	for all members of our Board, an annual equity grant of options to purchase 16,200 shares of our common stock vesting monthly in twelve equal installments over one year and a restricted stock unit grant for 3,600 shares of our common stock vesting in full on the first annual anniversary of the grant date.

Our 2023 board compensation was as follows:

●	an annual cash retainer of $25,000 for our Lead Independent Director effective upon his appointment in November 2022 in addition to the annual retainer for non-employee directors;
●	an annual cash retainer of $45,000 for all other members of our Board;
●	an additional cash retainer of $20,000 for our Audit Committee Chair, $15,000 for our Compensation Committee Chair; $10,000 for our Nominating Committee Chair; and $10,000 for our Science & Technology Committee Chair;
●	an additional cash retainer of $10,000 for members of our Audit Committee, $7,500 for members of our Compensation Committee; $5,000 for members of our Nominating Committee; and $5,000 for members of our Science & Technology Committee;
●	for the new members of our Board, an initial equity grant of options to purchase 32,400 shares of our common stock vesting monthly in thirty-six equal installments over three years and a restricted stock unit grant for 7,200 shares of our common stock vesting annually in three equal installments; and

●	for all members of our Board, an annual equity grant of options to purchase 16,200 shares of our common stock vesting monthly in twelve equal installments over one year and a restricted stock unit grant for 3,600 shares of common stock vesting in full on the first annual anniversary of the grant date.

Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and Committee meetings.

Non-Employee Director Compensation in 2024

As part of our annual review of director compensation, our Compensation Committee reviewed data provided by Pearl Meyer and determined that the 2024 cash compensation should remain consistent with the cash compensation for non-employee directors in 2023. The Board approved an increase in the equity compensation for non-employee directors as follows:

●	for the new members of our Board, an initial equity grant of options to purchase 41,800 shares of our common stock vesting monthly in thirty-six equal installments over three years and a restricted stock unit grant for 9,200 shares of our common stock vesting annually in three equal installments; and
●	for all members of our Board, an annual equity grant of options to purchase 20,900 shares of our common stock vesting monthly in twelve equal installments over one year and a restricted stock unit grant for 4,600 shares of common stock vesting in full on the first annual anniversary of the grant date.

Our directors are also entitled to reimbursement for reasonable travel and lodging expenses for attending Board and Committee meetings.

PROPOSAL 4: APPROVAL OF 2024 EQUITY INCENTIVE PLAN

On March 26, 2024, our Board unanimously approved, subject to stockholder approval, the 2024 Equity Incentive Plan (the “2024 Plan”). We are asking our stockholders to approve the 2024 Plan approved by our Board. If approved by stockholders, the 2024 Plan would replace the 2014 Equity Incentive Plan (the “2014 Plan”). The number of shares of our common stock that may be issued under the 2024 Plan will be 4,000,000 shares, plus any shares that would otherwise have become available for grant under the 2014 Plan after the date our stockholders approve the 2024 Plan (the “Effective Date”) as a result of the termination or forfeiture of awards under the 2014 Plan. We are seeking stockholder approval in order to satisfy the requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to incentive stock options to the extent such options are granted under the 2024 Plan and to comply with the rules of Nasdaq. If the 2024 Plan is approved, no further awards will be made under the 2014 Plan.

If the 2024 Plan is not approved by our stockholders, it will not become eﬀective, and we may only continue to grant awards under the 2014 Plan until its expiration in July 2024, using the shares available for issuance thereunder. Furthermore, after such time, we would not have an equity incentive plan in place under which equity awards can be granted to existing employees, directors, advisors or consultants which would prohibit us from making our annual equity grants in 2025. We believe that our stock-based compensation programs have been integral to our success in the past and are critical to our ability to succeed in the future. The inability to make competitive equity awards to attract and retain talented employees in a highly competitive market could have a materially adverse impact on our business. Further, if the 2024 Plan is not approved, we could be forced to increase cash compensation, which will reduce the resources we have allocated to meeting our business needs and objectives, putting us at a disadvantage compared to our competitors and adversely impacting our business. Therefore, the approval of the 2024 Plan is vital to our future success.

Background

We believe our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to our company by providing such persons with equity ownership opportunities and performance-based incentives. The life sciences industry remains highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees. The granting of equity compensation is market practice of other companies in our peer group and other companies that we compete with for talent, and it is a critical means by which we attract and recruit new employees, as well as retain our most experienced and skilled workforce.

Equity compensation is also fundamental to our compensation philosophy and core objectives of paying for performance and aligning the interests of employees with those of stockholders. A significant portion of our employees’ compensation is provided in the form of equity. We believe that equity awards, and the potential they hold for appreciation through an increase in our stock price, support our pay-for-performance philosophy, provide further incentive to our employees to focus on creating long-term stockholder value and create an ownership culture that links employees’ interests with those of our stockholders and our long-term results, performance, and financial condition and allows us to conserve cash resources to support our growth objectives.

In its determination to approve the 2024 Plan, our Board reviewed our historical share usage, certain burn rate metrics, the anticipated costs of the 2024 Plan and other considerations outlined below in conjunction with information provided by our independent compensation consultant, Pearl Meyer. Speciﬁcally, our Board considered the following:

●	In determining the reasonableness of the 2024 Plan share reserve, our Board considered our historic burn rate, described below under “Key Equity Metrics.” The 4,000,000 new shares represent 7.3% of common shares outstanding as of April 1, 2024 which our Board believes is a reasonable request under the 2024 Plan.
●	We expect the share authorization under the 2024 Plan to provide us with enough shares for awards for approximately one year, assuming we continue to grant awards consistent with our current practices and historical usage. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2024 Plan could last for a shorter or longer period of time. Accordingly, the Board carefully balanced the request for additional equity to hire and retain talent to drive our share strategy and the need to return to our stockholders for approval of more shares in a short period of time.
●	If stockholders do not approve the 2024 Plan at the Annual Meeting, we may be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

We believe that the adoption of the 2024 Plan is essential to our success. Equity awards are intended to incentivize, retain, and motivate participants and align the interests of our directors, employees and consultants with those of our stockholders. Our Board and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the best talent in a crucial period of growth for us. In light of the factors described above, our Board has determined that the size of the share reserve under the 2024 Plan is reasonable and appropriate at this time.

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, 4,000,000 shares available for issuance under the 2024 Plan, plus any shares that would otherwise have become available for grant under the 2014 Plan after the Effective Date as a result of the termination or forfeiture of awards under the 2014 Plan. The Board believes that equity awards provide an important incentive for our employees, including our executive officers, other key employees and our directors, to remain with the Company, to motivate them to help achieve our corporate objectives and to align their interests with those of our stockholders. The Board voted to approve the 2024 Plan to ensure we continue to provide appropriate equity incentives.

On April 1, 2024, the closing price of our common stock on the Nasdaq Global Market was $8.97 per share.

Key Features of the 2024 Plan

The 2024 Plan reflects a broad range of compensation and governance best practices, including the following:

●	No repricing of awards without stockholder approval. Under the 2024 Plan, awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award.
●	No evergreen feature/stockholder approval required for share reserve increases. The 2024 Plan does not provide for an annual increase in the share reserve, and the 2024 Plan may not be amended to increase the share reserve without stockholder approval.
●	Conservative Share Reuse Provision. Shares subject to an award under the 2024 Plan will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of an award.
●	Payment of dividends only if underlying awards vest. Under the 2024 Plan, dividends and dividend equivalents in respect of shares underlying an award may not vest or be paid unless and until the award vests.
●	Limit on annual compensation for non-employee directors. Under the 2024 Plan, the aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including all awards granted under the 2024 Plan and any other fees or compensation paid to such director outside of the 2024 Plan for services as director, may not exceed $750,000, except that in the director’s initial year, such awards, fees and compensation may not exceed $1,000,000. The value of any such non-employee director awards is based on the grant date fair value of such awards for financial reporting purposes.

Key Equity Metrics

In developing our share request for the 2024 Plan and analyzing the impact of utilizing equity as a means of compensating our employees, we considered both our “overhang” and our “burn rate.”

●	Overhang. “Overhang” is a measure of potential dilution which we deﬁne as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by (iii) the number of shares of common stock outstanding.

On April 1, 2024, the Company had an aggregate of 54,931,042 shares of common stock outstanding and a total of approximately 260,569 shares of common stock reserved for issuance and available for future grants under the 2014 Plan.

As of April 1, 2024, under the 2014 Plan, there were:

(i)	approximately 6,222,558 stock options outstanding with an average remaining contractual term of 7.7 years and with a weighted average exercise price of $9.67, of which 3,561,217 are currently underwater, and

(ii)	2,242,203 RSUs outstanding, all of which were subject solely to time-based vesting.

Additionally, as of April 1, 2024, under individual inducement awards there were:

(i)	2,448,483 stock options outstanding with an average remaining term of 7.8 years and with a weighted average exercise price of $9.73, of which 1,303,658 are currently underwater, and

(ii)	51,675 of RSUs outstanding, all of which are subject to time-based vesting.

We recognize that this overhang is above the 50th percentile of our peer group, however, we have been rapidly growing as an organization and equity awards are a key way in which we attract highly skilled employees critical to our success. Our overhang reflects the combined effect of our annual equity awards and inducement awards that were made during a period of rapid headcount growth including the U.S. commercial launch of ZTALMY in the second half of 2022 and expanded clinical development during 2023 and into 2024. By providing such hires with equity ownership opportunities, we are better able to attract, retain and motivate persons who are expected to make important contributions to the growth of our company.

●	Burn Rate. “Burn Rate” measures how quickly we use shares and is calculated by dividing (i) the number of shares subject to equity awards granted during the applicable ﬁscal year by (ii) the weighted average number of shares of our common stock outstanding during the applicable ﬁscal year. The following table provides information regarding the grant of equity awards, inclusive of equity awards granted in connection with the 2014 Plan and equity awards granted in connection with individual inducement awards, in each case granted over the past three completed ﬁscal years and which we considered in setting the number of shares available for issuance under the 2024 Plan:

Fiscal Year	Stock Options	Time-based RSUs Granted	Total Granted	Weighted Average # of Shares	Burn Rate
2021	1,868,066	18,400	1,886,466	36,697,171	5.14%
2022	2,026,981	809,028	2,836,009	39,072,599	7.26%
2023	2,117,451	1,004,310	3,121,761	53,746,518	5.81%

Average Three-Year Burn Rate (2021-2023)6.07%

We recognize that equity awards dilute existing stockholders, and, therefore, we are mindful to responsibly manage our equity compensation program. We review market data on equity compensation with our independent compensation consultant and Compensation Committee on a regular basis with the goal of ensuring that our pay packages are competitive for all levels of employees, including our executives, and align with the compensation practices of our peers. We believe our historical three-year burn rate is reasonable for the reasons set forth below:

●	In order to attract, retain and motivate top talent in what is a tremendously competitive labor market for the life sciences industry, it is critical to grant competitive, market-driven equity awards to our employees. Our average burn rate has been impacted by the successful expansion of our business, including the build of a U.S. commercial team for the launch of ZTALMY in 2022 and increased R&D activity in 2022 and 2023 driven by a robust late-stage clinical development portfolio. As a result, our equity is not concentrated in our executive leadership team. Rather, our equity-based compensation program has always been and will continue to be a key component in our ability to pay market-competitive compensation to all of our eligible employees, not just those in leadership positions, in order to ensure we are competitive in attracting new talent and to motivate employees at every level of the organization to drive stockholder value. For example, in 2023, approximately 63% of our equity awards were granted to employees who were not executive officers.

●	We are approaching an inflection point in the company’s evolution with two Phase III clinical trial readouts anticipated prior to the end of 2024. The outcome of these trials has the potential to change our organizational needs materially, requiring the rapid growth of our employee base and further emphasizing the associated need to pay market-competitive compensation, in order to attract, maintain and motivate employees at every level of the organization.

Summary of the Material Terms of the 2024 Plan

The following summary describes the material terms of the 2024 Plan and provides a general description of the U.S. federal income tax consequences applicable to certain transactions involving awards under the 2024 Plan. The following description of certain features of the 2024 Plan is qualified in its entirety by reference to the full text of to the 2024 Plan attached to this Proxy Statement as “Annex A.”

Plan Administration. The 2024 Plan will be administered by a committee consisting of two or more members of the Board, each of which member will be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an independent director in accordance with the rules of Nasdaq or such national securities exchange upon which shares of our common stock are listed. The committee may delegate authority to our CEO (or other designated officer) or one or more subcommittees as it deems appropriate, provided that the committee may not delegate its authority  (i) to interpret the 2024 Plan or any award made thereunder, or (ii) to make awards under the 2024 Plan to members of the Board, or to employees who are  “officers” as defined in Rule 16a-1(f) under the Exchange Act.  Officers who have been delegated by the committee to grant awards under the 2024 Plan, are prohibited from granting such awards under the 2024 Plan to themselves. The 2024 Plan is currently administered by our Compensation Committee in accordance with its terms.

The Compensation Committee has the sole authority to (i) determine the individuals to whom grants will be made under the 2024 Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the 2024 Plan. In addition, the Compensation Committee has full power and authority to administer and interpret the 2024 Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the 2024 Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Compensation Committee’s interpretations of the 2024 Plan and all determinations made by the committee pursuant to the powers vested in it under the 2024 Plan will be conclusive and binding on all persons having any interest in the 2024 Plan or in any awards granted under the 2024 Plan. No awards which are intended to be incentive stock options (“ISOs”) may be granted after the 10th anniversary of the date our Board approved the 2024 Plan.

Authorized Shares. The maximum aggregate number of shares of our common stock that will be available for issuance pursuant to grants under the 2024 Plan is 4,000,000 shares plus any shares that would otherwise have become available for grant under the 2014 Plan after the Effective Date as a result of the termination or forfeiture of awards under such plan. Shares issued under the 2024 Plan may be authorized but unissued shares of our common stock or treasury shares of our common stock.

The number of shares available for issuance under the 2024 Plan may be subject to adjustment in the event of a reorganization, stock split, merger or similar change in our corporate structure or the number of outstanding shares of our common stock. In the event of any of these occurrences, we will make equitable adjustments to, among other things, the number and kind of shares, options or other property available for issuance under the 2024 Plan or covered by grants previously made under the 2024 Plan.

In general, each share made subject to an award will reduce the number of shares remaining available for grant under the 2024 Plan by one share except that for any performance-based award, the number of shares remaining available for grant under the 2024 Plan will be reduced initially at grant by the target amount of such award, with such amount adjusted to be equal the actual number of shares issued upon settlement of the performance-based award to the extent different from such target number of shares. If awards under the 2024 Plan are for any reason canceled, or expire or terminate unexercised, the shares covered by such awards may again be available for the grant of awards under the 2024 Plan, however, shares subject to an award under the 2024 Plan will not be available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of an award.

Annual Non-Employee Director Limits. The maximum number of shares of our common stock that may be granted to any non-employee director pursuant to awards in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such non-employee director during such calendar year, shall not exceed $750,000 in total value, with the value of any such non-employee director awards based on the grant date fair value of such awards for financial reporting purposes; provided, that in the calendar year in which a non-employee director first joins our Board, the aggregate limit for services as a member of our Board (or a committee thereof) shall not exceed $1,000,000. The foregoing limitations with respect to non-employee directors do not apply to the extent that such non-employee director has been or becomes an employee during the calendar year.

Eligibility. All of our employees and the employees of our subsidiaries, including employees who are officers or members of our Board, and members of our Board who are not employees are eligible to participate in the 2024 Plan. Consultants and advisors who perform services for us or any of our subsidiaries are also eligible to participate in the 2024 Plan. As of April 1, 2024, in addition to our 8 non-employee directors, approximately 170 employees were eligible to participate in the 2024 Plan.

Award Types. The 2024 Plan provides for grants of stock options, stock appreciation rights (“SARs”), stock awards, stock units and other equity-based awards.

Stock Options. Our Compensation Committee may grant incentive stock options that are intended to qualify as “incentive stock options” within the meaning of section 422 of the Code or nonqualified stock options that are not intended to so qualify. The exercise price of our common stock that is subject to a stock option will be equal to or greater than the fair market value of a share of our common stock on the date the option is granted, provided that with respect to an incentive stock option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries, the exercise price must be at least 110% of the fair market value of our common stock on the date of grant. As of April 1, 2024, the closing price of our common stock as reported on the Nasdaq Global Market was $8.97 per share.

The term of any option may not exceed ten years from the date of grant, provided that with respect to an incentive stock option that is granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries, the term of the option may not exceed five years from the date of grant. Options will become exercisable in accordance with such terms and conditions, consistent with the 2024 Plan, as may be determined by our Compensation Committee and specified in the grant instrument. Our Compensation Committee may accelerate the exercisability of any or all outstanding options at any time for any reason.

Stock Appreciation Rights. Our Compensation Committee may grant SARs separately or in tandem with any stock option. The base amount of each SAR may not be less than the fair market value of a share of our common stock on the date of grant of the SAR. A SAR will be exercisable during the period specified by our Compensation Committee in the grant instrument and will be subject to such vesting and other restrictions as may be specified in the grant instrument. Our Compensation Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. A tandem SAR will be exercisable only during the period when the stock option to which it is related is also exercisable.

When a grantee exercises SARs, the grantee will receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for a SAR is the amount by which the fair market value of the underlying common stock on the date of exercise of the SAR exceeds the base amount of the SAR. The appreciation in a SAR will be paid in shares of our common stock, cash or any combination of the foregoing, as our Compensation Committee will determine.

Restricted and Unrestricted Stock Awards. Our Compensation Committee may issue shares of our common stock under a stock award upon such terms as it deems appropriate. Shares of our common stock issued or transferred pursuant to stock awards may be issued or transferred for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by our Compensation Committee. Our Compensation Committee may, but is not required to, establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as our Compensation Committee deems appropriate, including without limitation restrictions based on the achievement of specific performance goals.

Unless our Compensation Committee determines otherwise, if the grantee ceases to be employed by, or provide service to, us during a period designated in the grant instrument as the restriction period, or if other specified conditions are not met, the stock award will terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of our common stock must be immediately returned us. Our Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. During the applicable restriction period, a grantee generally may not sell, assign, transfer, pledge or otherwise dispose of the shares of the stock award. Unless our Compensation Committee determines otherwise, during the applicable restriction period, the grantee will have the right to vote shares subject to stock awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by our Compensation Committee, including without limitation the achievement of specific performance goals.

Stock Units. Our Compensation Committee may grant stock units representing one or more shares of our common stock, upon such terms and conditions as our Compensation Committee deems appropriate, provided that all such grants will comply with Section 409A of the Code. Each stock unit represents the right of the grantee to receive an amount based on the value of a share of our common stock, if specified conditions are met. All stock units will be credited to bookkeeping accounts established on our records for purposes of the 2024 Plan. Our Compensation Committee may grant stock units that are payable if specified performance goals or other conditions are met, or under other circumstances. Stock units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by our Compensation Committee. Our Compensation Committee will determine the number of stock units to be granted and the requirements applicable to such stock units.

Unless our Compensation Committee determines otherwise, if the grantee ceases to be employed by, or provide service to, us during a specified period, or if other conditions established by our Compensation Committee are not met, the grantee’s unvested stock units will be forfeited. Our Compensation Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate. Payments with respect to stock units may be made in cash, in our common stock, or in a combination of the two, as determined by our Compensation Committee.

Performance Awards. Our Compensation Committee may grant equity awards the vesting, settlement or exercisability of which is subject to specified performance criteria.  Such performance criteria and the level of achievement versus such criteria will be established by our Compensation Committee and may be based on the performance of the grantee, the Company (either as a whole or the performance of any one or more business units of the Company) or a combination of such factors. The exact criteria of any performance award will be specified upon the granting of such performance award, and such criteria may require satisfaction of time-based requirements in addition to achieving performance-based goals.

Dividend Equivalent Rights. Our Compensation Committee may grant dividend equivalent rights entitling the grantee to receive credits based on cash distributions that would have been paid on shares of our common stock specified in such dividend equivalent right (or other award to which such dividend equivalent right relates) if such shares of common stock had been issued to and held by the grantee as of the record date. No dividend equivalent rights may be granted in connection with, or related to, an award of an option or SAR. Dividend equivalents credited to the holder of a dividend equivalent right may be deemed to be reinvested in additional shares of common stock, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation, as determined by the Compensation Committee). Any such reinvestment will be at the fair market value thereof on the date of such reinvestment. Dividend equivalent rights may be settled in cash or shares of common stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Compensation Committee. A dividend equivalent right granted as a component of another award may provide that such dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such dividend equivalent right will expire or be forfeited or annulled under the same conditions as such other award. A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of such other award, provided that dividend equivalent rights credited pursuant to a dividend equivalent right granted as a component of another award will not vest or become payable unless and until the award to which the dividend equivalent rights correspond becomes vested and settled.

Other Equity-Based Awards. Our Compensation Committee may grant other equity-based awards, which are awards (other than those described above) that are based on, measured by or payable in our common stock, on such terms and conditions as our Compensation Committee will determine. Other equity-based awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, our common stock or any combination of the foregoing, as our Compensation Committee will determine.

Change of Control. In the event of a Change of Control (as defined below), except as otherwise provided in the applicable award agreement or in another agreement with the grantee, upon which outstanding awards are not assumed or continued: (i) such awards will vest in full, with performance-based awards vesting at the greater of target or actual performance; (ii) in the case of outstanding options and SARs, such awards will become exercisable during a 15 day period beginning 15 days prior to the scheduled consummation of such Change of Control; and (iii) the Compensation Committee may cancel awards in exchange for cash, securities or other property, in its sole discretion. In the event of a Change of Control, except as otherwise provided in the applicable award agreement or in another agreement with the grantee, upon which outstanding awards are assumed or continued in accordance with their terms: (i) each performance-based award will convert to a time-based award equal to performance based on the greater of target or (if determinable) actual performance; and (ii) all assumed or continued awards shall vest in full upon a termination of the grantee without cause within 12 months following the consummation of the Change of Control.

Under the 2024 Plan, a Change of Control will be deemed to have occurred if:

●	any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our securities representing more than 50% of the voting power of our then outstanding securities; provided that a Change of Control will not be deemed to occur as a result of (i) a transaction in which we become a subsidiary of another corporation and in which our stockholders, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (ii) the acquisition of our securities by an investor in a capital-raising transaction; or
●	the consummation of (i) a merger or consolidation of us with another corporation where our stockholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of our assets, or (iii) our liquidation or dissolution.

Repricing. Our Compensation Committee may not, without obtaining prior approval of our stockholders: (i) amend any outstanding option or SAR granted under the 2024 Plan to reduce the exercise price per share of such outstanding option or the strike price of such outstanding SAR; (ii) cancel any outstanding option or SAR in exchange for or in substitution of options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price, as applicable, of the original option or SAR; (iii) cancel in exchange for a cash payment or other securities any outstanding option or SAR with an exercise price or strike price per share, as applicable, above the then-current fair market value; or (iv) take any other action under the 2024 Plan that is treated as a “repricing” under U.S. generally accepted accounting principles.

Forfeiture; Recoupment. Our Compensation Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by, or failed to be taken by, such grantee in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of our employees or clients, (iv) confidentiality obligation with respect to us, (v) Company policy or procedure, (vi) other agreement, or (vii) any other obligation of such grantee to us, as and to the extent specified in such award agreement. The Compensation Committee may annul an outstanding award if the grantee is an employee and is terminated for “cause” (as defined in the 2024 Plan or the applicable award agreement) or for “cause” as defined in any other agreement between us and the grantee, as applicable.

Any award granted pursuant to the 2024 Plan will be subject to mandatory repayment by the grantee to us to the extent the grantee is, or in the future becomes, subject to (i) any of our “clawback” or recoupment policies that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (ii) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

Withholding of Taxes. All grants under the 2024 Plan are subject to applicable federal (including FICA), state and local tax withholding requirements. We may require that the grantee or other person receiving or exercising grants pay to us the amount of any federal, state or local taxes that we are required to withhold with respect to such grants, or we may deduct from other wages paid by us the amount of any withholding taxes due with respect to such grants. If our Compensation Committee so permits, a grantee may elect to satisfy our tax withholding obligation with respect to grants paid in our common stock by having shares withheld up to an amount that does not exceed the grantee’s maximum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

Amendment and Termination. Our Compensation Committee may amend, suspend or terminate the 2024 Plan or any portion thereof at any time provided that no amendment that would require stockholder approval under the rules of Nasdaq may be made effective unless and until our stockholders approve such amendment. A termination, suspension or amendment of the 2024 Plan that occurs after a grant is made will not impair the rights of a grantee unless the grantee consents. The 2024 Plan will terminate automatically on the tenth anniversary of its effective date (i.e., May 22, 2034, if approved at the 2024 Annual Meeting), unless the 2024 Plan is terminated earlier by our Compensation Committee.

New Plan Benefits. The issuance of any awards under the 2024 Plan will be at the discretion of our Compensation Committee. In addition, the benefit of any awards granted under the 2024 Plan will depend on a number of factors, including the fair market value of our common stock on future dates, and our actual performance against any performance goals established with respect to performance-based awards, among other things. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

U.S. Federal Income Tax Consequences under the 2024 Plan

The following is a summary of some of the material U.S. federal income tax consequences associated with the grant and exercise of awards under the 2024 Plan under current U.S. federal tax laws and certain other tax considerations associated with awards under the 2024 Plan as of the date hereof. The summary does not address tax rates or non-U.S. or U.S. state or local tax consequences, nor does it address employment tax or other U.S. federal tax consequences, except as noted.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a tax deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, generally any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes taxable income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding tax deduction is generally available to us. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income to a participant, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock or other property received. A corresponding tax deduction is generally available to us at that time.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have taxable income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income. However, a participant may make an election under Section 83(b) of the Code (“83(b) election”) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding tax deduction will generally be available to us in the same year that the participant recognizes ordinary income. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2024 Plan, the holding period in the shares begins just after the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Unrestricted Stock. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at the time of such purchase or award, as applicable, over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Participants are generally taxed upon settlement (and a corresponding tax deduction is generally available to us) of a restricted stock unit, unless he or she has made a proper election to defer the receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change of Control Payments. Under Sections 280G 4999 of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to us.

Section 162(m). Our ability to take any tax deduction with respect to awards under the 2024 Plan is subject to deductibility limitations under Section 162(m) of the Code.

Registration with the SEC

If the 2024 Plan is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the issuance of the shares of common stock available under the 2024 Plan with the SEC pursuant to the Securities Act of 1933, as amended.

Proposed Approval of Marinus Pharmaceuticals, Inc. 2024 Equity Incentive Plan

We have been and are committed to continuing to be careful, responsible stewards of our equity compensation program. We recognize that each equity award that we make dilutes our stockholders and intend to actively monitor our share reserve and burn rate to ensure that we maximize stockholders’ value by granting the appropriate number of equity awards necessary to reward, motivate and retain our employees and directors. This will require prudence, process and sound judgement, all of which we are committed to because we know that we will not be able to compete for talent and deliver success to our stockholders without an equity compensation program.

Our Board has therefore approved, and recommends for adoption by our stockholders, the 2024 Plan, which will permit the issuance of 4,000,000 shares of our common stock. This number of shares does not include any shares that would otherwise become available for grant under the 2014 Plan after the Effective Date as a result of the termination or forfeiture of awards under the 2014 Plan.

The effectiveness of the proposed 2024 Plan is contingent upon stockholder approval.

THE BOARD RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 4, TO APPROVE THE 2024 EQUITY INCENTIVE PLAN.

TRANSACTIONS WITH RELATED PARTIES

Since January 1, 2022, there have been no transactions, to which we have been a party, in which the amount involved in the transaction or series of related transactions exceeded the lesser of $120,000 and one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our common stock or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than employment, compensation, termination, indemnification and change in control arrangements with our named executive officers, which are described under the “Executive and Director Compensation” section of this Proxy Statement.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER

EQUITY COMPENSATION PLANS AT DECEMBER 31, 2023

					Number of securities remaining available
	Number of securities to		Weighted-average		for future issuance under equity
	be issued upon exercise of		exercise price of		compensation plans
	outstanding options,		outstanding options,		(excluding securities
Plan category	warrants and rights		warrants and rights		reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	6,182,565	(1)	$9.59	(2)	907,095	(3)
Equity compensation plans not approved by security holders	2,254,310	(4)	$9.73	(5)	—
Total	8,436,875				907,095

(1)	Represents (i) 4,924,969 shares of our common stock issuable upon exercise of outstanding stock options and 1,257,019 restricted stock units issued under our 2014 Plan and (ii) 577 shares of our common stock issuable upon exercise of outstanding stock options under our 2005 Equity Incentive Plan (“2005 Plan”). Our 2014 Plan has been approved by our stockholders and we are no longer making grants under our 2005 Plan.
(2)	Represents the weighted-average exercise price of 4,925,546 outstanding stock options.
(3)	Represents shares of common stock reserved for issuance under our 2014 Plan. In addition, the number of shares of our common stock that may be issued pursuant to grants under the 2014 Plan and the number of shares of our common stock that may be issued under the 2014 Plan as incentive stock options shall be increased annually on January 1 of each year until the expiration of the 2014 Plan by a number equal to the least of (i) 10,000,000 shares of our common stock, (ii) an amount equal to 4% of the total number of shares of our capital stock outstanding on such date, calculated on a common-equivalent basis, and (iii) an amount determined by our Board.
(4)	Represents 2,239,435 shares of our common stock issuable upon exercise of outstanding stock options and 14,875 restricted stock units issued as inducement grants. These stock options and restricted stock units are generally subject to the same terms and conditions as those awarded pursuant to the 2014 Plan.
(5)	Represents the weighted-average exercise price of 2,239,435 outstanding stock options issued as inducement grants.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025

ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, proposals of stockholders intended to be presented at our 2025 Annual Meeting of Stockholders must be received by our Secretary, in writing, at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; Attention: Secretary, not later than December 5, 2024. If, however, the date of our 2025 Annual Meeting of Stockholders is more than 30 calendar days earlier or later than May 22, 2025, then the deadline will be a reasonable time before we begin to print and send out our proxy materials. The dates referenced below with respect to proposing an item of business at our 2025 Annual Meeting of Stockholders will not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 of the Exchange Act.

In addition, under our Bylaws, a stockholder of record on the date of the giving of the written notice to introduce a nomination or to propose an item of business must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that a nomination for director(s) and/or an item of business to be introduced at an Annual Meeting of Stockholders must be submitted in writing to our Secretary at our offices at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087. We must receive written notice of your intention to introduce a nomination or to propose an item of business at our 2025 Annual Meeting of Stockholders no earlier than the close of business on December 5, 2024, and no later than the close of business on January 4, 2025. However, if the date of our 2025 Annual Meeting of Stockholders is more than 30 calendar days earlier or later than May 22, 2025, then we must receive such notice no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of (A) the 90th day prior to the 2025 Annual Meeting of Stockholders or (B) the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. In the case of an election of directors at a special meeting of stockholders, we must receive such notice not later than the close of business on the later of (x) the 90th day prior to such special meeting or (y) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by our Board to be elected at such meeting.

In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide written notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2025, which is the first business day following the 60th day prior to the one-year anniversary of the Annual Meeting.

Any such notice must include all of the information required to be in such notice pursuant to our Bylaws filed with the SEC.

ANNUAL REPORT

A copy of our 2023 Annual Report to Stockholders, consisting of our Annual Report on Form 10-K for the year ended December 31, 2023, has been made available or mailed concurrently with this Proxy Statement, without charge, to our stockholders entitled to notice of and to vote at the Annual Meeting, provided that we have not included the exhibits to the Form 10-K. We will provide copies of the exhibits to the Form 10-K upon request by eligible stockholders, provided that we may impose a reasonable fee for providing such exhibits, which is limited to our reasonable expenses. Requests for copies of such exhibits should be mailed to our Secretary, Martha E. Manning, Esq., at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice and, if applicable, a printed version of this Proxy Statement and our Annual Report, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice for your household, please contact our Corporate Secretary, Martha E. Manning, Esq., at Marinus Pharmaceuticals, Inc., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, PA 19087; telephone: (484) 801-4670. If you participate in householding and wish to receive a separate copy of the Notice, or if you do not wish to continue to participate in householding and prefer to receive separate copies of the Notice in the future, please contact our Corporate Secretary as indicated above.

If your shares are held in street name through a broker, bank or other nominee, please contact your broker, bank or nominee directly if you have questions, require additional copies of our materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible.

By Order of the Board of Directors,

/s/ Martha E. Manning
Martha E. Manning, Esq. Senior Vice President, General Counsel, and Corporate Secretary
April 4, 2024
Radnor, Pennsylvania

Annex A

MARINUS PHARMACEUTICALS, INC.

2024 EQUITY INCENTIVE PLAN

1.	PURPOSE

The Plan is intended to (a) provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its stockholders and other important stakeholders, including its employees and customers, and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of awards of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, unrestricted stock, dividend equivalent rights, performance shares and other performance-based awards, and other equity-based awards. Any of these awards may, but need not, be made as performance incentives to reward the holders of such awards for the achievement of performance goals in accordance with the terms of the Plan. Stock options granted under the Plan may be nonqualified stock options or incentive stock options, as provided in the Plan.

2.	DEFINITIONS

For purposes of interpreting the Plan documents (including the Plan and Award Agreements), the following definitions will apply:

2.1“Affiliate” means any company or other entity that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including any Subsidiary.

2.2“Applicable Laws” means the legal requirements relating to the Plan and the Awards under (a) applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders of any jurisdiction applicable to Awards granted to residents therein and (b) the rules of any Stock Exchange on which the Common Stock is listed.

2.3“Award” means a grant under the Plan of an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right, a Performance Share or other Performance-Based Award, or an Other Equity-Based Award.

2.4“Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5“Award Shares” will have the meaning set forth in Section 17.3(a)(ii).

2.6“Benefit Arrangement” will have the meaning set forth in Section 15.

2.7“Board” means the Board of Directors of the Company.

2.8“Cause” means, with respect to any Grantee, as determined by the Committee and unless otherwise provided in an applicable agreement between such Grantee and the Company or an Affiliate, that the Grantee (a) has breached his or her employment or service contract with the Company or an Affiliate in any material respect, (b) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (c) has disclosed trade secrets or confidential information of the Company or an Affiliate to persons not entitled to receive such information, (d) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Company or an Affiliate or (e) has engaged in such other behavior detrimental to the interests of the Company or an Affiliate as the Committee determines. Any determination by the Committee whether an event constituting Cause has occurred will be final, binding and conclusive.

2.9“Change in Control” means, with respect to an Award, unless otherwise provided in the Award Agreement between such Grantee and the Company or an Affiliate, the occurrence, in a single transaction or in a series of related transaction, of any of the following:

(a)Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change in Control shall not be deemed to occur as a result of (i) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (ii) the acquisition of securities of the Company by an investor of the Company in a capital-raising transaction; or

(b)The consummation of (i) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (ii) a sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

The Committee shall have full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto.

2.10“Code” means the Internal Revenue Code of 1986, as amended, as now in effect or as hereafter amended, and any successor thereto. References in the Plan to any Code Section will be deemed to include, as applicable, regulations promulgated under such Code Section.

2.11“Committee” means a committee of, and designated from time to time by resolution of, the Board, which will be constituted as provided in Section 3.1(b) and Section 3.1(c) (or, if no Committee has been so designated, the Board).

2.12“Common Stock” means the common stock of the Company, par value $0.001 per share, or any security that shares of Common Stock may be changed into or for which shares of Common Stock may be exchanged as provided in Section 17.1.

2.13“Company” means Marinus Pharmaceuticals, Inc., a Delaware corporation.

2.14“Deferred Stock Unit” means a Restricted Stock Unit, the terms of which provide for delivery of the underlying shares of Common Stock subsequent to the date of vesting, at a time or times consistent with the requirements of Code Section 409A.

2.15“Determination Date” means the Grant Date or such other date as of which the Fair Market Value of a share of Common Stock is required to be established for purposes of the Plan.

2.16“Disability” means the inability of a Grantee to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment that is potentially permanent in character or that can be expected to last for a continuous period of not less than 12 months; provided that, with respect to rules regarding expiration of an Incentive Stock Option following termination of a Grantee’s Service, Disability will mean the inability of such Grantee to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.17“Dividend Equivalent Right” means a right, granted to a Grantee pursuant to Section 13, to receive cash, Common Stock, other Awards or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of Common Stock.

2.18“Effective Date” means the date the of Company’s stockholders approval of the Plan, the Plan having been adopted by the Board on March 26, 2024.

2.19“Employee” means, as of any date of determination, an employee (including an officer) of the Company or an Affiliate.

2.20“Exchange Act” means the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.21“Fair Market Value” means the fair market value of a share of Common Stock for purposes of the Plan, which will be determined as of any Determination Date as follows:

(a)If on such Determination Date the shares of Common Stock are listed on a Stock Exchange, or is publicly traded on another established securities market (a “Securities Market”), the Fair Market Value of a share of Common Stock will be the closing price of the Common Stock on such Determination Date as reported on such Stock Exchange or such Securities Market (provided that, if there is more than one such Stock Exchange or Securities Market, the Committee will designate the appropriate Stock Exchange or Securities Market for purposes of the Fair Market Value determination). If there is no such reported closing price on such Determination Date, the Fair Market Value of a share of Common Stock will be the closing price of the Common Stock on the immediately preceding day on which any sale of Common Stock will have been reported on such Stock Exchange or such Securities Market.

(b)If on such Determination Date the shares of Common Stock are not listed on a Stock Exchange or publicly traded on a Securities Market, the Fair Market Value of a share of Common Stock will be the value of the Common Stock on such Determination Date as determined by the Committee by the reasonable application of a reasonable valuation method, in a manner consistent with Code Section 409A.

Notwithstanding this Section 2.21 or Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to Section 18.3, the Fair Market Value shall be determined by the Committee in good faith using any reasonable method it deems appropriate, to be applied consistently with respect to Grantees; provided that the Committee shall determine the Fair Market Value of shares of Common Stock for tax withholding obligations due in connection with sales, by or on behalf of a Grantee, of such shares of Common Stock subject to an Award to pay the Option Price, SAR Price, and/or any tax withholding obligation on the same date on which such shares may first be sold pursuant to the terms of the applicable Award Agreement (including broker-assisted cashless exercises of Options and Stock Appreciation Rights, as described in Section 12.3, and sell-to-cover transactions) in any manner consistent with applicable provisions of the Code, including, without limitation, by using the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date) as the Fair Market Value of such shares, so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

2.22“Family Member” means, with respect to any Grantee as of any date of determination, (a) a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of such Grantee, (b) any person sharing such Grantee’s household (other than a tenant or employee), (c) a trust in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the beneficial interest, (d) a foundation in which any one or more of the persons specified in clauses (a) and (b) above (and such Grantee) control the management of assets, and (e) any other entity in which one or more of the persons specified in clauses (a) and (b) above (and such Grantee) own more than 50% of the voting interests.

2.23“Grant Date” means, as determined by the Committee, the latest to occur of (a) the date as of which the Committee approves the Award, (b) the date on which the recipient of an Award first becomes eligible to receive an

Award under Section 6 (e.g., in the case of a new hire, the first date on which such new hire performs any Service), or (c) such subsequent date specified by the Committee in the corporate action approving the Award.

2.24“Grantee” means a person who receives or holds an Award under the Plan.

2.25“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.26“Non-Employee Director” means a director of the Company who is not an Employee.

2.27“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.28“Option” means an option to purchase one or more shares of Common Stock pursuant to the Plan.

2.29“Option Price” means the exercise price for each share of Common Stock subject to an Option.

2.30“Other Agreement” will have the meaning set forth in Section 15.

2.31“Other Equity-Based Award” means an Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, other than an Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Deferred Stock Unit, Unrestricted Stock, a Dividend Equivalent Right or a Performance Share.

2.32“Parachute Payment” will have the meaning set forth in Section 15.1(a).

2.33“Performance-Based Award” means an Award of an Option, a Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or an Other Equity-Based Award made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period specified by the Committee.

2.34“Performance Measures” means measures as specified in Section 14.8 on which the performance goals under Performance-Based Awards are based. “Performance Period” means the period of time during which the performance goals under Performance-Based Awards must be met to determine the degree of payout and/or vesting with respect to any such Performance-Based Awards.

2.35“Performance Shares” means a Performance-Based Award representing a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, made subject to the achievement of performance goals (as provided in Section 14) over a Performance Period of up to ten years.

2.36“Plan” means this Marinus Pharmaceuticals, Inc. 2024 Equity Incentive Plan, as amended from time to time.

2.37“Prior Plan” means the Marinus Pharmaceuticals, Inc. 2014 Equity Incentive Plan, as amended.

2.38“Restricted Period” will have the meaning set forth in Section 10.2.

2.39“Restricted Stock” means shares of Common Stock awarded to a Grantee pursuant to Section 10.

2.40“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock awarded to a Grantee pursuant to Section 10.

2.41“Retirement” means a Grantees’ voluntary termination of Service, other than while grounds for Cause exist, provided the Grantee is (a) at least sixty (60) years of age and (b) has completed at least five (5) years of Service.

2.42“SAR Price” will have the meaning set forth in Section 9.1.

2.43“Securities Act” means the Securities Act of 1933, as amended, as now in effect or as hereafter amended.

2.44“Service” means service qualifying a Grantee as a Service Provider to the Company or an Affiliate. Unless otherwise provided in the applicable Award Agreement, a Grantee’s change in position or duties will not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, any determination by the Committee whether a termination of Service will have occurred for purposes of the Plan will be final, binding and conclusive. If a Service Provider’s employment or other service relationship is with an Affiliate and the applicable entity ceases to be an Affiliate, a termination of Service will be deemed to have occurred when such entity ceases to be an Affiliate unless the Service Provider transfers his or her employment or other service relationship to the Company or any other Affiliate.

2.45“Service Provider” means an Employee, officer or director of the Company or an Affiliate, or any other service provider to the Company or an Affiliate (including a consultant or advisor) who is a natural person, provided such person is currently providing direct services to the Company or an Affiliate.

2.46“Stock Appreciation Right” or “SAR” means a right granted to a Grantee pursuant to Section 9.

2.47“Stock Exchange” means the Nasdaq Stock Market or another established national or regional stock exchange.

2.48“Subsidiary” means any corporation (other than the Company) or non-corporate entity with respect to which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock, membership interests or other ownership interests of any class or kind ordinarily having the power to vote for the directors, managers or other voting members of the governing body of such corporation or non-corporate entity. In addition, any other entity may be designated by the Committee as a Subsidiary, provided that (a) such entity could be considered as a subsidiary according to U.S. generally accepted accounting principles, and (b) in the case of an Award of an Option or a Stock Appreciation Right, such Award would be considered to be granted in respect of “service recipient stock” under Code Section 409A.

2.49“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an Affiliate or with which the Company or an Affiliate has combined or will combine.

2.50“Ten Percent Stockholder” means a natural person who owns more than ten percent of the total combined voting power of all classes of outstanding voting securities of the Company, the Company’s parent (if any) or any of the Company’s Subsidiaries. In determining share ownership, the attribution rules of Code Section 424(d) will be applied.

2.51“Unrestricted Stock” will have the meaning set forth in Section 11.

3.	ADMINISTRATION OF THE PLAN

3.1Committee.

(a)Powers and Authorities.

The Committee will administer the Plan and will have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws. Without limiting the generality of the foregoing, the Committee will have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and will have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Committee deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations will be made by (a) the affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (b) the unanimous consent of the members of the Committee executed in writing in accordance with the Company’s certificate of incorporation and bylaws and Applicable Laws. Unless otherwise expressly determined by the Board, the Committee will have the authority to interpret and construe all provisions of the Plan, any Award and any Award Agreement, and any such interpretation or construction, and any other determination contemplated to be made under the Plan or any Award Agreement, by the Committee will be final, binding and conclusive whether or not expressly provided for in any provision of the Plan, such Award or such Award Agreement.

In the event that the Plan, any Award or any Award Agreement provides for any action to be taken by the Board or any determination to be made by the Board, such action may be taken or such determination may be made by the Committee constituted in accordance with this Section 3.1 if the Board has delegated the power and authority to do so to such Committee.

(b)Composition of Committee.

The Committee will be a committee composed of not fewer than two members of the Board designated by the Board to administer the Plan. During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, each member of the Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an independent director in accordance with the rules of any Stock Exchange on which the Common Stock is listed; provided that any action taken by the Committee will be valid and effective whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 3.1(b) or otherwise provided in any charter of the Committee. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

(c)Other Committees.

The Board also may appoint one or more committees of the Board, each composed of one or more directors of the Company who need not be Non-Employee Directors, which committee may administer the Plan with respect to Grantees who are not “officers” as defined in Rule 16a-1(f) under the Exchange Act or members of the Board, may grant Awards under the Plan to such Grantees, and may determine all terms of such Awards, subject to the requirements of Rule 16b-3 under the Exchange Act and the rules of the Stock Exchange on which the Common Stock is listed.

(d)Delegation by Committee.

To the extent permitted by Applicable Laws, the Committee may by resolution delegate some or all of its authority with respect to the Plan and Awards to the Chief Executive Officer of the Company and/or any other officer of the Company designated by the Committee, provided that the Committee may not delegate its authority hereunder (i) to make Awards to members of the Board, (ii) to make Awards to Employees who are (A) “officers” as defined in Rule 16a-1(f) under the Exchange Act or (B) officers of the Company who are delegated authority by the Committee pursuant to this Section 3.1(d), or (iii) to interpret the Plan or any Award. Any delegation hereunder will be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan will be construed as obligating the Committee to delegate authority to any officer of the Company, and the Committee may at any time rescind the authority delegated to an officer of the Company appointed hereunder and delegate authority to one or more other officers of the Company. At all times, an officer of the Company delegated authority pursuant to this Section 3.1(d) will serve in such capacity at the pleasure of the Committee. Any action undertaken by any such officer of the Company in accordance with the Committee’s delegation of authority will have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the “Committee” will, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to each such officer.

3.2Board.

The Board from time to time may exercise any or all of the powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 and other applicable provisions of the Plan, as the Board will determine, consistent with the Company’s certificate of incorporation and bylaws and Applicable Laws.

3.3Terms of Awards.

(a)Committee Authority.

Subject to the other terms and conditions of the Plan, the Committee will have full and final authority to:

(i)designate Grantees;

(ii)determine the type or types of Awards to be made to a Grantee;

(iii)determine the number of shares of Common Stock to be subject to an Award;

(iv)establish the terms and conditions of each Award (including the Option Price of any Option or the purchase price for Restricted Stock), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Common Stock subject thereto, the treatment of an Award in the event of a Change in Control (subject to applicable agreements), and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options;

(v)prescribe the form of each Award Agreement evidencing an Award; and

(vi)subject to the limitation on repricing in Section 3.4, amend, modify or supplement the terms of any outstanding Award, which authority will include the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make Awards or to modify outstanding Awards made to eligible natural persons who are foreign nationals or are natural persons who are employed outside the United States to reflect differences in local law, tax policy, or custom, provided that, notwithstanding the foregoing, no amendment, modification or supplement of the terms of any outstanding Award will, without the consent of the Grantee thereof, impair such Grantee’s rights under such Award.

(b)Forfeiture; Recoupment.

The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee with respect to an Award thereunder on account of actions taken by, or failed to be taken by, such Grantee in violation or breach of or in conflict with any (i) employment agreement, (ii) non-competition agreement, (iii) agreement prohibiting solicitation of Employees or clients of the Company or an Affiliate, (iv) confidentiality obligation with respect to the Company or an Affiliate, (v) Company policy or procedure, (vi) other agreement, or (vii) any other obligation of such Grantee to the Company or an Affiliate, as and to the extent specified in such Award Agreement. The Committee may annul an outstanding Award if the Grantee is an Employee of the Company or an Affiliate and is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company or such Affiliate and the Grantee, as applicable.

Any Award granted pursuant to the Plan will be subject to mandatory repayment by the Grantee to the Company to the extent the Grantee is, or in the future becomes, subject to (i) any Company “clawback” or recoupment policy that is adopted to comply with the requirements of any Applicable Law, rule or regulation, or otherwise, or (ii) any law, rule or regulation that imposes mandatory recoupment, under circumstances set forth in such law, rule or regulation.

3.4Repricing.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, shares of Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities or similar transaction), the Company may not, without obtaining stockholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or the strike price of such outstanding SARs; (b) cancel outstanding Options or SARs in exchange for or substitution of Options or SARs with an exercise price or strike price, as applicable, that is less than the exercise price or strike price, as applicable, of the original Options or SARs; (c) cancel outstanding Options or SARs with an exercise price or strike price, as applicable, above the current stock price in exchange for cash or other securities; or (d) take any other action that is treated as a repricing under U.S. generally accepted accounting principles.

3.5Deferral Arrangement.

The Committee may permit or require the deferral of any payment pursuant to any Award into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or Dividend Equivalent Rights and, in connection therewith, provisions for converting such credits into Deferred Stock Units and for restricting deferrals to comply with hardship distribution rules affecting tax-qualified retirement plans subject to Code Section 401(k)(2)(B)(IV), provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of Options or SARs. Any such deferrals will be made in a manner that complies with Code Section 409A, including, if applicable, with respect to when a “separation from service” (as defined for purposes of Code Section 409A) occurs.

3.6No Liability.

No member of the Board or the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.7Registration; Share Certificates.

Notwithstanding any provision of the Plan to the contrary, the ownership of the shares of Common Stock issued under the Plan may be evidenced in such a manner as the Committee, in its sole discretion, deems appropriate, including by book-entry or direct registration (including transaction advices) or the issuance of one or more share certificates.

4.	COMMON STOCK SUBJECT TO THE PLAN

4.1Number of Shares of Common Stock Available for Awards.

Subject to such additional shares of Common Stock as will be available for issuance under the Plan pursuant to Section 4.2, and subject to adjustment pursuant to Section 16, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to four million (4,000,000) shares of Common Stock plus any shares of Common Stock that would otherwise have become available for grant under the Prior Plan after the Effective Date as a result of the termination or forfeiture of awards under the Prior Plan. Such shares of Common Stock may be authorized and unissued shares of Common Stock or treasury shares of Common Stock or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the shares of Common Stock available for issuance under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Common Stock available for issuance under the Plan will be available for issuance pursuant to Incentive Stock Options.

4.2Adjustments in Authorized Shares of Common Stock.

In connection with mergers, reorganizations, separations, or other transactions to which Code Section 424(a) applies, the Committee will have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Common Stock available for issuance under the Plan pursuant to Section 4.1 will be increased by the number of shares of Common Stock subject to any such assumed Awards and substitute Awards. Shares available for issuance under a stockholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and will not reduce the number of shares of Common Stock otherwise available for issuance under the Plan, subject to applicable rules of any Stock Exchange on which the shares of Common Stock are listed.

4.3Share Usage.

(a)Shares of Common Stock subject to an Award will be counted as used as of the Grant Date.

(b)Any shares of Common Stock that are subject to Awards, including shares of Common Stock acquired through dividend reinvestment pursuant to Section 10.4, will be counted against the share issuance limit set forth in Section 4.1 as one share of Common Stock for every one share of Common Stock subject to such Award. Any shares of Common Stock that are subject to an Award of a SAR will be counted against the share issuance limit set forth in Section 4.1 as one share of Common Stock for every one share of Common Stock subject to such Award regardless of the number of shares of Common Stock actually issued to settle such SARs upon the exercise thereof. The target number of shares issuable under a Performance Share grant will be counted against the share issuance limit set forth in Section 4.1 as of the Grant Date, but such number will be adjusted to equal the actual number of shares issued upon settlement of the Performance Shares to the extent different from such target number of shares.

(c)Notwithstanding anything to the contrary in Section 4.1, any shares of Common Stock related to Awards under the Plan that thereafter terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares will be available again for issuance under the Plan in the same amount as such shares were counted against the limit set forth in Section 4.1. Shares of Common Stock tendered or withheld or subject to an Award other than an Option or SAR surrendered in connection with the purchase of shares of Common Stock or deducted or delivered from payment of an Award other than an Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 will not be available again for issuance under the Plan.

(d)The number of shares of Common Stock available for issuance under the Plan will not be increased by the number of shares of Common Stock (i) tendered or withheld or subject to an Award surrendered in connection with the purchase of shares of Common Stock upon exercise of an Option as provided in Section 12.2, (ii) deducted or delivered from payment of an Award of an Option or SAR in connection with the Company’s tax withholding obligations as provided in Section 18.3 or (iii) purchased by the Company with proceeds from Option exercises.

4.4Non-Employee Director Limit.

The maximum number of shares of Common Stock that may be granted to any Non-Employee Director pursuant to Awards in any calendar year shall be limited to a number that, combined with any cash fees or other compensation paid to such Non-Employee Director during such calendar year, shall not exceed $750,000 in total value, with the value of any such Non-Employee Director Awards based on the grant date fair value of such Awards for financial reporting purposes; provided, however, that in the calendar year in which a Nonemployee Director first joins the Board, the aggregate limit for services as a member of the Board or a committee of the Board shall not exceed $1,000,000; provided, further, however, that the foregoing limitations shall not apply to the extent that the Non-Employee Director has been or becomes an Employee during the calendar year. For the avoidance of doubt, the limits in this subsection do not apply to compensation to a Non-Employee Director for service to the Company other than service as a member of the Board or a committee of the Board.

5.	EFFECTIVE DATE; TERM; AMENDMENT AND TERMINATION

5.1Effective Date.

The Plan will be effective as of the Effective Date, subject to the approval of the Plan by the Company’s stockholders on such date. Following the Effective Date, no awards shall be made under the Prior Plan. Notwithstanding the foregoing, shares of Common Stock reserved under the Prior Plan to settle awards which are made under the Prior Plan prior to the Effective Date may be issued and delivered following the Effective Date to settle such awards.

5.2Term.

The Plan will terminate automatically ten years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3; provided, that Incentive Stock Options may not be granted under the Plan after the tenth (10th) anniversary of the date of the Board’s adoption of the Plan.

5.3Amendment and Termination.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been made. The effectiveness of any amendment to the Plan will be contingent on approval of such amendment by the Company’s stockholders to the extent provided by the Board or required by Applicable Laws (including the rules of any Stock Exchange on which the shares of Common Stock are then listed), provided that no amendment will be made to the no-repricing provisions of Section 3.4 or the Option pricing provisions of Section 8.1 without the approval of the Company’s stockholders. No amendment, suspension or termination of the Plan will impair rights or obligations under any outstanding Award made under the Plan without the Grantee’s consent.

6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1Eligible Grantees.

Subject to this Section 6, Awards may be made under the Plan to (a) any Service Provider, as the Committee will determine and designate from time to time and (b) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

6.2Stand-Alone, Additional, Tandem and Substitute Awards.

Subject to Section 3.4, Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, (a) any other Award, (b) any award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, or (c) any other right of a Grantee to receive payment from the Company or an Affiliate. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, or for an award granted under another plan of the Company, an Affiliate, or any business entity that has been a party to a transaction with the Company or an Affiliate, the Committee will require the surrender of such other Award or award under such other plan in consideration for the grant of such substitute or exchange Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash payments under other plans of the Company or an Affiliate. Notwithstanding Section 8.1 and Section 9.1, but subject to Section 3.4, the Option Price of an Option or the SAR Price of a SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original Grant Date; provided that such Option Price or SAR Price is determined in accordance with the principles of Code Section 424 for any Incentive Stock Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan will be evidenced by an Award Agreement, which will be in such form or forms as the Committee will from time to time determine. Award Agreements utilized under the Plan from time to time or at the same time need not contain similar provisions, but will be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of an Option will specify whether the Option is intended to be a Nonqualified Stock Option or an Incentive Stock Option, and, in the absence of such specification, the Option will be deemed to constitute Nonqualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS

8.1Option Price.

The Option Price of each Option will be fixed by the Committee and stated in the Award Agreement evidencing such Option. Except in the case of Substitute Awards, the Option Price of each Option will be at least the Fair Market Value of one share of Common Stock on the Grant Date; provided that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option will be not less than 110% of the Fair Market Value of one share of Common Stock on the Grant Date. In no case will the Option Price of any Option be less than the par value of a share of Common Stock.

8.2Vesting.

Subject to Sections 8.3 and 17.3, each Option granted under the Plan will become exercisable at such times and under such conditions as will be determined by the Committee and stated in the Award Agreement, in another agreement with the Grantee or otherwise in writing, provided that, except as otherwise determined by the Committee, no Option will be granted to persons who are entitled to overtime under Applicable Laws, that will vest or be exercisable within a six-month period starting on the Grant Date.

8.3Term.

Each Option granted under the Plan will terminate, and all rights to purchase shares of Common Stock thereunder will cease, upon the expiration of ten years from the Grant Date of such Option, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such Option; provided that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option will not be exercisable after the expiration of five years from its Grant Date; and provided further, that, to the extent deemed necessary or appropriate by the Committee to reflect differences in local law, tax policy, or custom with respect to any Option granted to a Grantee who is a foreign national or is a natural person who is employed outside the United States, such Option may terminate, and all rights to purchase shares of Common Stock thereunder may cease, upon the expiration of such period longer than ten years from the Grant Date of such Option as the Committee will determine. The Company will deduct from the shares of Common Stock deliverable to the Grantee upon such exercise the number of shares of Common Stock necessary to satisfy payment of the Option Price and all withholding obligations.

8.4Termination of Service.

(a)Each Award Agreement with respect to the grant of an Option may set forth the extent to which the Grantee thereof, if at all, will have the right to exercise such Option following termination of such Grantee’s Service. Such provisions will be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(b)Except as otherwise provided in the applicable Award Agreement, following the date of termination of a Grantee’s Service for any reason other than Disability, death, Retirement or termination for Cause, any Option that is otherwise exercisable by the Grantee as of the date of termination of such Grantee’s Service shall terminate unless exercised within ninety (90) days following the date of termination of such Grantee’s Service, but in any event no later than the date of expiration of the Option term. Except as otherwise provided in the applicable Award Agreement, any of the Grantee’s Options that are not otherwise exercisable as of the date of termination of a Grantee’s Service shall terminate as of such date.

(c)Except as otherwise provided in the applicable Award Agreement, in the event of the termination of a Grantee’s Service on account of a termination for Cause, any Option held by the Grantee shall terminate as of the date of termination of the Grantee’s Service. In addition, notwithstanding any other provisions of this Section 8.4, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time during the Grantee’s Service or after the termination of such Grantee’s Service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Option Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(d)Except as otherwise provided in the applicable Award Agreement, in the event of the termination of a Grantee’s Service on account of the Grantee’s Disability, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date of termination of the Grantee’s Service, but in any event no later than the date of expiration of the Option term. Except as otherwise provided in the applicable Award Agreement, any of the Grantee’s Options that are not otherwise exercisable as of the date of the termination of a Grantee’s Service, shall terminate as of such date. In the event that an Incentive Stock Option is exercised more than ninety (90) days after the date of the termination of a Grantee’s Service, the Option shall lose its status as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option.

(e)Except as otherwise provided in the applicable Award Agreement, in the event of the termination of a Grantee’s Service on account of the Grantee’s death, or in the event of the Grantee’s death within ninety (90) days after the date of termination of a Grantee’s Service on account of a termination specified in Section 8.4(b) above, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date of termination of a Grantee’s Service, but in any event no later than the date of expiration of the Option term. Except as otherwise provided in the applicable Award Agreement, any of the Grantee’s Options that are not otherwise exercisable as of the date of termination of a Grantee’s Service shall terminate as of such date.

(f)Except as otherwise provided in the applicable Award Agreement, in the event of the termination of a Grantee’s Service on account of the Grantee’s Retirement, any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date of termination of the Grantee’s Service, but in any event no later than the date of expiration of the Option term. Except as otherwise provided in the applicable Award Agreement, any of the Grantee’s Options that are not otherwise exercisable as of the date of the termination of a Grantee’s Service, shall terminate as of such date. In the event that an Incentive Stock Option is exercised more than ninety (90) days after the date of the termination of a Grantee’s Service, the Option shall lose its status as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option.

8.5Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, after the occurrence of an event referred to in Section 17 that results in the termination of such Option.

8.6Method of Exercise.

Subject to the terms of Section 12 and Section 18.3, an Option that is exercisable may be exercised by the Grantee’s delivery to the Company or its designee or agent a notice of exercise on any business day, at the Company’s principal office or the office of such designee or agent, on the form specified by the Company and in accordance with any additional procedures specified by the Committee. The notice of exercise will specify the number of shares of Common Stock with respect to which such Option is being exercised and will be accompanied by payment in full of the Option Price of the shares of Common Stock for which such Option is being exercised plus the amount (if any) of federal and/or other taxes that the Company may, in its discretion, be required to withhold with respect to the exercise of such Option.

8.7Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, a Grantee or other person holding or exercising an Option will have none of the rights of a stockholder of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Option, to direct the voting of the shares of Common Stock subject to such Option, or to receive notice of any meeting of the Company’s stockholders) until the shares of Common Stock subject thereto are fully paid and issued to such Grantee or other person. Except as provided in Section 17, no adjustment will be made for dividends, distributions or other rights with respect to any shares of Common Stock subject to an Option for which the record date is prior to the date of issuance of such shares of Common Stock.

8.8Delivery of Shares of Common Stock.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price with respect thereto, such Grantee will be entitled to receive such evidence of such Grantee’s ownership of the shares of Common Stock subject to such Option as will be consistent with Section 3.7.

8.9Transferability of Options.

Except as provided in Section 8.10, during the lifetime of a Grantee of an Option, only such Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such Option. Except as provided in Section 8.10, no Option will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of an Option that is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 8.10, any such Option will continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, and the shares of Common Stock acquired pursuant to such Option will be subject to the same restrictions with respect to transfers of such shares of Common Stock as would have applied to the Grantee thereof. Subsequent transfers of transferred Options will be prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The provisions of Section 8.4 relating to termination of Service will continue to be applied with respect to the original Grantee of the Option, following which such Option will be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11Limitations on Incentive Stock Options.

An Option will constitute an Incentive Stock Option only (a) if the Grantee of such Option is an Employee of the Company or any corporate Subsidiary, (b) to the extent specifically provided in the related Award Agreement and (c) to the extent that the aggregate Fair Market Value (determined at the time such Option is granted) of the shares of Common Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. Except to the extent provided in the regulations under Code Section 422, this limitation will be applied by taking Options into account in the order in which they were granted.

8.12Notice of Disqualifying Disposition.

If any Grantee makes any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances provided in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee will notify the Company of such disposition within ten days thereof.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

9.1Right to Payment and Grant Price.

A SAR will confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one share of Common Stock on the date of exercise and (b) the per share strike price of such SAR (the “SAR Price”) as determined by the Committee. The Award Agreement for a SAR will specify the SAR Price, which will be no less than the Fair Market Value of one share of Common Stock on the Grant Date of such SAR. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one share of Common Stock on the Grant Date of such SAR.

9.2Other Terms.

The Committee will determine on the Grant Date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future Service requirements), the time or times at which SARs will cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Common Stock will be delivered or deemed to be delivered to Grantees, whether or not a SAR will be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR.

9.3Term.

Each SAR granted under the Plan will terminate, and all rights thereunder will cease, upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Committee and stated in the Award Agreement relating to such SAR. If on the day preceding the date on which a Grantee’s SAR would otherwise terminate, the Fair Market Value of the shares of Common Stock underlying a Grantee’s SAR is greater than the SAR Price, the Company will, prior to the termination of such SAR and without any action being taken on the part of the Grantee, consider such SAR to have been exercised by the Grantee.

9.4Transferability of SARS.

Except as provided in Section 9.5, during the lifetime of a Grantee of a SAR, only the Grantee (or, in the event of such Grantee’s legal incapacity or incompetency, such Grantee’s guardian or legal representative) may exercise such SAR. Except as provided in Section 9.5, no SAR will be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5Family Transfers.

If authorized in the applicable Award Agreement and by the Committee, in its sole discretion, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a transfer “not for value” is a transfer that is (a) a gift, (b) a transfer under a domestic relations order in settlement of marital property rights or (c) unless Applicable Laws do not permit such transfer, a transfer to an entity in which more than 50% of the voting interests are owned by Family Members (and/or the Grantee) in exchange for an interest in such entity. Following a transfer under this Section 9.5, any such SAR will continue to be subject to the same terms and conditions as were in effect immediately prior to such transfer, and shares of Common Stock acquired pursuant to a SAR will be subject to the same restrictions on transfers of such shares of Common Stock as would have applied to the Grantee or such SAR. Subsequent transfers of transferred SARs will be prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND DEFERRED STOCK UNITS

10.1Grant of Restricted Stock, Restricted Stock Units and Deferred Stock Units.

Awards of Restricted Stock, Restricted Stock Units and Deferred Stock Units may be made for consideration or for no consideration, other than the par value of the shares of Common Stock, which will be deemed paid by past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service to the Company or an Affiliate.

10.2Restrictions.

At the time a grant of Restricted Stock, Restricted Stock Units or Deferred Stock Units is made, the Committee may, in its sole discretion, (a) establish a period of time (a “Restricted Period”) applicable to such Restricted Stock, Restricted Stock Units or Deferred Stock Units and (b) prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the achievement of corporate or individual performance goals, which may be applicable to all or any portion of such Award of Restricted Stock, Restricted Stock Units or Deferred Stock Units as provided in Section 14. Awards of Restricted Stock, Restricted Stock Units and Deferred Stock Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Committee with respect to such Awards.

10.3Registration; Restricted Stock Certificates.

Pursuant to Section 3.7, to the extent that ownership of Restricted Stock is evidenced by a book-entry registration or direct registration (including transaction advices), such registration will be notated to evidence the restrictions imposed on such Award of Restricted Stock under the Plan and the applicable Award Agreement. Subject to Section 3.7 and the immediately following sentence, the Company may issue, in the name of each Grantee to whom Restricted Stock has been granted, share certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date of such Restricted Stock. The Committee may provide in an Award Agreement with respect to an Award of Restricted Stock that either (a) the Secretary of the Company will hold such share certificates for such Grantee’s benefit until such time as such shares of Restricted Stock are forfeited to the Company or the restrictions applicable thereto lapse and such Grantee will deliver a stock power to the Company with respect to each share certificate, or (b) such share certificates will be delivered to such Grantee, provided that such share certificates will bear legends that comply with applicable securities laws and regulations and make appropriate reference to the restrictions imposed on such Award of Restricted Stock under the Plan and such Award Agreement.

10.4Rights of Holders of Restricted Stock.

Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock will have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. The Committee may provide that any dividends paid on Restricted Stock must be reinvested in shares of Common Stock, which shall be subject to the same vesting conditions and restrictions as the vesting conditions and restrictions applicable to such Restricted Stock. Dividends paid on Restricted Stock that vests or is earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Stock are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock will promptly forfeit and repay to the Company such dividend payments, if permissible under Applicable Law. All share distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction will be subject to the vesting conditions and restrictions applicable to such Restricted Stock. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award agreement or by action of the Committee in writing prior to the making of such election. If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Grantee makes the election, the Grantee shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

10.5Rights of Holders of Restricted Stock Units and Deferred Stock Units.

(a)Voting and Dividend Rights.

Holders of Restricted Stock Units and Deferred Stock Units will have no rights as stockholders of the Company (for example, the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Restricted Stock Units and Deferred Stock Units, to direct the voting of the shares of Common Stock subject to such Restricted Stock Units and Deferred Stock Units, or to receive notice of any meeting of the Company’s stockholders). The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units or Deferred Stock Units that the holder of such Restricted Stock Units or Deferred Stock Units will be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Common Stock, a cash payment for each such Restricted Stock Unit or Deferred Stock Unit that is equal to the per-share dividend paid on such shares of Common Stock. Dividends paid on Restricted Stock Units and Deferred Stock Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Stock Units or Deferred Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock Units or Deferred Stock Units will promptly forfeit and repay to the Company such dividend payments, if permissible under Applicable Law. Such Award Agreement also may provide that such cash payment will be deemed reinvested in additional Restricted Stock Units or Deferred Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date on which such cash dividend is paid. Such cash payments paid in connection with Restricted Stock Units or Deferred Stock Units that vest or are earned based upon the achievement of performance goals will not vest unless such performance goals for such Restricted Stock Units or Deferred Stock Units are achieved, and if such performance goals are not achieved, the Grantee of such Restricted Stock Units or Deferred Stock Units will promptly forfeit and repay to the Company such cash payments, if permissible under Applicable Law.

(b)Creditor’s Rights.

A holder of Restricted Stock Units or Deferred Stock Units will have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units and Deferred Stock Units represent unfunded and unsecured obligations of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee or otherwise in writing after such Award Agreement is entered into, but prior to termination of Grantee’s Service, upon the termination of such Grantee’s Service, any Restricted Stock, Restricted Stock Units or Deferred Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of such Restricted Stock, Restricted Stock Units or Deferred Stock Units, the Grantee thereof will have no further rights with respect thereto, including any right to vote such Restricted Stock or any right to receive dividends with respect to such Restricted Stock, Restricted Stock Units or Deferred Stock Units.

10.7Purchase of Restricted Stock and Shares of Common Stock Subject to Restricted Stock Units and Deferred Stock Units.

The Grantee of an Award of Restricted Stock, vested Restricted Stock Units or vested Deferred Stock Units will be required, to the extent required by Applicable Laws, to purchase such Restricted Stock or the shares of Common Stock subject to such vested Restricted Stock Units or Deferred Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the shares of Common Stock represented by such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units or (y) the purchase price, if any, specified in the Award Agreement relating to such Restricted Stock or such vested Restricted Stock Units or Deferred Stock Units. Such purchase price will be payable in a form provided in Section 12 or, in the sole discretion of the Committee, in consideration for Service rendered or to be rendered to the Company or an Affiliate.

10.8Delivery of Shares of Common Stock.

Upon the expiration or termination of any Restricted Period and the satisfaction of any other conditions prescribed by the Committee, including but not limited to any delayed delivery period, the restrictions applicable to Restricted Stock, Restricted Stock Units or Deferred Stock Units settled in shares of Common Stock will lapse, and, unless otherwise provided in the applicable Award Agreement, a book-entry or direct registration (including transaction advices) or a share certificate evidencing ownership of such shares of Common Stock will, consistent with Section 3.7, be issued, free of all such restrictions, to the Grantee thereof or such Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, will have any further rights with regard to a Restricted Stock Unit or Deferred Stock Unit once the shares of Common Stock represented by such Restricted Stock Unit or Deferred Stock Unit have been delivered in accordance with this Section 10.8.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS AND OTHER AWARDS

11.1Unrestricted Stock Awards.

The Committee may, in its sole discretion, grant (or sell at the par value of a share of Common Stock or at such other higher purchase price as will be determined by the Committee) an Award to any Grantee pursuant to which such Grantee may receive shares of Common Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock may be granted or sold to any Grantee as provided in the immediately preceding sentence in respect of past Service or, if so provided in the related Award Agreement or a separate agreement, the promise by the Grantee to perform future Service, to the Company or an Affiliate or other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

11.2Other Awards.

The Committee may, in its sole discretion, grant Awards in the form of Other Equity-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 11.2 may be granted with vesting, value and/or payment contingent upon the achievement of one or more performance goals. The Committee will determine the terms and conditions of Other Equity-Based Awards at the Grant Date or thereafter. Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, upon the termination of a Grantee’s Service, any Other Equity-Based Awards held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, will immediately be deemed forfeited. Upon forfeiture of any Other Equity-Based Award, the Grantee thereof will have no further rights with respect to such Other Equity-Based Award.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1General Rule.

Payment of the Option Price for the shares of Common Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock will be made in cash or in cash equivalents acceptable to the Company.

12.2Surrender of Shares of Common Stock.

To the extent that the applicable Award Agreement so provides, payment of the Option Price for shares of Common Stock purchased pursuant to the exercise of an Option or the purchase price, if any, for Restricted Stock may be made all or in part through the tender or attestation to the Company of shares of Common Stock, which will be valued, for purposes of determining the extent to which such Option Price or purchase price has been paid thereby, at their Fair Market Value on the date of such tender or attestation.

12.3Cashless Exercise.

To the extent permitted by Applicable Laws and to the extent the Award Agreement so provides, payment of the Option Price for shares of Common Stock purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Committee) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Common Stock and to deliver all or part of the proceeds of such sale to the Company in payment of such Option Price and any withholding taxes described in Section 18.3, or, with the consent of the Company, by issuing the number of shares of Common Stock equal in value to the difference between such Option Price and the Fair Market Value of the shares of Common Stock subject to the portion of such Option being exercised.

12.4Other Forms of Payment.

To the extent the Award Agreement so provides and/or unless otherwise specified in an Award Agreement, payment of the Option Price for shares of Common Stock purchased pursuant to exercise of an Option or the purchase price, if any, for Restricted Stock may be made in any other form that is consistent with Applicable Laws, including (a) Service by the Grantee thereof to the Company or an Affiliate and (b) by withholding shares of Common Stock that would otherwise vest or be issuable in an amount equal to the Option Price or purchase price and the required tax withholding amount.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS

13.1Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the Grantee thereof to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Common Stock had been issued to and held by the recipient of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Grantee, provided that no Dividend Equivalent Rights may be granted in connection with, or related to, an Award of an Option or a SAR. The terms and conditions of Dividend Equivalent Rights will be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment will be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right will expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award also may contain terms and conditions that are different from the terms and conditions of such other Award, provided that Dividend Equivalent Rights credited pursuant to a Dividend Equivalent Right granted as a component of another Award will not vest or become payable unless and until the Award to which the Dividend Equivalent Rights correspond becomes vested and settled.

13.2Termination of Service.

Unless the Committee otherwise provides in an Award Agreement, in another agreement with the Grantee, or otherwise in writing after such Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights will automatically terminate upon such Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE-BASED AWARDS

14.1Grant of Performance-Based Awards.

Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance-Based Awards to a Plan participant in such amounts and upon such terms as the Committee will determine.

14.2Value of Performance-Based Awards.

Each grant of a Performance-Based Award will have an actual or target number of shares of Common Stock or initial value that is established by the Committee at the time of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are achieved, will determine the value and/or number of shares of Common Stock subject to a Performance-Based Award that will be paid out to the Grantee thereof.

14.3Earning of Performance-Based Awards.

Subject to the terms of the Plan, in particular Section 14.7, after the applicable Performance Period has ended, the Grantee of Performance-Based Awards will be entitled to receive a payout on the number of shares of Common Stock or cash value earned under the Performance-Based Awards by such Grantee over such Performance Period.

14.4Form and Timing of Payment of Performance-Based Awards.

Payment of earned Performance-Based Awards will be made in the manner described in the applicable Award Agreement as determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance-Based Awards in the form of cash or shares of Common Stock (or a combination thereof) equal to the value of such earned Performance-Based Awards and will pay the Awards that have been earned at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals relating thereto have been achieved; provided that, unless specifically provided in the Award Agreement for such Awards, such payment will occur no later than the 15th day of the third month following the end of the calendar year in which such Performance Period ends. Any shares of Common Stock paid out under such Performance-Based Awards may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Performance-Based Awards will be set forth in the Award Agreement therefor.

14.5Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Performance-Based Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.

14.6Performance Goals Generally.

The performance goals for Performance-Based Awards will consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. The Committee may determine that such Awards will be granted, exercised and/or settled upon achievement of any single performance goal or of two or more performance goals. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.7Payment of Awards; Other Terms.

Payment of Performance-Based Awards will be in cash, shares of Common Stock, or other Awards, including an Award that is subject to additional Service-based vesting, as determined in the sole discretion of the Committee. The Committee may, in its sole discretion, reduce the amount of a payment otherwise to be made in connection with such

Awards. The Committee will specify the circumstances in which such Performance-Based Awards will be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a Performance Period or settlement of such Awards. In the event payment of the Performance-Based Award is made in the form of another Award subject to Service-based vesting, the Committee will specify the circumstances in which the payment Award will be paid or forfeited in the event of a termination of Service.

14.8Performance Measures.

The Committee may establish Performance Measures and the level of achievement versus such Performance Measures that may determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which Performance Measures may include any one or more standards of the performance of the Company, its Subsidiaries or Affiliates, or any portion thereof or individual performance factors as the Committee shall determine, in its sole discretion. Performance under any Performance Measures (a) may be used to measure the performance of (i) the Company and its Subsidiaries and other Affiliates as a whole, (ii) the Company, any Subsidiary, and/or any other Affiliate or any combination thereof, or (iii) any one or more business units of the Company, any Subsidiary, and/or any other Affiliate, as the Committee, in its sole discretion, deems appropriate and (b) may be compared to the performance of one or more other companies or one or more published or special indices designated or approved by the Committee for such comparison, as the Committee, in its sole discretion, deems appropriate. The Committee also will have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of performance goals pursuant to the Performance Measures.

14.9Evaluation of Performance.

The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs; (b) litigation or claims, judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring events or programs; (e) extraordinary, non-core, non-operating or non-recurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

15.	PARACHUTE LIMITATIONS

15.1General

If any Grantee is a “disqualified individual,” as defined in Code Section 280G(c), then, notwithstanding any other provision of the Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by such Grantee with the Company or an Affiliate, except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), any right of the Grantee to any exercise, vesting, payment, or benefit under the Plan will be reduced or eliminated:

(a)to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under the Plan, all Other Agreements, and all Benefit Arrangements, would cause any exercise, vesting, payment, or benefit to the Grantee under the Plan to be considered a “parachute payment” within the meaning of Code Section 280G(b)(2) as then in effect (a “Parachute Payment”); and

(b)if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment.

The Company will accomplish such reduction by first reducing or eliminating any cash payments (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of Performance-Based Awards, then by reducing or eliminating any accelerated vesting of Options or SARs, then by reducing or eliminating any accelerated vesting of Restricted Stock, Restricted Stock Units or Deferred Stock Units, then by reducing or eliminating any other remaining Parachute Payments.

16.	REQUIREMENTS OF LAW

16.1General.

The Company will not be required to offer, sell or issue any shares of Common Stock under any Award, whether pursuant to the exercise of an Option or SAR or otherwise, if the offer, sale or issuance of such shares of Common Stock would constitute a violation by the Grantee, the Company or an Affiliate, or any other person, of any provision of Applicable Laws, including any federal or state securities laws or regulations. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of any shares of Common Stock subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the offering, issuance, sale or purchase of shares of Common Stock in connection with any Award, no shares of Common Stock may be offered, issued or sold to the Grantee or any other person under such Award, whether pursuant to the exercise of an Option or SAR or otherwise, unless such listing, registration or qualification will have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby will in no way affect the date of termination of such Award. Without limiting the generality of the foregoing, upon the exercise of any Option or any SAR that may be settled in shares of Common Stock or the delivery of any shares of Common Stock underlying an Award, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock subject to such Award, the Company will not be required to offer, sell or issue such shares of Common Stock unless the Committee will have received evidence satisfactory to it that the Grantee or any other person exercising such Option or SAR or accepting delivery of such shares may acquire such shares of Common Stock pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Committee will be final, binding, and conclusive. The Company may register, but will in no event be obligated to register, any shares of Common Stock Or other securities issuable pursuant to the Plan pursuant to the Securities Act. The Company will not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Common Stock or other securities issuable pursuant to the Plan or any Award to comply with any Applicable Laws. As to any jurisdiction that expressly imposes the requirement that an Option or SAR that may be settled in shares of Common Stock will not be exercisable until the shares of Common Stock subject to such Option or SAR are registered under the securities laws thereof or are exempt from such registration, the exercise of such Option or SAR under circumstances in which the laws of such jurisdiction apply will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intention of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder that would otherwise be subject to Section 16(b) of the Exchange Act will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Committee does not comply with the requirements of such Rule 16b-3, such provision or action will be deemed inoperative with respect to such Awards to the extent permitted by Applicable Laws and deemed advisable by the Committee, and will not affect the validity of the Plan. In the event that such Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify the Plan in any respect necessary or advisable in its judgment to satisfy the requirements of, or to permit the Company to avail itself of the benefits of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION

17.1Changes in Common Stock.

If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of equity shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of shares, stock dividend or other distribution payable in equity shares, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of equity shares for which grants of Options and other Awards may be made under the Plan will be adjusted proportionately and accordingly by the Committee. In addition, the number and kind of equity shares for which Awards are outstanding will be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Grantee therein immediately following such event will, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs will not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but will include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. The conversion of any convertible securities of the Company will not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee constituted pursuant to Section 3.1(b) will, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of Common Stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding SARs as required to reflect such distribution.

17.2Reorganization in Which the Company Is the Surviving Entity That Does not Constitute a Change in Control.

Subject to Section 17.3, if the Company will be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Change in Control, any Option or SAR theretofore granted pursuant to the Plan will pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter will be the same as the aggregate Option Price or SAR Price of the shares of Common Stock remaining subject to the Option or SAR as in effect immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement or in another agreement with the Grantee, or otherwise set forth in writing, any restrictions applicable to such Award will apply as well to any replacement shares received by the Grantee as a result of such reorganization, merger or consolidation. In the event of any reorganization, merger or consolidation of the Company referred to in this Section 17.2, Performance-Based Awards will be adjusted (including any adjustment to the Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Common Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such reorganization, merger or consolidation.

17.3Change in Control in which Awards are not Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are not being assumed or continued, the following provisions will apply to such Award, to the extent not assumed or continued:

(a)in each case with the exception of Performance-Based Awards, all outstanding shares of Restricted Stock will be deemed to have vested, all Restricted Stock Units and Deferred Stock Units will be deemed to have vested and the shares of Common Stock subject thereto will be delivered, and all Dividend Equivalent Rights will be deemed to have vested and the shares of Common Stock subject thereto will be delivered, immediately prior to the occurrence of such Change in Control, and either of the following two actions will be taken:

(i)15 days prior to the scheduled consummation of such Change in Control, all Options and SARs outstanding hereunder will vest and become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon such consummation; or

(ii)the Committee may elect, in its sole discretion, to cancel any outstanding Awards of Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units and/or Dividend Equivalent Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock, Restricted Stock Units, Deferred Stock Units and Dividend Equivalent Rights (for shares of Common Stock subject thereto), equal to the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the product of the number of shares of Common Stock subject to such Options or SARs (the “Award Shares”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Common Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Shares.

(b)Performance-Based Awards shall become earned and vested based on the greater of (i) the target level of performance or (ii) actual performance measured as of a date reasonably proximal to the date of consummation of the Change in Control, as determined by the Committee, in its sole discretion. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the Awards will be treated as though the target level of performance has been achieved. After application of this Section 17.3(b), if any Awards arise from application of this Section 17, such Awards will be settled under the applicable provision of Section 17.3(a).

(c)Other Equity-Based Awards will be governed by the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during the 15-day period referred to above will be conditioned upon the consummation of the applicable Change in Control and will be effective only immediately before the consummation thereof, and (b) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs will terminate. The Committee will send notice of an event that will result in such a termination to all natural persons and entities who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders.

17.4Change in Control in which Awards are Assumed.

Except as otherwise provided in the applicable Award Agreement or in another agreement with the Grantee, or as otherwise set forth in writing, upon the occurrence of a Change in Control in which outstanding Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights or Other Equity-Based Awards are being assumed or continued, the following provisions will apply to such Award, to the extent assumed or continued:

The Plan and the Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards granted under the Plan will continue in the manner and under the terms so provided in the event of any Change in Control to the extent that provision is made in writing in connection with such Change in Control for the assumption or continuation of such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards, or for the substitution for such Options, SARs, Restricted Stock, Restricted Stock Units, Deferred Stock Units, Dividend Equivalent Rights and Other Equity-Based Awards of new common share options, share appreciation rights, restricted share, common restricted share units, common deferred share units, dividend equivalent rights and other equity-based awards relating to the equity of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common shares) and option and share appreciation rights exercise prices. Without limiting the generality of the foregoing, all incomplete Performance Periods in respect of each Performance-Based Award shall end on the date of the Change in Control and the performance goals applicable to such Award shall be deemed satisfied at either (a) the target level of performance or (b) the actual level of performance measured as of a date reasonably proximal to the date of consummation of the Change in Control, as determined by the Committee, in its sole discretion, in each case, whichever approach results in the greater number of Performance-Based Awards becoming earned. For purposes of the preceding sentence, if, based on the discretion of the Committee, actual performance is not determinable, the performance goals applicable to such Award shall be deemed satisfied at the target level of performance. Each such Performance-Based Award shall thereafter become a time-based Award and shall otherwise vest in accordance with the applicable Award Agreement. In the event an Award is assumed, continued or substituted upon the consummation of any Change in Control and the employment of such Grantee with the Company or an Affiliate is terminated without Cause within 12 months following the consummation of such Change in Control, such Award will be fully vested and may be exercised in full, to the extent applicable, beginning on the date of such termination and for the one-year period immediately following such termination or for such longer period as the Committee will determine.

17.5Adjustments

Adjustments under this Section 17 related to shares of Common Stock or other securities of the Company will be made by the Committee, whose determination in that respect will be final, binding and conclusive. No fractional shares or other securities will be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment will be eliminated in each case by rounding downward to the nearest whole share. The Committee may provide in the applicable Award Agreement at the time of grant, in another agreement with the Grantee, or otherwise in writing at any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those provided in Sections 17.1, 17.2, 17.3 and 17.4. This Section 17 will not limit the Committee’s ability to provide for alternative treatment of Awards outstanding under the Plan in the event of a change in control event involving the Company that is not a Change in Control.

17.6No Limitations on Company.

The making of Awards pursuant to the Plan will not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets (including all or any part of the business or assets of any Subsidiary or other Affiliate) or engage in any other transaction or activity.

18.	GENERAL PROVISIONS

18.1Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement will be construed to confer upon any individual the right to remain in the employ or Service of the Company or an Affiliate, or to interfere in any way with any contractual or other right or authority of the Company an Affiliate either to increase or decrease the compensation or other payments to any natural person or entity at any time, or to terminate any employment or other relationship between any natural person or entity and the Company or an Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, in another agreement with the Grantee, or otherwise in writing, no Award granted under the Plan will be affected by any change of duties or position of the Grantee thereof, so long as such Grantee continues to provide Service. The obligation of the Company to pay any benefits pursuant to the Plan will be interpreted as a contractual obligation to pay only those amounts provided herein, in the manner and under the conditions prescribed herein. The Plan and Awards will in no way be interpreted to require the Company to transfer any amounts to a third-party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval will be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable.

18.3Withholding Taxes.

The Company or an Affiliate, as the case may be, will have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Common Stock upon the exercise of an Option or pursuant to any other Award. At the time of such vesting, lapse, or exercise, the Grantee will pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation; provided that if there is a same-day sale of shares of Common Stock subject to an Award, the Grantee will pay such withholding obligation on the day on which such same-day sale is completed. Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or an Affiliate to withhold shares of Common Stock otherwise issuable to the Grantee or (b) by delivering to the Company or an Affiliate shares of Common Stock already owned by the Grantee. The shares of Common Stock so withheld or delivered will have an aggregate Fair Market Value equal to such withholding obligation. The Fair Market Value of the shares of Common Stock used to satisfy such withholding obligation will be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy such Grantee’s withholding obligation only with shares of Common Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Common Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, or lapse of restrictions applicable to any Award or payment of shares of Common Stock pursuant to such Award, as applicable, may not exceed such number of shares of Common Stock having a Fair Market Value equal to the maximum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions, or payment of shares of Common Stock. Notwithstanding Section 2.21 or this Section 18.3, for purposes of determining taxable income and the amount of the related tax withholding obligation pursuant to this Section 18.3, for any shares of Common Stock subject to an Award that are sold by or on behalf of a Grantee on the same date on which such shares may first be sold pursuant to the terms of the related Award Agreement, the Fair Market Value of such shares will be the sale price of such shares on such date (or if sales of such shares are effectuated at more than one sale price, the weighted average sale price of such shares on such date), so long as such Grantee has provided the Company, or its designee or agent, with advance written notice of such sale.

18.4Captions.

The use of captions in the Plan or any Award Agreement is for convenience of reference only and will not affect the meaning of any provision of the Plan or such Award Agreement.

18.5Construction.

Unless the context otherwise requires, all references in the Plan to “including” will mean “including without limitation.”

18.6Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

18.7Number and Gender.

With respect to words used in the Plan, the singular form will include the plural form and the masculine gender will include the feminine gender, as the context requires.

18.8Severability.

If any provision of the Plan or any Award Agreement will be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof will be severable and enforceable in accordance with their terms, and all provisions will remain enforceable in any other jurisdiction.

18.9Governing Law.

The validity and construction of the Plan and the instruments evidencing the Awards hereunder will be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.10Code Section 409A.

The Plan is intended to comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan will be interpreted and administered to be in compliance with Code Section 409A. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A will not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six-month period immediately following the Grantee’s termination of “separation from service” (as defined for purposes of Code Section 409A) will instead be paid on the first payroll date after the six-month anniversary of the Grantee’s separation from service (or the Grantee’s death, if earlier).

Furthermore, notwithstanding anything to the contrary in the Plan, in the case of an Award that is characterized as deferred compensation under Code Section 409A, and pursuant to which settlement and delivery of the cash or shares of Common Stock subject to the Award is triggered based on a Change in Control, in no event will a Change in Control be deemed to have occurred for purposes of such settlement and delivery of cash or shares of Common Stock if the transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). If an Award characterized as deferred compensation under Code Section 409A is not settled and delivered on account of the provision of the preceding sentence, the settlement and delivery will occur on the next succeeding settlement and delivery triggering event that is a permissible triggering event under Code Section 409A. No provision of this paragraph will in any way affect the determination of a Change in Control for purposes of vesting in an Award that is characterized as deferred compensation under Code Section 409A.

Notwithstanding the foregoing, neither the Company, any Affiliate nor the Committee will have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Grantee under Section 409A of the Code and neither the Company, any Affiliate nor the Committee will have any liability to any Grantee for such tax or penalty.

* * *

To record adoption of the Plan by the Board as of March 26, 2024, the Company has caused its authorized officer to execute the Plan.

MARINUS PHARMACEUTICALS, INC.

By: /s/ Martha E. Manning
Title: Martha E. Manning, Esq.
Senior Vice President, General Counsel and Corporate Secretary

* * *

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V39396-P07203 ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. 3. Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in the proxy statement. 4. Approval of the Marinus Pharmaceuticals, Inc. 2024 Equity Incentive Plan. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. 01) Elan Ezickson 02) Charles Austin 03) Marvin H. Johnson, Jr. 1. Election of three Class I Directors, each to serve until the Company's 2027 Annual Meeting of Stockholders or until such person's successor is duly elected and qualified: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR ALL" THE FOLLOWING NOMINEES. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE FOLLOWING PROPOSALS: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. MARINUS PHARMACEUTICALS, INC. ! ! ! ! ! ! ! ! ! MARINUS PHARMACEUTICALS, INC. 5 RADNOR CORPORATE CENTER, SUITE 500 100 MATSONFORD RD RADNOR, PA 19087 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/MRNS2024 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

V39397-P07203 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. MARINUS PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 22, 2024 9:30 a.m. Eastern Daylight Time This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Scott Braunstein and Martha Manning as proxies for the undersigned, each with full power to act alone and to appoint a substitute, to represent and vote as designated on the reverse side of this proxy, all the shares of Common Stock of Marinus Pharmaceuticals, Inc. held of record by the undersigned on April 1, 2024, at the Annual Meeting of Stockholders to be held via the Internet at www.virtualshareholdermeeting.com/MRNS2024, on May 22, 2024 at 9:30 a.m., Eastern Daylight Time, and any adjournment or postponement thereof. Please sign, date and return the proxy in the envelope enclosed. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. If no such direction is made, this proxy will be voted “FOR ALL” on Proposal No. 1 and “FOR” on Proposal Nos. 2, 3 and 4. Continued and to be signed on the reverse side